Exhibit 2.1

EXECUTION VERSION

SEPARATION AND DISTRIBUTION AGREEMENT

AMONG

B/E AEROSPACE, INC.,

AND

KLX INC.

Dated as of December 15, 2014

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Section 12.14	Waiver of Jury Trial	53
Section 12.15	Survival of Covenants	54
Section 12.16	Counterparts	54

SCHEDULES

Schedule 1.01(a)	B/E Assets
Schedule 1.01(b)	B/E Group
Schedule 1.01(c)	B/E Liabilities
Schedule 1.01(d)	B/E Litigation Matters
Schedule 1.01(e)	Continuing Arrangements
Schedule 1.01(f)	Intercompany Balances
Schedule 1.01(g)	KLX Assets
Schedule 1.01(h)	KLX Group
Schedule 1.01(i)	KLX Liabilities
Schedule 1.01(j)	KLX Litigation Matters
Schedule 1.01(k)	KLX Transaction Costs
Schedule 2.01(a)	Internal Separation
Schedule 2.01(c)	Shared Contracts
Schedule 2.08(a)	KLX Guarantees and Obligations
Schedule 2.08(d)	B/E Guarantees and Obligations
Schedule 8.10(c)(i)	B/E Claims
Schedule 8.10(c)(ii)	KLX Claims
Schedule 8.10(c)(iii)	Joint B/E and KLX Claims

EXHIBITS

Exhibit 1.01(a)	Form of Employee Matters Agreement
Exhibit 1.01(b)	Form of IT Services Agreement
Exhibit 1.01(c)	Form of Tax Sharing and Indemnification Agreement
Exhibit 1.01(d)	Form of Transition Services Agreement

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SEPARATION AND DISTRIBUTION AGREEMENT

SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of December 15, 2014, by and between B/E AEROSPACE, INC., a corporation organized under the laws of the State of Delaware (“B/E”), and KLX INC., a newly formed corporation organized under the laws of the State of Delaware (“KLX”) and directly wholly-owned by B/E. Each of B/E and KLX is sometimes referred to herein as a “Party” and together, as the “Parties”.

WHEREAS, B/E, directly and through its various Subsidiaries, is engaged in the Manufacturing Business and the CMS Business;

WHEREAS, the board of directors of B/E (the “Board”) has determined that it is in the best interests of B/E and its shareholders to separate B/E into two separate, publicly traded companies, which shall operate the Manufacturing Business and the CMS Business, respectively;

WHEREAS, in furtherance of the foregoing, the Board has determined that it is in the best interests of B/E to separate the Manufacturing Business from the CMS Business and that such separation is being carried out for valid and exigent corporate business purposes;

WHEREAS, in order to effect such separation, except as otherwise provided herein or in any Ancillary Agreement, B/E and certain of its Subsidiaries will participate in a series of transactions in the manner provided in this Agreement and the Ancillary Agreements whereby (i) B/E and/or one or more other members of the B/E Group will, collectively, retain or acquire beneficial ownership of all of the B/E Assets and Assume all of the B/E Liabilities and (ii) KLX and/or one or more other members of the KLX Group will, collectively, retain or acquire beneficial ownership of all of the KLX Assets and Assume all of the KLX Liabilities, as more fully described in this Agreement (such transactions (to the extent described on Schedule 2.01(a)), collectively, the “Internal Separation”);

WHEREAS, following the initial steps of the Internal Separation, B/E will transfer the CMS Business to KLX (the “Contribution”) in exchange for (i) additional KLX Common Stock and (ii) the Cash Proceeds (as such terms are defined below);

WHEREAS, in connection with the Contribution and the Distribution, B/E will repay certain indebtedness owed by B/E under B/E’s existing bonds in part with proceeds received in connection with the Contribution from KLX and borrowed by KLX through a bond offering (the “Debt Repayment”);

WHEREAS, following the Internal Separation and the Contribution, B/E currently intends that, on the Distribution Date, B/E will distribute to the holders of issued and outstanding B/E Shares on a pro rata basis (in each case without consideration being paid by such shareholders), through a spin-off, all of the outstanding shares of common stock, par value $0.01 per share, of KLX (the “KLX Common Stock”), as more fully described in this Agreement and the Ancillary Agreements (the “Distribution”);

WHEREAS, (i) the Parties intend that the Contribution and the Distribution qualify as a reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”) in which no gain or loss is recognized by B/E, and (ii) this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code with each of B/E and KLX as a party to the reorganization;

WHEREAS, the Distribution is intended to qualify for non-recognition of gain or loss to holders of B/E Shares under Section 355 of the Code;

WHEREAS, the Debt Repayment is intended to qualify as a transfer under Section 361(b) of the Code such that no gain is recognized upon the receipt of the Cash Proceeds by B/E in connection with the Contribution; and

WHEREAS, the Parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Separation Transaction and to set forth certain other agreements that will govern certain matters relating to the relationship of B/E, KLX and their respective Subsidiaries following the Distribution;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, B/E and KLX hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01                             Certain Defined Terms. For purposes of this Agreement:

“Action” means any demand, action, claim, counterclaim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation, of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise), in each case, by or before any Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise.

“Agent” means the distribution agent to be appointed by B/E to distribute to the Record Holders, pursuant to the Distribution, the shares of KLX Common Stock held by B/E.

“Ancillary Agreements” means the Transfer Documents, the Transition Services Agreement, the IT Services Agreement, the Tax Sharing Agreement and the Employee Matters Agreement.

“Assets” means, with respect to any Person, all assets, properties, claims and rights (including goodwill), wherever located (including in the possession of vendors or other Persons or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, or accrued or contingent, in each case, whether or not recorded or reflected or required to be recorded or reflected on the Records or financial statements of such Person, including the following:

(i)                                     all accounting and other legal and business books, records, ledgers and files, whether printed, electronic or written;

(ii)                                  all apparatuses, computers and other electronic data processing and communications equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, vessels, motor vehicles, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

(iii)                               all inventories of products, goods, materials, parts, raw materials, components, packaging, ingredients and supplies, in each case, whether finished or in process;

(iv)                              all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(v)                                 (A) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, (B) all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, (C) all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person, and (D) all other investments in securities of any Person, and all rights as a partner, joint venturer or participant;

(vi)                              all Contracts, including leases of personal property, open purchase orders for raw materials, packaging, ingredients, supplies, parts or services, unfilled orders for the manufacture and sale of products and other Contracts or commitments and all rights arising thereunder;

(vii)                           all deposits, letters of credit and performance and surety bonds;

(viii)                        all written (including in electronic form) technical information, data, specifications, research and development information, engineering drawings and specifications, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

(ix)                              all Intellectual Property;

(x)                                 all Software;

(xi)                              all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product data and literature, artwork, design, development and business process files and data, vendor and customer drawings, specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(xii)                           all prepaid expenses, trade accounts and other accounts and notes receivables;

(xiii)                        all claims, rights or benefits against any Person arising from the ownership of any Asset or pursuant to any Action, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent, whether in tort, contract or otherwise and whether arising by counterclaim or otherwise;

(xiv)                       all rights under insurance Policies and all rights in the nature of insurance, indemnification or contribution;

(xv)                          all licenses, permits, approvals and authorizations which have been issued by any Governmental Entity and all pending applications therefor;

(xvi)                       all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements, whether denominated in U.S. dollars or otherwise;

(xvii)                    all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar Contracts or arrangements; and

(xviii)                 all goodwill as a going concern and other intangible properties.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York.

“B/E Assets” means:

(i)                                     the ownership interests in those Persons that are included in the definition of the B/E Group and all of the Assets owned or held by such Persons (other than any Assets that constitute KLX Assets);

(ii)                                  all B/E Contracts and any rights or claims arising thereunder;

(iii)                               any rights or claims or contingent rights or claims primarily relating to or arising from the Manufacturing Business;

(iv)                              any and all Assets reflected on the B/E Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for B/E or any member of the B/E Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet; provided, however, that to the extent any Assets or Liabilities are Transferred by KLX or any member of the KLX Group to B/E or any member of the B/E Group or vice versa in connection with the Internal Separation and on or prior to the Distribution Date, such Assets and/or Liabilities shall be deemed to be included or excluded from the B/E Balance Sheet, as the case may be;

(v)                                 subject to ARTICLE IX, any rights of any member of the B/E Group under any Policies, including any rights thereunder arising after the Distribution Date in respect of any Policies that are occurrence policies;

(vi)                              all B/E Claims and, to the extent relating to the Manufacturing Business, Joint B/E and KLX Claims; and

(vii)                           the Assets set forth in Schedule 1.01(a) and any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which have been or are to be Transferred to B/E or any other member of the B/E Group.

Notwithstanding the foregoing, the B/E Assets shall not include any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the KLX Group.

“B/E Balance Sheet” means the condensed consolidated balance sheet of the B/E Group, as of September 30, 2014, including the notes thereto, as filed with the SEC in B/E’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2014.

“B/E Contracts” means the following Contracts to which B/E or any of its Affiliates is a party as of the date hereof or by which it or any of its Affiliates as of the date hereof or any of their respective Assets is bound:

(i)                                     any Contract that relates primarily to the Manufacturing Business; and

(ii)                                  any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.01(c)) or any of the Ancillary Agreements to be assigned to any member of the B/E Group.

“B/E Disclosure Sections” means all information set forth in or omitted from the Form 10 or Information Statement to the extent relating to (a) the B/E Group, (b) the B/E Liabilities, (c) the B/E Assets or (d) the substantive disclosure set forth in the Form 10 relating to the Board’s consideration of the Separation Transaction and the Distribution, including the section entitled “The Spin-Off—Reasons for the Spin-Off”.

“B/E Group” means B/E, each Person that will be a Subsidiary of B/E immediately following the Distribution, including the entities set forth on Schedule 1.01(b), and each Person that becomes a Subsidiary of B/E after the Distribution, including in each case any Person that is merged or consolidated with and into B/E or any Subsidiary of B/E.

“B/E Indemnitees” means each member of the B/E Group and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, other than the KLX Indemnitees.

“B/E Liabilities” means:

(i)                                     any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (other than Taxes as provided for in the Tax Sharing Agreement) (or the Schedules hereto or thereto, including Schedule 1.01(c)) as Liabilities to be Assumed by any member of the B/E Group, and all obligations and Liabilities expressly Assumed by any member of the B/E Group under this Agreement or any of the Ancillary Agreements (other than the Tax Sharing Agreement);

(ii)                                  any and all Liabilities to the extent relating to, arising out of or resulting from:

(A)                               the operation or conduct of the Manufacturing Business prior to, on or after the Effective Time (including any such Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representative (whether or not such act or failure to act is or was within such Person’s authority) with respect to the Manufacturing Business);

(B)                               the operation or conduct of any business conducted by any member of the B/E Group at any time after the Effective Time (including any such Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representative (whether or not such act or failure to act is or was within such Person’s authority) with respect to the Manufacturing Business);

(C)                               any B/E Assets, whether arising before, on or after the Effective Time;

(D)                               any terminated or divested Person, business or operation formerly and primarily owned or managed by or associated with B/E or any Manufacturing Business;

(E)                                any indebtedness (including debt securities and asset-backed debt) of any member of the B/E Group or indebtedness (regardless of the issuer of such indebtedness) exclusively relating to the Manufacturing Business or any indebtedness (regardless of the issuer of such indebtedness) secured exclusively by any of the B/E Assets (including any Liabilities relating to, arising out of or resulting from a claim by a holder of any such indebtedness, in its capacity as such); and

(F)                                 any B/E Litigation Matter, any Future B/E Litigation Matter and, to the extent relating to the Manufacturing Business, any Future Joint Litigation Matter; and

(iii)                               all Liabilities reflected as liabilities or obligations on the B/E Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or Assumed after the date of such balance sheet which, had they arisen or been Assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet or such records if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the B/E Balance Sheet.

Notwithstanding anything to the contrary herein, the B/E Liabilities shall not include any KLX Liabilities.

“B/E Litigation Matters” means the Actions set forth in Schedule 1.01(d) and any other Actions primarily related to the B/E Assets or B/E Liabilities commenced on or before the Distribution Date.

“B/E Senior Unsecured Notes” means (i) the 5.25% Senior Unsecured Notes due 2022 issued by B/E and (ii) the 6.875% Senior Unsecured Notes due 2020 issued by B/E.

“B/E Shares” means the shares of common stock, par value $0.01 per share, of B/E.

“Cash Proceeds” means the cash proceeds received by B/E from KLX as partial consideration for the Contribution.

“CMS Business” means the business of the distribution of aerospace fasteners and consumables and the provision of logistics and technical services, in each case to the airline, aerospace and energy services industries.

“Confidential Information” means confidential or proprietary Information concerning a Party and/or any other member of such Party’s Group which, prior to or following the Effective Time, has been disclosed by a Party or any other member of such Party’s Group to another Party or any other member of such Party’s Group, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other Party or any other member of such Party’s Group, including pursuant to the provisions of Section 8.01, 8.02 or 8.03 or any other provision of this Agreement (except to the extent that such Information can be shown to have been (i) in the public domain through no fault of such Party or any other member of such Party’s Group or (ii) lawfully acquired from other sources by such Party or any other member of such Party’s Group to which it was furnished; provided, however, in the case of clause (ii) that, to the knowledge of the Party or other member of such Party’s Group to which such Information was furnished, such sources did not provide such Information in breach of any confidentiality obligations).

“Consents” means any consents, waivers or approvals from, or notification requirements to, any Person other than a Governmental Entity, in each case, in connection with the transactions contemplated hereby.

“Continuing Arrangements” means those arrangements set forth in Schedule 1.01(e) and such other commercial arrangements between the Parties that are intended to survive and continue following the Effective Time.

“Contract” means any agreement, contract, obligation, covenant, license, indenture, instrument, lease, arrangement, commitment or undertaking (whether written or oral and whether express or implied).

“Disclosure Documents” means any registration statement or other document (including the Form 10) filed with the SEC by or on behalf of any Party or any of its controlled Affiliates in connection with the transactions contemplated hereby, and also includes any information statement, prospectus, offering memorandum, offering circular (including any franchise offering circular or any similar disclosure statement), or similar disclosure document, whether or not filed with the SEC or any other Governmental Entity related to the transactions contemplated hereby, which offers for sale or registers the transfer or distribution of any security of such Party or any of its controlled Affiliates.

“Distribution Date” means the date on which the Distribution occurs.

“Distribution Record Date” means the close of business on the date to be determined by the Board as the record date for determining the B/E Shares in respect of which shares of KLX Common Stock will be distributed pursuant to the Distribution.

“Effective Time” means 11:59 p.m., Eastern time, on the Distribution Date.

“Employee Matters Agreement” means the Employee Matters Agreement between B/E and KLX, substantially in the form of attached hereto as Exhibit 1.01(a).

“Employment Contract” means any written Contract between a Party or any member of its Group and a current or former employee of any such Party or member of its Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Existing B/E Indebtedness” means all of the outstanding indebtedness of B/E owed to third-party lenders as of the Distribution Date represented by the B/E Senior Unsecured Notes.

“Final Determination” shall have the meaning set forth in the Tax Sharing Agreement.

“Form 10” means the registration statement on Form 10 filed by KLX with the SEC to effect the registration of KLX Common Stock pursuant to the Exchange Act in connection with the Distribution, as such registration statement may be amended or supplemented from time to time.

“Governmental Approvals” means any notice or report to be submitted to, or other filing to be made with, or any consent, registration, approval, permit or authorization to be obtained from, any Governmental Entity, in each case in connection with the transactions contemplated hereby.

“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, department, board, bureau, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Group” means the B/E Group or the KLX Group, as the context may require.

“Indemnifiable Loss” means any and all damages, losses, Liabilities, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all Actions, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding special, consequential, indirect and punitive damages (other than special, consequential, indirect and/or punitive damages awarded to any third party against an indemnified party) and excluding Taxes.

“Information” means all information, whether or not patentable, copyrightable or protectable as a trade secret, in written, oral, electronic, visual or other tangible or intangible form, stored in any medium now known or yet created, including studies, reports, Records, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), communications and materials otherwise related to or made or prepared in connection with or in preparation for any legal proceeding, and other technical, financial, employee or business information or data, documents, correspondence, materials and files.

“Information Statement” means the Information Statement attached as an exhibit to the Form 10 to be sent to the holders of B/E Shares in connection with the Distribution, as such Information Statement may be amended from time to time.

“Insurance Proceeds” means those monies (i) received by an insured (or its successor-in-interest) from an insurance carrier; (ii) paid by an insurance carrier on behalf of an insured (or its successor-in-interest); or (iii) received (including by way of set-off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability, in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments), net of any deductibles, retentions, or costs or expenses incurred in the collection thereof.

“Intellectual Property” means (i) patents and patent applications; (ii) Trademarks; (iii) copyrights and design rights, including registrations and applications for registration thereof; (iv) database rights; and (v) confidential and proprietary information, including trade secrets and know-how.

“Intercompany Balances” means all current ordinary course of business intercompany accounts receivable, accounts payable and corporate cross-charges balances (including amounts arising under any Continuing Arrangement), as of the date hereof, between any member of the KLX Group, on the one hand, and any member of the B/E Group, on the other hand, excluding those loans, interest accrued thereon and any other balances set forth in Schedule 1.01(f).

“IT Services Agreement” means the IT Services Agreement between B/E and KLX, substantially in the form attached hereto as Exhibit 1.01(b).

“KLX Assets” means:

(i)                                     the ownership interests in those Persons that are included in the definition of the KLX Group and all of the Assets owned or held by such Persons;

(ii)                                  all KLX Contracts and any rights or claims arising thereunder;

(iii)                               any rights or claims or contingent rights or claims primarily relating to or arising from the CMS Business;

(iv)                              any and all Assets reflected on the KLX Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for KLX or any member of the KLX Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet; provided that to the extent any Assets or Liabilities are Transferred by B/E or any member of the B/E Group to KLX or any member of the KLX Group or vice versa in connection with the Internal Separation and on or prior to the Distribution Date, such Assets and/or Liabilities shall be deemed to be included or excluded from the KLX Balance Sheet, as the case may be;

(v)                                 subject to ARTICLE IX, any rights of any member of the KLX Group under any Policies, including any rights thereunder arising after the Distribution Date in respect of any Policies that are occurrence policies;

(vi)                              all KLX Claims and, to the extent relating to the CMS Business, Joint B/E and KLX Claims; and

(vii)                           the Assets set forth in Schedule 1.01(g) and any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which have been or are to be Transferred to KLX or any other member of the KLX Group.

Notwithstanding the foregoing, the KLX Assets shall not include any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the B/E Group.

“KLX Balance Sheet” means the condensed combined balance sheets of the KLX Group, including the notes thereto, as of September 30, 2014, as included in the Information Statement filed with the SEC.

“KLX Contracts” means the following Contracts to which any member of the B/E Group or any member of the KLX Group is a party or by which any member of the B/E Group or any member of the KLX Group or any of their respective Assets is bound:

(i)                                     any Contract that relates primarily to the CMS Business; and

(ii)                                  any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.01(c)) or any of the Ancillary Agreements to be assigned to any member of the KLX Group.

“KLX Group” means KLX, each Person that will be a Subsidiary of KLX immediately prior to the Distribution, including the entities set forth on Schedule 1.01(h), and each Person that becomes a Subsidiary of KLX after the Distribution, including in each case any Person that is merged or consolidated with and into KLX or any Subsidiary of KLX.

“KLX Indemnitees” means each member of the KLX Group and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, other than the B/E Indemnitees.

“KLX Intellectual Property” means the all Intellectual Property owned by a member of the KLX Group and all Intellectual Property that a member of the KLX Group is licensed to use pursuant to a license from any other Person.

“KLX Liabilities” means:

(i)                                     any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (other than Taxes as provided for in the Tax Sharing Agreement) (or the Schedules hereto or thereto, including Schedule 1.01(i)) as Liabilities to be Assumed by any member of the KLX Group, and all obligations and Liabilities expressly Assumed by any member of the KLX Group under this Agreement or any of the Ancillary Agreements (other than the Tax Sharing Agreement);

(ii)                                  any and all Liabilities to the extent relating to, arising out of or resulting from:

(A)                               the operation or conduct of the CMS Business prior to, on or after the Effective Time (including any such Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representative (whether or not such act or failure to act is or was within such Person’s authority) with respect to the CMS Business);

(B)                               the operation or conduct of any business conducted by any member of the KLX Group at any time after the Effective Time (including any such Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representative (whether or not such act or failure to act is or was within such Person’s authority) with respect to the CMS Business);

(C)                               any KLX Assets, whether arising before, on or after the Effective Time;

(D)                               any terminated or divested Subsidiary or other Person (other than any individual), business or operation formerly and primarily owned or managed by or associated with KLX or any CMS Business;

(E)                                any indebtedness (including debt securities and asset-backed debt) of any member of the KLX Group or indebtedness (regardless of the issuer of such indebtedness) exclusively relating to the CMS Business or any indebtedness (regardless of the issuer of such indebtedness) secured exclusively by any of the KLX Assets (including any Liabilities relating to, arising out of or resulting from a claim by a holder of any such indebtedness, in its capacity as such); and

(F)                                 any KLX Litigation Matter, Future KLX Litigation Matter and, to the extent relating to the CMS Business, any Future Joint Litigation Matter;

(iii)                               all Liabilities to the extent relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in, or incorporated by reference into, the Form 10 and any other documents filed with the SEC in connection with the transactions contemplated hereby, other than with respect to the B/E Disclosure Sections; and

(iv)                              all Liabilities reflected as liabilities or obligations on the KLX Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or Assumed after the date of such balance sheet which, had they arisen or been Assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet or such records if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the KLX Balance Sheet.

Notwithstanding anything to the contrary herein, the KLX Liabilities shall not include any B/E Liabilities.

“KLX Litigation Matters” means the Actions set forth in Schedule 1.01(j) and any other Actions primarily related to the KLX Assets or KLX Liabilities commenced on or before the Distribution Date.

“KLX Names and Marks” means, collectively, any Trademark included in the KLX Intellectual Property and/or KLX Assets, any variation or acronym thereof, or any Trademark or other identifier of source or goodwill containing, incorporating or associated with any such Trademark.

“KLX Transaction Costs” means the categories of out-of-pocket transaction costs and expenses incurred by B/E, KLX or any member of their respective Groups in connection with the transactions contemplated hereby set forth in Schedule 1.01(k).

“Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, government approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Entity, whether now or hereinafter in effect and, in each case, as amended.

“Liabilities” means any and all claims, debts, demands, actions, causes of action, suits, damages, obligations, accruals, accounts payable, reckonings, bonds, indemnities and similar obligations, agreements, promises, guarantees, make-whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any Law, Action, threatened or contemplated Action or any award of any arbitrator or mediator of any kind, and those arising under any Contract (other than the Tax Sharing Agreement), including those arising under this Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the Records or financial statements of any Person. For the avoidance of doubt, Liabilities shall include attorneys’ fees, the costs and expenses of all assessments, judgments, settlements and compromises, and any and all other costs and expenses whatsoever reasonably incurred in connection with anything contemplated by the preceding sentence (including costs and expenses incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions).

“Manufacturing Business” means the aircraft cabin interior equipment design, development, manufacturing, certification and direct sales business.

“NASDAQ” means the registered national securities exchange operated by The NASDAQ Stock Market LLC.

“Person” means any natural person, firm, individual, corporation, trust, joint venture, association, company, limited liability company, general or limited partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.

“Policies” means insurance policies and insurance Contracts of any kind (other than life and benefits policies or Contracts), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers’ compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

“Pre-Separation Claims-Based Insurance Claim” means any claim made against the KLX Group or the B/E Group and reported to the applicable insurer(s) on or prior to the Distribution Date in respect of a wrongful act or omission occurring on or prior to the Distribution Date that results in a Liability under a “claims-made-based” insurance policy of the B/E Group in effect on or prior to the Distribution Date or any extended reporting period thereof.

“Pre-Separation Insurance Claim” means a (i) Pre-Separation Claims-Based Insurance Claim or (ii) Action (whether made prior to, on or following the Distribution Date) in respect of a Liability occurring on or prior to the Distribution Date under an “occurrence-based” insurance policy of any member of the B/E Group in effect on or prior to the Distribution Date.

“Records” means any Contracts, documents, books, records or files.

“Representatives” means, with respect to any Person, the employees, officers, directors, agents, representatives, advisors, independent contractors and consultants of such Person.

“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding (i) restrictions on transfer under securities Laws and (ii) licenses of Intellectual Property.

“Separation Transaction” means the Internal Separation and the Contribution.

“Software” means all computer programs, applications and code (including source code and object code), and all media and documentation (including user manuals and training materials) relating to or embodying any of the foregoing or on which any of the foregoing are recorded.

“Subsidiary” means, with respect to any Person, (i) a corporation, 50% or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns 50% or more of the equity economic interest thereof or has the power to elect or direct the election of 50% or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

“Tax” shall have the meaning set forth in the Tax Sharing Agreement.

“Tax Return” shall have the meaning set forth in the Tax Sharing Agreement.

“Tax Sharing Agreement” means the Tax Sharing and Indemnification Agreement between B/E and KLX, substantially in the form attached hereto as Exhibit 1.01(c).

“Trademarks” means trademarks, service marks, trade names, trade dress and Internet domain names, and registrations and applications for registration thereof, together with the goodwill associated therewith.

“Transaction Costs” means all out-of-pocket costs and expenses incurred by B/E, KLX or any member of their respective Groups in connection with the transactions contemplated hereby, other than the KLX Transaction Costs.

“Transfer Documents” means, collectively, the various Contracts and other documents heretofore entered into and to be entered into to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement, which may include one or more contribution agreements, which shall be, as applicable, in such form or forms as the applicable parties thereto agree.

“Transition Services Agreement” means the Transition Services Agreement between B/E and KLX, substantially in the form attached hereto as Exhibit 1.01(d).

The following terms have the meanings set forth in the Sections below:

Definition	Location

“Agreement”	Preamble
“Agreement Disputes”	10.01
“Assume”, “Assumed” or “Assumption”	2.02
“Audited Party”	5.02(c)
“B/E”	Preamble
“B/E Claims”	8.10(c)
“B/E Names and Marks”	6.01(a)
“Board”	Recitals
“Code”	Recitals
“Contribution”	Recitals
“Corporate Name”	6.01(b)
“Debt Repayment”	Recitals
“Distribution”	Recitals
“Escalation Notice”	10.02(a)
“Existing Stock”	6.01(d)
“Future B/E Litigation Matter”	8.10(b)(i)
“Future Joint Litigation Matters”	8.10(b)(iii)
“Future KLX Litigation Matter”	8.10(b)(ii)
“Indemnifying Party”	7.04(b)
“Indemnitee”	7.04(b)
“Indemnity Payment”	7.06(a)
“Internal Control Audit and Management Assessments”	5.02(b)
“Internal Separation”	Recitals
“Joint B/E and KLX Claims”	8.10(c)
“KLX”	Preamble
“KLX Claims”	8.10(c)
“KLX Common Stock”	Recitals
“Memorabilia”	6.03
“Other Party’s Auditors”	5.02(b)

“Party”	Preamble
“Record Holders”	4.01(b)
“Shared Contract”	2.01(c)(i)
“Third Party Claim”	7.04(b)
“Transfer” or “Transferred”	2.01(a)(i)

Section 1.02                             Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                                 when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)                                 the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)                                  whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)                                 the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)                                  all terms defined in this Agreement have the defined meanings when used in any Ancillary Agreement, or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)                                   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(g)                                  references to a Person are also to its successors and permitted assigns.

ARTICLE II

ASSET TRANSFERS; ASSUMPTION OF LIABILITIES; CONTRIBUTION

Section 2.01                             Transfer of Assets.

(a)                                 On or prior to the Effective Time and to the extent not already completed:

(i)                                     B/E shall, on behalf of itself and the other members of the B/E Group, as applicable, transfer, contribute, assign and convey or cause to be transferred, contributed, assigned and conveyed (“Transfer”) to KLX or another member of the KLX Group all of its and its Subsidiaries’ right, title and interest, if any and to the extent of such right, title and interest, in and to the KLX Assets owned or held by a member of the B/E Group immediately prior to the Distribution, including taking the actions necessary to consummate the transactions set forth in Schedule 2.01(a); and

(ii)                                  B/E and KLX shall, on behalf of itself and the other members of the KLX Group, as applicable, Transfer (or cause to be Transferred) to B/E or another member of the B/E Group all of KLX’s and KLX’s Subsidiaries’ right, title and interest, if any and to the extent of such right, title and interest, in and to the B/E Assets owned or held by a member of the KLX Group immediately prior to the Distribution, including taking the actions necessary to consummate the transactions set forth in Schedule 2.01(a).

(b)                                 Unless otherwise agreed to by the Parties, each of B/E and KLX shall be entitled to designate the Subsidiary or other Person within such Party’s respective Group to which any Assets are to be Transferred pursuant to this Section 2.01 or Section 2.04.

(c)                                  Without limiting the generality of the obligations set forth in Section 2.01(a) and 2.01(b):

(i)                                     Unless the Parties otherwise agree or the benefits of any Contract described in this Section 2.01(c) are expressly conveyed to the applicable Party pursuant to an Ancillary Agreement, to the extent any Contract is (1) a B/E Asset but inures in part to the benefit or burden of any member of the KLX Group or (2) a KLX Asset but inures in part to the benefit or burden of any member of the B/E Group, including those contracts listed in Schedule 2.01(c) (each, a “Shared Contract”), such Shared Contract shall be assigned in part to the applicable member(s) of the applicable Group, if so assignable, or appropriately amended prior to, on or after the Effective Time, so that each Party or the members of their respective Groups shall be entitled to the rights and benefits, and shall Assume the related portion of any Liabilities, inuring to their respective businesses; provided, however, that (x) in no event shall any member of any Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract (including any Policy) which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled) and (y) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended or if such assignment or amendment would impair the benefit the Parties thereto derive from such Shared Contract, the Parties shall, and shall cause each of their respective Subsidiaries to, take such other reasonable and permissible actions to cause a member of the KLX Group or the B/E Group, as the case may be, to receive the benefit of that portion of each Shared Contract that relates to the CMS Business or the Manufacturing Business (to the extent so related) as if such Shared Contract had been assigned to (or amended to allow) a member of the applicable Group pursuant to this Section 2.01 and to bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement) as if such Liabilities had been Assumed by a member of the applicable Group pursuant to this Section 2.01.

(ii)                                  Each of B/E and KLX shall, and shall cause the respective members of its Group to, (A) treat for all Tax purposes the portion of each Shared Contract inuring to its respective businesses as Assets owned by, and/or Liabilities of, as applicable, such Party not later than the Effective Time and (B) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (in the case of clauses (A) and (B), unless required by Tax Law or any other Law or the good faith resolution of a contest or other proceeding relating to Taxes), in which case the Group holding the Shared Contract will be indemnified by the other Group for any Taxes of the holding Group attributable to the Asset or Liability arising after the Effective Time).

(iii)                               Nothing in this Section 2.01(c) shall require any member of any Group to make any payment (except to the extent advanced, Assumed or agreed in advance to be reimbursed by any member of the other Group), incur any obligation or grant any concession for the benefit of any member of any other Group in order to effect any transaction contemplated by this Section 2.01(c), in each case, other than an incidental payment, obligation or concession.

(d)                                 The Parties agree to use their commercially reasonable efforts to ensure that the Transfer of the KLX Assets to KLX constitutes a transfer in a transaction which does not attract value-added tax (VAT) or similar taxes (a business as a going concern or similar exemption) for the purposes of the relevant legal provisions in each of the territories in which taxable supplies arise.

Section 2.02             Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Effective Time, (a) B/E shall, or shall cause a member of the B/E Group to, accept, assume (or, as applicable, retain) and timely perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the B/E Liabilities and (b) KLX shall, or shall cause a member of the KLX Group to, Assume all the KLX Liabilities, in each case, regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts upon which they are based occurred prior to, on or subsequent to the Effective Time, (iii) where or against whom such Liabilities are asserted or determined and (iv) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the B/E Group or the KLX Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates.

Section 2.03               Intercompany Balances.

(a)                                 All of the Intercompany Balances shall be settled by means of cash payments either prior to or after the Effective Time in the ordinary course of business.

(b)                                 All balances set forth on Schedule 1.01(f) shall be repaid, settled or otherwise eliminated at or prior to the Effective Time, by means of cash payments, a dividend, capital contribution, a combination of the foregoing or otherwise, as determined by B/E.

(c)                                  As between the Parties (and the other members of their respective Groups), all payments and reimbursements received after the Effective Time by any Party (whether received directly or indirectly through another member of such Party’s Group) that relate to a business, Asset or Liability of the other Party (or other member of its Group) shall be held by such Party in trust for the use and benefit of the Party entitled, directly or indirectly, thereto (at the expense of the Party so entitled) and, promptly upon receipt by such Party of any such payment or reimbursement, such Party shall pay or shall cause the applicable member of its Group to pay over to the applicable Party (or, at the direction, in writing, of the applicable Party, to another member of such Party’s Group) the amount of such payment or reimbursement without right of set-off, net of any costs, including Tax costs, to the Party making such payment.

Section 2.04                             Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.

(a)                                 In the event that it is discovered after the Distribution that there was an omission of (i) the Transfer by KLX (or other member of the KLX Group) or the Assumption by B/E (or other member of the B/E Group) of any B/E Asset or B/E Liability, as the case may be, (ii) the Transfer by B/E (or other member of the B/E Group) or the Assumption by KLX (or other member of the KLX Group) of any KLX Asset or KLX Liability, as the case may be, or (iii) the Transfer by one Party (or any other member of its Group) to, or the Assumption by, the other Party (or any other member of its Group) of any Asset or Liability, as the case may be, that, had the Parties given specific consideration to such Asset or Liability prior to the Distribution, would have otherwise been so Transferred or Assumed, as the case may be, pursuant to this Agreement or the Ancillary Agreements, the Parties shall use commercially reasonable efforts to promptly effect such Transfer or Assumption of such Asset or Liability. Any Transfer or Assumption made pursuant to this Section 2.04(a) shall be treated by the Parties for all purposes as if it had occurred immediately prior to the Distribution, except as otherwise required by applicable Law.

(b)                                 In the event that it is discovered after the Distribution that there was (i) a Transfer by KLX (or other member of the KLX Group) or the Assumption by B/E (or other member of the B/E Group) of any KLX Asset or KLX Liability, as the case may be, or (ii) a Transfer by B/E (or other member of the B/E Group) or the Assumption by KLX (or other member of the KLX Group) of any B/E Asset or B/E Liability, as the case may be, the Parties shall use commercially reasonable efforts to promptly Transfer such Asset back to the Party (or other member of such Party’s Group) which made such erroneous Transfer or to rescind any Assumption of such Liability, as the case may be. Any Transfer made or Assumption rescinded pursuant to this Section 2.04(b) shall be treated by the Parties for all purposes as if such Asset or Liability had never been originally Transferred or Assumed, as the case may be, except as otherwise required by applicable Law.

(c)                                  To the extent that any Transfers contemplated by this Agreement (other than any Transfer contemplated by Section 2.01(c)) shall not have been consummated on or prior to the Effective Time, the Parties shall cooperate to effect such Transfers as promptly as practicable following the Effective Time. Nothing herein shall be deemed to require the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation of Law cannot be Transferred; provided, however, that the Parties and their respective Subsidiaries shall cooperate and use commercially reasonable efforts following the Distribution Date to seek to obtain any necessary Consents or Governmental Approvals for the Transfer of all Assets and the Assumption of all Liabilities contemplated to be Transferred and Assumed pursuant to this Agreement.

(d)                                 In the event that any such Transfer of Assets or Assumption of Liabilities has not been consummated, from and after the Effective Time (i) to the extent permitted by applicable Law, the Party whose Group retains such Asset shall thereafter hold, or cause the applicable member of its Group to hold, such Asset (at no net Tax cost to such Party or such member) for the use and benefit of the member of the other Group entitled thereto (at the expense of the member entitled thereto) to the extent related to such other Party’s business and (ii) to the extent permitted by applicable Law, the Party whose Group was intended to Assume such Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the member of the other Group retaining such Liability (at no net Tax cost to such retaining member) for all amounts paid or incurred in connection with the retention of such Liability to the extent related to such other Party’s business. In addition, the Party whose Group retains such Asset or Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Asset or Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Party to whose Group such Asset is to be Transferred or by the Party whose Group will Assume such Liability in order to place such Party, insofar as reasonably possible, in the same position as if such Asset or Liability had been Transferred or Assumed at the Effective Time and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Effective Time to the member or members of the B/E Group or the KLX Group entitled to the receipt of such Asset or required to Assume such Liability. In furtherance of the foregoing, the Parties agree that, as of the Effective Time, each Party shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have Assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to Assume pursuant to the terms of this Agreement.

(e)                                  If and when the Consents, Governmental Approvals and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability contemplated by Section 2.04(c), are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of this Agreement and/or the applicable Ancillary Agreement.

(f)                                   The Person retaining any Asset or Liability due to any deferral of the Transfer of such Asset or any deferral of the Assumption of such contemplated by this Agreement or any Ancillary Agreement shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, Assumed, or agreed in advance to be reimbursed by the Person entitled to such Asset or the Person intended to be subject to such Liability and at no net Tax cost to such retaining Person, other than reasonable attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset or the Person intended to be subject to such Liability.

(g)                                  Each of B/E and KLX shall, and shall cause the members of its respective Group to, (i) treat for all Tax purposes (A) the deferred Assets as Assets having been Transferred to and owned by the Party entitled to such Assets not later than the Effective Time and (B) the deferred Liabilities as Liabilities having been Assumed and owed by the Person intended to be subject to such Liabilities not later than the Effective Time and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (in the case of clauses (i) and (ii), unless required by a Tax Law or any other Law or good faith resolution of a contest or proceeding relating to Taxes).

Section 2.05                  Transfer Documents. In connection with, and in furtherance of, the Transfer of Assets and the acceptance and Assumption of Liabilities contemplated by this Agreement, to the extent necessary, the Parties shall execute or cause to be executed, on or prior to the Effective Time, the Transfer Documents reasonably necessary to evidence the valid and effective Assumption by the applicable Party or the other members of its Group of the B/E Liabilities or KLX Liabilities, as applicable, and the valid Transfer to the applicable Party or other member of such Party’s Group of all right, title and interest in and to the B/E Assets or the KLX Assets, as applicable, to be Transferred hereunder.

Section 2.06                  Further Assurances.

(a)                                 In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, including Section 2.04, each of the Parties shall cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) commercially reasonable efforts, on and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)                                 Without limiting the foregoing, on and after the Effective Time, each Party shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party from and after the Effective Time, to execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of Transfer, and to make all filings with, and to obtain all Consents and/or Governmental Approvals, any permit, license, Contract, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the other transactions contemplated hereby and thereby.

Section 2.07                  Contribution. On the terms and subject to the conditions set forth in this Agreement (including this ARTICLE II), prior to the Distribution, B/E shall effect the Contribution. In consideration for the Contribution, KLX shall (a) issue to B/E 52,199,730 shares of KLX Common Stock and (b) pay to B/E the Cash Proceeds.

Section 2.08                  Replacement of Guarantors and Obligors.

(a)                                 KLX shall (with the reasonable cooperation of B/E) use its commercially reasonable efforts to have any member of the B/E Group removed as guarantor of or obligor for any KLX Liability, including in respect of those guarantees and obligations set forth in Schedule 2.08(a), to the extent that they relate to KLX Liabilities.

(b)                                 On or prior to the Effective Time, to the extent required to obtain a release from a guaranty or obligation for any KLX Liability of any member of the B/E Group, the Parties shall cause a member of the KLX Group, as applicable, to either (i) execute a guaranty agreement in the form of the existing guaranty or such other form as is agreed to by the relevant parties to such guaranty agreement or (ii) execute an amendment to the agreement giving rise to such obligation in such form as is necessary to obtain such release, except to the extent that such existing guaranty or amendment contains representations, covenants or other terms or provisions either (1) with which KLX (or another member of the KLX Group, as applicable) would be reasonably unable to comply or (2) which would be reasonably expected to be breached.

(c)                                  If KLX is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 2.08(a) and Section 2.08(b), KLX shall, and shall cause the relevant KLX Group beneficiary and the other members of the KLX Group to, indemnify and hold harmless the B/E Group guarantor or obligor for any Liabilities arising from or relating thereto (in accordance with the provisions of ARTICLE VII) and shall or shall cause one of its Affiliates, as agent or subcontractor for such guarantor or obligor, to timely pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder.

(d)                                 B/E shall (with the reasonable cooperation of KLX) use its commercially reasonable efforts to have any member of the KLX Group removed as guarantor of or obligor for any B/E Liability, including in respect of the guarantees or obligations set forth in Schedule 2.08(d), to the extent that they relate to B/E Liabilities.

(e)                                  On or prior to the Effective Time, to the extent required to obtain a release from a guaranty or obligation for any B/E Liability of any member of the KLX Group, B/E shall cause a member of the B/E Group, as applicable, to either (i) execute a guaranty agreement in the form of the existing guaranty or such other form as is agreed to by the relevant parties to such guaranty agreement or (ii) execute an amendment to the agreement giving rise to such obligation in such form as is necessary to obtain such release, except to the extent that such guaranty or amendment contains representations, covenants or other terms or provisions either (1) with which B/E (or another member of the B/E Group, as applicable) would be reasonably unable to comply or (2) which would be reasonably expected to be breached.

(f)                                   If B/E is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 2.08(d) and Section 2.08(e), B/E shall, and shall cause the relevant B/E Group beneficiary and the other members of the B/E Group to, indemnify and hold harmless the KLX Group guarantor or obligor for any Liabilities arising from or relating thereto (in accordance with the provisions of ARTICLE VII) and shall or shall cause one of its Affiliates, as agent or subcontractor for such guarantor or obligor, to timely pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder.

Section 2.09                  Disclaimer of Representations and Warranties. EACH OF B/E (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE B/E GROUP) AND KLX (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE KLX GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT OR IN ANY CONTINUING ARRANGEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT, ANY CONTINUING

ARRANGEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS, ANY CONTINUING ARRANGEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES, INFORMATION OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY (OR OTHER MEMBER OF SUCH PARTY’S GROUP), OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SET-OFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY (OR OTHER MEMBER OF SUCH PARTY’S GROUP), OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT OR CONTINUING ARRANGEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS”, “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE), AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTION

Section 3.01                  Certificate of Incorporation; Bylaws. On or prior to the Distribution Date, all necessary actions shall be taken to adopt the form of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed by KLX with the SEC as exhibits to the Form 10.

Section 3.02                  Directors. On or prior to the Distribution Date, B/E shall take all necessary actions to cause the board of directors of KLX to consist of the individuals identified in the Information Statement as directors of KLX; provided, however, that to the extent required by any Law or requirement of NASDAQ or any other national securities exchange, as applicable, one independent director shall be appointed by the existing board of directors of KLX and begin his or her term prior to the Distribution and shall serve on KLX’s audit committee, compensation committee and nominating and corporate governance committee.

Section 3.03                  Resignations. On or prior to the Distribution Date, (i) B/E shall cause all its employees and any employees of any member of the B/E Group (excluding any employees of any member of the KLX Group and except for Amin J. Khoury) to resign, effective as of no later than the Distribution Date, from all positions as officers or directors of any member of the KLX Group in which they serve and (ii) KLX shall cause all its employees and any employees of any member of the KLX Group (excluding Amin J. Khoury) to resign, effective as of the Distribution Date, from all positions as officers or directors of any members of the B/E Group.

Section 3.04                  Ancillary Agreements. On or prior to the Distribution Date, each of B/E and KLX shall enter into, and/or (where applicable) shall cause a member or members of their respective Group to enter into, the Ancillary Agreements and any other Contracts in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

ARTICLE IV

THE DISTRIBUTION

Section 4.01                  The Distribution.

(a)                                 KLX shall cooperate with B/E to accomplish the Distribution and shall, at the direction of B/E, promptly take any and all actions necessary or desirable to effect the Distribution. B/E shall select any investment bank or manager in connection with the Distribution, as well as any financial printer, distribution agent and financial, legal, accounting and other advisors for KLX. B/E or KLX, as the case may be, will provide, or cause the applicable member of its Group to provide, to the Agent all share certificates and any documentation or information required in order to complete the Distribution.

(b)                                 Subject to the terms and conditions set forth in this Agreement, (i) after completion of the transactions set forth in Schedule 2.01(a) and the Contribution and on or prior to the Distribution Date, for the benefit of and distribution to the holders of issued and outstanding B/E Shares (other than shares of restricted stock issued pursuant to B/E equity plans) as of the Distribution Record Date (“Record Holders”), B/E will deliver to the Agent all of the issued and outstanding shares of KLX Common Stock then owned by B/E and book-entry authorizations for such shares and (ii) on the Distribution Date, B/E shall instruct the Agent to distribute, by means of a pro rata dividend, to each Record Holder (or such Record Holder’s bank or brokerage firm on such Record Holder’s behalf) electronically, by direct registration in book-entry form, the number of shares of KLX Common Stock to which such Record Holder is entitled based on a distribution ratio to be determined by B/E in its sole discretion. The Distribution shall be effective at the Effective Time. On or as soon as practicable after the Distribution Date, the Agent will mail to each Record Holder an account statement indicating the number of shares of KLX Common Stock that have been registered in book-entry form in the name of such Record Holder.

Section 4.02                  Fractional Shares. Shareholders holding a number of shares of B/E Shares, on the Distribution Record Date, which would entitle such shareholders to receive less than one whole share of KLX Common Stock in the Distribution will receive cash in lieu of fractional shares. Fractional shares of KLX Common Stock will not be distributed in the Distribution nor credited to book-entry accounts. The Agent shall, as soon as practicable after the Distribution Date, (a) determine the number of whole shares and fractional shares of KLX Common Stock allocable to each Record Holder, (b) aggregate (as completely as possible) all such fractional shares into whole shares and sell the whole shares obtained thereby in open market transactions, in each case, at then-prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests and (c) distribute to each such holder, or for the benefit of each beneficial owner, such holder’s or owner’s ratable share of the net proceeds of such sale, based upon the average gross selling price per share of KLX Common Stock after making appropriate deductions for any amount required to be withheld under applicable Tax Law and less any brokers’ charges, commissions or transfer Taxes. KLX shall bear the cost of brokerage fees incurred in connection with these sales of fractional shares, which sales shall occur as soon after the applicable Distribution Date as practicable and as determined by the Agent. None of B/E, KLX or the Agent will guarantee any minimum sale price for the fractional shares of KLX Common Stock. Neither B/E nor KLX will pay any interest on the proceeds from the sale of fractional shares. The Agent will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the Agent nor the broker-dealers through which the aggregated fractional shares are sold will be Affiliates of B/E or KLX.

Section 4.03                  Actions in Connection with the Distribution.

(a)                                 KLX shall file such amendments and supplements to the Form 10 as B/E may reasonably request and such amendments as may be necessary in order to cause the same to become and remain effective as required by Law, including filing such amendments and supplements to the Form 10 as may be required by the SEC or applicable securities Laws. A member of the B/E Group, on behalf of KLX, shall mail to the Record Holders, at such time prior to the Distribution Date as B/E shall determine, the Information Statement included in the Form 10, as well as any other information concerning KLX, its business, operations and management, the transactions contemplated hereby and such other matters as B/E shall reasonably determine are necessary and as may be required by Law.

(b)                                 KLX shall cooperate with B/E in preparing, filing with the SEC and causing to become effective a registration statement or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Promptly after receiving a request from B/E, to the extent requested, KLX shall prepare and, in accordance with applicable Law, file with the SEC any such documentation that B/E determines is necessary or desirable to effectuate the Distribution, and B/E and KLX shall each use commercially reasonable efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

(c)                                  KLX and B/E shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the states or other political subdivisions of the United States or of other foreign jurisdictions in connection with the Distribution.

(d)                                 KLX shall prepare and file, and shall use commercially reasonable efforts to have approved and made effective prior to the Distribution, an application for the listing of the KLX Common Stock to be distributed in the Distribution on NASDAQ, subject to official notice of issuance.

Section 4.04                  Distribution Date. The consummation of the transactions provided for in this ARTICLE IV shall only be effected after the Distribution has been declared by the Board and after all of the conditions set forth in Section 4.05 shall have been satisfied or waived by B/E. Notwithstanding the foregoing, at any time prior to the Distribution, B/E, in its sole and absolute discretion, may determine not to consummate the Distribution or may change the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution.

Section 4.05                  Conditions to Distribution. Subject to Section 4.04, the consummation of the Distribution shall be subject to the satisfaction or waiver of the following conditions which satisfaction or waiver shall be determined by B/E in its sole discretion and which conditions are for the sole benefit of the B/E Group and shall not give rise to or create any duty on the part of B/E or the Board to waive or not waive any such condition:

(a)                                 The Board, in its sole and absolute discretion, shall have authorized and approved the transactions contemplated hereby (including the transactions set forth in Schedule 2.01(a)) and not withdrawn such authorization and approval, shall be satisfied that the Distribution will be made out of surplus in accordance with Section 170 of the General Corporation Law of the State of Delaware and shall have declared the dividend of KLX Common Stock to B/E shareholders;

(b)                                 Each Ancillary Agreement shall have been executed by each party thereto;

(c)                                  The Form 10 shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Form 10 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

(d)                                 The KLX Common Stock to be delivered in the Distribution shall have been approved for listing on NASDAQ or another national securities exchange approved by B/E, subject to official notice of issuance;

(e)                                  The Internal Separation and the Contribution shall have been completed, including (i) the Transfer and Assumption of Assets and Liabilities referred to in Section 2.01 and Section 2.02, respectively, and (ii) the issuance and payment by KLX to B/E referred to in Section 2.07;

(f)                                   B/E shall have received the written opinion of Shearman & Sterling LLP, which shall remain in full force and effect at the time of the Distribution, to the effect that the Distribution, together with certain related transactions, will qualify as a tax-free reorganization for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, and such opinion shall be in form and substance satisfactory to B/E in its sole discretion;

(g)                                  The Information Statement shall have been mailed to the Record Holders;

(h)                                 KLX’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each in the form filed as exhibits to the Form 10, shall be in effect;

(i)                                     KLX’s board of directors shall consist of the individuals identified in the Information Statement as directors of KLX;

(j)                                    arrangements shall have been made to ensure that, except for Amin J. Khoury, (A) no individual who will be an officer or employee of KLX or any other member of the KLX Group immediately following the Distribution will remain a director, officer or employee of B/E or any other member of the B/E Group immediately following the Distribution, and (B) no individual who will be an officer or employee of B/E or any other member of the B/E Group immediately following the Distribution will remain a director or officer of KLX or any other member of the KLX Group immediately following the Distribution;

(k)                                 The financing transactions described in the Information Statement as contemplated to occur prior to the Distribution shall have been consummated on or prior to the Distribution;

(l)                                     No order, injunction or decree that would prevent the consummation of the Distribution shall be in effect by any Governmental Entity of competent jurisdiction, no other legal restraint or prohibition preventing consummation of the Distribution shall be in effect and no other event outside the control of B/E shall have occurred or failed to occur that would prevent the consummation of the Distribution;

(m)                             Any Governmental Approvals and other material Consents necessary to consummate the transactions contemplated hereby shall have been obtained and be in full force and effect; and

(n)                                 There shall not have occurred an event or development prior to the Distribution that, in the judgment of the Board, in its sole and absolute discretion, would result in the Distribution having a material adverse effect on B/E or B/E’s shareholders.

Section 4.06                  Paydown of Existing B/E Debt. B/E agrees (a) pending the use of the Cash Proceeds to repay the Existing B/E Indebtedness in accordance with this Section 4.06, to maintain the Cash Proceeds in a separate account, (b) not to commingle the Cash Proceeds with any other assets owned by the B/E Group and (c) to, not later than ten (10) days following the Distribution Date, use all of the Cash Proceeds plus all earnings on any amounts held in such account solely to fund, in part, the repayment or discharge and extinguishment in full (not later than thirty (30) days after the Distribution Date) of the Existing B/E Indebtedness.

ARTICLE V

CERTAIN COVENANTS

Section 5.01                  Non-Solicitation of Employees. During the period ending on the 18-month anniversary of the Distribution Date, none of the Parties or any member of their respective Groups shall, directly or indirectly, solicit for employment or interfere with or attempt to interfere with any officers, employees, representatives or agents of any member of the other

Group, or induce or attempt to induce any of them to leave the employ of the other Group or violate the terms of their contracts, or any employment arrangements, with the other Group; provided, however, that the foregoing will not prohibit (i) any advertising in publication or media of general circulation not directed at such officers, employees, representatives or agents, including trade journals or similar media, or hiring any officer, employee, representative or agent who responds to such advertisement or (ii) the soliciting or hiring of any officers, employees, representatives or agents of any member of the other Group who are offered a position following the termination of employment by the other Group.

Section 5.02                  Auditors and Audits; Annual Financial Statements and Accounting.

(a)                                 KLX shall use its commercially reasonable efforts to cause its auditors to complete its audit for the year ending December 31, 2014, such that the auditor will date its opinion of the audited 2014 annual financial statements on the same date that B/E’s auditors date their opinion on B/E’s audited 2014 annual financial statements, such that B/E is able to meet its timetable for the printing, filing and public dissemination of B/E’s audited 2014 annual financial statements. In addition, KLX shall use its commercially reasonable efforts to cause its auditors to comply with the processes and procedures required by the B/E Group’s auditors to permit the B/E Group’s auditors to opine on the audited 2014 annual financial statements of B/E.

(b)                                 Each Party shall provide, or provide access to the other Party on a timely basis, all information reasonably required to meet its schedule for the preparation, printing, filing, and public dissemination of its audited 2014 annual financial statements and for management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K under the Securities Act and, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”). Such information shall be provided in the form, time and manner reasonably requested by B/E, which shall not be materially different than the form, time and manner required by B/E prior to the Distribution Date pursuant to the B/E Year End Financial Reporting Instructions in effect as of the Distribution Date. Without limiting the generality of the foregoing, each Party will provide all required financial and other information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Party’s auditors (each such other Party’s auditors, collectively, the “Other Party’s Auditors”) with respect to information to be included or contained in such other Party’s audited 2014 annual financial statements and to permit the Other Party’s Auditors and management to complete the Internal Control Audit and Management Assessments, if required.

(c)                                  Each Party shall authorize its respective auditors to make reasonably available to the Other Party’s Auditors both the personnel who performed or are performing the annual audits of such audited Party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases within a reasonable time prior to such Audited Party’s auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Party’s auditors as it relates to their auditors’ report on such other Party’s audited 2014 annual financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its audited 2014 annual financial statements. Each Party shall make reasonably available to the Other Party’s Auditors and management its personnel and Records in a reasonable time prior to the Other Party’s Auditors’ opinion date and other Party’s management’s assessment date so that the Other Party’s Auditors and other Party’s management are able to perform the procedures they reasonably consider necessary to conduct the Internal Control Audit and Management Assessments.

(d)                                 In order to enable the principal executive officer(s) and principal financial officer(s) (as such terms are defined in the rules and regulations of the SEC) of B/E to make any certifications required of them under Section 302 of the Sarbanes-Oxley Act of 2002, KLX shall, within a reasonable period of time following a request from B/E in anticipation of filing such reports, cause its principal executive officer(s) and principal financial officer(s) to provide B/E with certifications of such officers in support of the certifications of B/E’s principal executive officer(s) and principal financial officer(s) required under Section 302 of the Sarbanes-Oxley Act of 2002 with respect to B/E’s Quarterly Report on Form 10-Q filed with respect to the fiscal quarter during which the Distribution Date occurs (unless such quarter is the fourth fiscal quarter), each subsequent fiscal quarter through the third fiscal quarter of the year in which the Distribution Date occurs and B/E’s Annual Report on Form 10-K filed with respect to the fiscal year during which the Distribution Date occurs. Such certifications shall be provided in substantially the same form and manner as such KLX officers provided prior to the Distribution (reflecting any changes in certifications necessitated by the the transactions contemplated hereby or any other transactions related thereto) or as otherwise agreed upon between B/E and KLX.

(e)                                  To the extent it relates to a pre-Distribution Date period, (i) each of the Parties shall give the other Party as much prior notice as is reasonably practicable of any changes in, or proposed determination of, its accounting estimates from those in effect as of immediately prior to the Distribution Date or of any other action with regard to its accounting estimates or previously reported financial results which may affect the other Party’s financial results, (ii) each of the Parties will consult with the other and, if requested by the Party contemplating such changes, with the Other Party’s Auditors and (iii) unless required by generally accepted accounting principles or a reasonable interpretation thereof by either Party’s auditors, Law or a Governmental Entity, neither Party shall make such determination or changes which would affect the other Party’s previously reported financial results without prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Further, each Party will give the other Party prompt notice of any amendments or restatements of accounting statements with respect to pre-Distribution Date periods and will provide the other Party with access as provided in Section 5.02(c) as promptly as possible such that the other Party will be able to satisfy its financial reporting requirements.

(f)                                   In the event either B/E or KLX is the subject of any SEC or other Governmental Entity’s comment, review or investigation (formal or informal) relating to a period prior to the Distribution Date and which in any way relates to the other Party or the other

Party’s public filings, such Party shall, to the extent not prohibited by applicable Law and upon the execution by the Parties of a customary confidentiality agreement or other undertaking of confidentiality in respect thereof, provide the other Party with a copy of any comment or notice of such review or investigation and shall, to the extent not prohibited by applicable Law, give the other Party a reasonable opportunity to be involved in responding to such comment, review or investigation, and such other Party shall reasonably cooperate with such Party in connection with responding to such comment, review or investigation.

(g)                                  Any Information exchanged pursuant to this Section 5.02 is subject to Section 8.06.

ARTICLE VI

INTELLECTUAL PROPERTY MATTERS

Section 6.01                  B/E Names and Marks.

(a)                                 KLX hereby acknowledges that all right, title and interest in and to the “B/E” and “B/E Aerospace” names, together with all variations and acronyms thereof and all Trademarks and other identifiers of source or goodwill containing or incorporating any of the foregoing (the “B/E Names and Marks”), are owned exclusively by the B/E Group, and that, except as expressly provided below, any and all right of the KLX Group to use the B/E Names and Marks shall terminate as of the Effective Time and shall immediately revert to the B/E Group, along with any and all goodwill associated therewith. KLX acknowledges that (i) the KLX Assets shall not include any B/E Names and Marks, and (ii) it has no rights, and is not acquiring any rights, to use the B/E Names and Marks, except as expressly provided herein.

(b)                                 KLX shall, as soon as practicable after the Distribution Date, but in no event later than five (5) Business Days after the expiration of the license provided in Section 6.01(c), cause each member of the KLX Group to file amended certificates of incorporation with the appropriate Governmental Entities changing its corporate name, “doing business as” name, trade name and any other similar corporate identifier (each, a “Corporate Name”) to a Corporate Name that does not contain any B/E Names and Marks and to supply promptly any additional information, documents and materials that may be requested by B/E with respect to such filings.

(c)                                  B/E, on behalf of itself and each other member of the B/E Group, hereby grants to KLX, and KLX hereby accepts, a non-transferable, non-sublicensable, non-exclusive right and license to use the B/E Names and Marks solely in connection with KLX’s continued use of a Corporate Name incorporating any B/E Names and Marks in the operation of the CMS Business in the United States (including the continued provision of any goods and/or services bearing such Corporate Name and the shipment of goods from the United States to customers outside of the United States), until January 5, 2015. The license granted to KLX pursuant to this Section 6.01(c) shall automatically terminate on January 5, 2015, and, except as expressly provided in this Agreement, any and all rights in the B/E Names and Marks shall immediately revert to the B/E Group, along with any and all goodwill associated therewith. In exchange for the license granted pursuant to this Section 6.01(c), KLX shall pay to B/E a lump-sum license fee of $20,000, in immediately available funds on January 5, 2015 to an account designated by B/E.

(d)                                 The KLX Group shall, for a period of six (6) months after the Distribution Date, be entitled to use, solely in connection with the operation of the CMS Business as operated immediately prior to the Effective Time, all of their existing stocks of product packaging (“Existing Stock”) containing the B/E Names and Marks, after which six-month period KLX shall cause each member of the KLX Group to remove or obliterate all B/E Names and Marks from such Existing Stock or cease using such Existing Stock. The KLX Group shall, until January 1, 2015, be entitled to use, solely in connection with the operation of the CMS Business as operated immediately prior to the Effective Time, their existing signage containing the B/E Names and Marks, after which date KLX shall cause each member of the KLX Group to remove promptly (and in any event no later than January 15, 2015) all B/E Names and Marks from all such signage or to remove promptly (and in any event no later than January 15, 2015) all such signage entirely. The KLX Group shall, until January 15, 2015, be entitled to use, solely in connection with the operation of the CMS Business as operated immediately prior to the Effective Time, B/E Names and Marks on the KLX Group’s Internet and intranet websites and web pages (which may be hosted on B/E domains), subject to the use of a disclaimer that accompanies any such B/E Names and Marks clearly denoting that KLX is formerly part of B/E, and after which date all such B/E Names and Marks shall be removed immediately from all such Internet and intranet websites and web pages.

(e)                                  Following the Distribution Date, except as expressly provided in this Agreement, (i) no other right to use the B/E Names and Marks is granted by the B/E Group to KLX or the KLX Group, whether by implication or otherwise, and (ii) nothing hereunder permits KLX or any member of the KLX Group to use the B/E Names and Marks on or in connection with any documents, materials, products or services. KLX shall ensure that all use of the B/E Names and Marks by the KLX Group as provided in this Section 6.01 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the B/E Names and Marks were used in the CMS Business prior to the Distribution Date. Any and all goodwill generated by the use of the B/E Names and Marks under this Section 6.01 shall inure solely to the benefit of the B/E Group. In no event shall KLX or any member of the KLX Group use the B/E Names and Marks in any manner that may damage or tarnish the reputation of the B/E Group, or the goodwill associated with the B/E Names and Marks.

(f)                                   KLX agrees that the B/E Group shall not have any responsibility for claims by third parties arising out of, or relating to, the use by the KLX Group of any B/E Names and Marks after the Distribution Date. KLX shall indemnify, defend and hold harmless B/E and its Affiliates, and their respective officers, directors, employees, agents, successors and assigns from any and all such claims that may arise out of the use of any B/E Names and Marks by KLX or any member of the KLX Group (i) in accordance with the terms and conditions of this Section 6.01, other than such claims that the B/E Names and Marks infringe the Intellectual Property rights of any third party, or (ii) in violation of or outside the scope permitted by this Section 6.01. Notwithstanding anything in this Agreement to the contrary, including Section 10.02(f), KLX hereby acknowledges that B/E, in addition to any other remedies available to it for any breach or threatened breach of this Section 6.01, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining KLX and any member of the KLX Group from any such breach or threatened breach.

(g)                                  Notwithstanding anything in this Agreement to the contrary, and without limiting the rights otherwise granted in this Section 6.01, KLX and the KLX Group shall have the right, at all times after the Distribution Date, to (i) keep records and other historical or archived documents containing or referencing the B/E Names and Marks to the extent relating to the CMS Business, (ii) use the B/E Names and Marks to the extent required by or permitted as a fair use under applicable Law, and (iii) refer to the historical fact that the KLX Group previously conducted the CMS Business under the B/E Names and Marks.

Section 6.02                  KLX Names and Marks.

(a)                                 Following the Distribution Date, except as expressly provided in this Agreement, (i) no right to use the KLX Names and Marks is granted by KLX or the KLX Group to the B/E Group, whether by implication or otherwise, and (ii) nothing hereunder permits the B/E Group to use the KLX Names and Marks on or in connection with any documents, materials, products or services.

(b)                                 Notwithstanding anything in this Agreement to the contrary, the B/E Group shall have the right, at all times after the Distribution Date, to (i) keep records and other historical or archived documents containing or referencing the KLX Names and Marks, (ii) use the KLX Names and Marks to the extent required by or permitted as a fair use under applicable Law and (iii) refer to the historical fact that the members of the B/E Group previously conducted their respective businesses under the KLX Names and Marks.

Section 6.03                  Memorabilia. As of the Distribution Date, any and all photographs, artwork and similar objects and other physical assets owned by the KLX Group or the B/E Group that relate to the history or historical activities of the CMS Business (“Memorabilia”) shall be deemed to be owned, as between B/E and KLX, by (i) B/E to the extent located on the premises of any member of the B/E Group and (ii) KLX to the extent located on the premises of any member of the KLX Group. KLX hereby grants the B/E Group from the Distribution Date a worldwide, transferable, perpetual, royalty-free, irrevocable (with right to sub-license), fully paid license to use any Memorabilia in documenting, memorializing and (if desired) use in marketing its history.

ARTICLE VII

INDEMNIFICATION

Section 7.01                  Release of Pre-Distribution Claims.

(a)                                 Except (i) as provided in Section 7.01(b), (ii) as may be otherwise expressly provided in this Agreement or any Ancillary Agreement and (iii) for any matter with respect to which any Party is entitled to indemnification or contribution pursuant to this ARTICLE VII, each Party, on behalf of itself and each other member of its respective Group, its and their respective Affiliates and, to the extent it may legally do so, all Persons who at any time prior to the Effective Time were shareholders (other than the public shareholders of B/E), directors, officers, agents or employees of it or any other member of its Group (in their respective capacities as such), in each case do hereby remise, release and forever discharge the other Party and the other members of such other Party’s Group, their respective Affiliates and all Persons who at any time prior to the Effective Time were shareholders, directors, officers, agents or employees of any member of such other Party or other member of such other Party’s Group (in their respective capacities as such), in each case from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or alleged to have failed to occur or any conditions, in each case existing on or before the Effective Time, including in connection with the transactions contemplated hereby and all other activities to implement the transactions contemplated hereby and under the Ancillary Agreements.

(b)                                 Nothing contained in Section 7.01(a) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any Continuing Arrangements, in each case in accordance with its terms. Nothing contained in Section 7.01(a) shall release any Person from:

(i)                                     any Liability Assumed, Transferred or allocated to a Party or other member of such Party’s Group pursuant to or contemplated by, or any other Liability of any member of such Group arising under, this Agreement or any Ancillary Agreement;

(ii)                                  any Liability for the sale or receipt of goods or property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Effective Time;

(iii)                               any Liability (other than the Intercompany Balances settled pursuant to Section 2.03) for unpaid amounts for products or services or refunds owing on products or services due for work done by a member of one Group at the request or on behalf of a member of the other Group;

(iv)                              any Liability provided in or resulting from any other Contract or understanding that is entered into after the Effective Time between a Party (and/or other member of such Party’s Group), on the one hand, and the other Party (and/or other member of such Party’s Group), on the other hand;

(v)                                 any Liability with respect to the Continuing Arrangements;

(vi)                              any Liability provided in or resulting from any Employment Contract;

(vii)                           any Liability that the Parties have with respect to indemnification or contribution pursuant to this Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this ARTICLE VII and, if applicable, the appropriate provisions of the Ancillary Agreements;

(viii)                        any Liability relating to any agreements, arrangements, commitments or understandings to which any Person other than the Parties and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the

Parties and the other members of their respective Groups under any such Contracts constitute KLX Assets or KLX Liabilities or B/E Assets or B/E Liabilities, such Contracts shall be assigned or retained pursuant to ARTICLE II);

(ix)                              any Liability relating to agreements, arrangements, commitments or understandings to which any non-wholly-owned Subsidiary of B/E or KLX, if any, as the case may be, is a party;

(x)                                 where such Person was an employee of a Party or any member of such Party’s Group at any time prior to the Effective Time, any Liability relating to (A) any such employee’s obligations to such Party or member of its Group concerning such Party’s or member of its Group’s Confidential Information and proprietary rights that survive such employee’s termination of employment, or (B) any claim of such Party or member of its respective Group for fraud or based on willful and intentional acts or omissions of any such employee, other than those taken in good faith and in a manner that such employee believed to be in or not opposed to the interests of such Party or relevant member of its Group, in each case proximately causing a financial restatement by such Party or relevant member of its Group; or

(xi)                              any Liability relating to any claims not waivable by such Party or member of its Group under applicable Law.

(c)                                  Neither Party shall permit any member of its Group to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the other Party or any member of the other Party’s Group, or any other Person released pursuant to Section 7.01(a), with respect to any Liabilities released pursuant to Section 7.01(a).

(d)                                 It is the intent of each Party, pursuant to the provisions of this Section 7.01, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring and all conditions existing on or before the Effective Time, whether known or unknown, between any Party (and/or other member of such Party’s Group), on the one hand, and the other Party (and/or other member of such Party’s Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Effective Time), except as specifically set forth in Section 7.01(a) and Section 7.01(b) and except for the Ancillary Agreements and the Continuing Arrangements. At any time, at the reasonable written request of the other Party, each Party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

(e)                                  For the avoidance of doubt, neither Party shall have any Liability to the other Party in the event that any information exchanged or provided to the other Party pursuant to this Agreement (but excluding any such information included in a Disclosure Document) which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

Section 7.02                  Indemnification by B/E. Except as otherwise set forth in any provision of this Agreement or any Ancillary Agreement or Continuing Arrangement, following the Effective Time, B/E shall, and shall cause the other members of the B/E Group to, indemnify, defend and hold harmless the KLX Indemnitees from and against any and all Indemnifiable Losses of the KLX Indemnitees to the extent arising out of, by reason of or otherwise in connection with (i) the B/E Liabilities or alleged B/E Liabilities, (ii) any breach by any member of the B/E Group of any of the Shared Contracts, (iii) with respect to statements or omissions made or occurring after the Effective Time, any misstatement or alleged misstatement of a material fact contained in any document filed with the SEC by any member of the KLX Group pursuant to the Securities Act or the Exchange Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only (A) to the extent that those Liabilities are caused by any misstatement or omission or alleged misstatement or omission in any information that is furnished in writing to any member of the KLX Group by any member of the B/E Group after the Effective Time, (B) if such member of the B/E Group has been informed in writing in advance that such information will be used in such filing, and (C) if the information used by a member of the KLX Group in any such filing is not materially different to the information furnished by a member of the B/E Group, or (iv) any breach by B/E or any member of the B/E Group of any provision of this Agreement or any Ancillary Agreement or Continuing Arrangement unless such Ancillary Agreement or Continuing Arrangement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Section 7.03                  Indemnification by KLX. Except as otherwise specifically set forth in any provision of this Agreement or any Ancillary Agreement or Continuing Arrangement, following the Effective Time, KLX shall, and shall cause the other members of the KLX Group to, indemnify, defend and hold harmless the B/E Indemnitees from and against any and all Indemnifiable Losses of the B/E Indemnitees to the extent arising out of, by reason of or otherwise in connection with (i) the KLX Liabilities or any alleged KLX Liabilities, (ii) any breach by any member of the KLX Group of any of the Shared Contracts, (iii) with respect to statements or omissions made or occurring after the Effective Time, any misstatement or alleged misstatement of a material fact contained in any document filed with the SEC by any member of the B/E Group pursuant to the Securities Act or the Exchange Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only (A) to the extent that those Liabilities are caused by any misstatement or omission or alleged misstatement or omission in any information that is furnished in writing to any member of the B/E Group by any member of the KLX Group after the Effective Time, (B) if such member of the KLX Group has been informed in writing in advance that such information will be used in such filing, and (C) if the information used by a member of the B/E Group in any such filing is not materially different to the information furnished by a member of the KLX Group, or (iv) any breach by KLX or any member of the KLX Group of any provision of this Agreement or any Ancillary Agreement or Continuing Arrangement unless such Ancillary Agreement or Continuing Arrangement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Section 7.04                  Procedures for Indemnification.

(a)                                 An Indemnitee shall give the Indemnifying Party notice of any matter that an Indemnitee has determined has given, or reasonably anticipates could give rise to, a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 7.04(b)), within 30 days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations, except to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.

(b)                                 If an Action is made against a B/E Indemnitee or a KLX Indemnitee (each, an “Indemnitee”) by any Person who is not a Party or otherwise a member of a Group of a Party (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the other Party which is or may be required pursuant to this ARTICLE VII or pursuant to any Ancillary Agreement or Continuing Arrangement to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee’s receipt thereof (and in any event within fifteen (15) Business Days), copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(c)                                  Unless there is a reasonable probability that a Third Party Claim may materially and adversely affect the applicable Indemnitee, its Subsidiaries or Affiliates, other than as a result of money damages or other money payments, an Indemnifying Party shall be entitled (but shall not be required) to assume and control the defense of any such Third Party Claim, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel that is reasonably acceptable to the applicable Indemnitees, if it gives notice of its intention to do so to the applicable Indemnitees within 30 days of the receipt of notice of the Third Party Claim from such Indemnitees. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent Information and materials in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party.

(d)                                 If an Indemnifying Party cannot pursuant to Section 7.04(c) or elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 7.04(c), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnifying Party’s expense, all witnesses, pertinent Information and materials in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee.

(e)                                  If the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

(f)                                   In the case of a Third Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee; provided, however, that consent from the Indemnitee shall not be required if such settlement contains a full and unconditional release of the Indemnitee and does not permit any injunction, declaratory judgment, other order or other non-monetary relief (including, for the avoidance of doubt, debarment) to be entered, directly or indirectly, against any Indemnitee.

(g)                                  Except as may otherwise be specifically provided for in the Ancillary Agreements and except as set forth in Section 10.02(d) or Section 10.02(f) hereof, the indemnification provisions of this ARTICLE VII shall be the sole and exclusive remedy of the Parties for any failure by the other Party to perform and comply with any covenants and agreements in this Agreement and any other dispute, controversy or claim (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement or Continuing Arrangement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the Effective Time), between or among any member of the B/E Group, on the one hand, and any member of the KLX Group, on the other hand.

Section 7.05                             Cooperation in Defense and Settlement. B/E and KLX agree that, from and after the Effective Time, if an Action is commenced by a third party with respect to which one or both Parties (or any other member of either Party’s respective Group) is a nominal defendant and/or such Action is otherwise not a Liability allocated to such named Party under this Agreement or any Ancillary Agreement or Continuing Arrangement, then the other Party shall use commercially reasonable efforts to cause such nominal defendant to be removed from such Action.

Section 7.06                             Indemnification Obligations Net of Insurance Proceeds.

(a)                                 Any Indemnifiable Loss subject to indemnification or contribution pursuant to this ARTICLE VII will be calculated net of Insurance Proceeds received by the Indemnitee that actually reduce the amount of the Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b)                                 Any insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification and contributions provisions hereof, have any subrogation rights with respect thereto. The Indemnitee shall use commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnitee is entitled in connection with any Indemnifiable Loss for which the Indemnitee seeks contribution or indemnification pursuant to this ARTICLE VII (it being understood that the obligation to use commercially reasonable efforts to collect or recover any third-party Insurance Proceeds shall not require the Indemnitee to commence any litigation proceedings against any such third party); provided, however, that the Indemnitee’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

(c)                                  All Indemnity Payments under this Agreement shall be (i) increased to take account of any net Tax cost actually incurred by the Indemnitee arising from the receipt of Indemnity Payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any Indemnifiable Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any Indemnity Payment hereunder or the incurrence or payment of any Indemnifiable Loss. For purposes of this Agreement, an Indemnitee shall be deemed to have “actually incurred” or “actually realized” a net Tax cost or a net Tax benefit, respectively, to the extent that, and at such time as, the amount of Taxes payable (including Taxes payable on an estimated basis) by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such amount indemnified against as the case may be. The Parties shall make any adjusting payment between each other as is required under this Section 7.06(c) within ten (10) days of the date an Indemnitee is deemed to have actually realized or actually incurred each net Tax benefit or net Tax cost, respectively. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnitee’s liability for Taxes and any payments necessary to reflect such adjustment shall be made within ten (10) days of such determination.

Section 7.07                  Characterization of Payments. In each case to the extent permissible under applicable Tax Law, except for any interest for any period beginning after the Distribution Date, any amount payable by KLX to or for the benefit of a member of the B/E Group or by B/E to or for the benefit of a member of the KLX Group under this ARTICLE VII shall be treated for Tax purposes as a distribution or capital contribution, respectively, between KLX and B/E occurring immediately prior to the Distribution, and other payments made pursuant to this Agreement shall be treated as occurring immediately before the Distribution. Following the filing by a Party of a Tax Return consistent with such treatment, such Party shall not take any position inconsistent with such treatment before any taxing authority, except to the extent that a Final Determination by any taxing authority with respect to any Party causes any such payment to be treated otherwise.

Section 7.08                  Additional Matters; Survival of Indemnities.

(a)                                 The indemnity and contribution agreements contained in this ARTICLE VII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee and (ii) any knowledge prior to the date hereof by the Indemnitee of Indemnifiable Losses for which it might be entitled to indemnification or contribution hereunder.

(b)                                 The rights and obligations of each Party and their respective Indemnitees under this ARTICLE VII shall survive the sale or other Transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities.

Section 7.09                  Tax Indemnity Matters. Notwithstanding anything in this ARTICLE VII to the contrary, the rights and obligations of the Parties with respect to the indemnification for any and all Tax matters shall be solely governed by the Tax Sharing Agreement and shall not be subject to the provisions of this ARTICLE VII.

ARTICLE VIII

ACCESS TO RECORDS; ACCESS TO INFORMATION; LEGAL AND OTHER MATTERS

Section 8.01                  Provision of Corporate Records. Other than in circumstances in which indemnification is or may be sought pursuant to ARTICLE VII (in which event the provisions of such Article will govern), and subject to appropriate restrictions for privileged or Confidential Information:

(a)                                 After the Distribution Date until the earlier of (i) the seventh anniversary of the Distribution Date or (ii) the date on which B/E is entitled to destroy Information related to the period prior to the Distribution Date pursuant to its record retention policies, upon the prior written request by KLX for specific and identified Information which relates to (A) KLX (or other member of its Group) or the conduct of the CMS Business prior to the Distribution Date, or (B) any Ancillary Agreement or Continuing Arrangement to which B/E and KLX (or any other member of their respective Groups) are parties, B/E shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such documents (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of B/E or any of its Subsidiaries, but only to the extent such items so relate and are not already in the possession or control of the requesting Party.

(b)                                 After the Distribution Date until the earlier of (i) the seventh anniversary of the Distribution Date or (ii) the date on which KLX is entitled to destroy Information related to the period prior to the Distribution Date pursuant to its record retention policies, upon the prior written request by B/E for specific and identified Information which relates to (A) B/E (or other member of its Group) or the conduct of the Manufacturing Business, prior to the Distribution Date, or (B) any Ancillary Agreement or Continuing Arrangement to which KLX and B/E (or other member of their respective Groups) are parties, as applicable, KLX shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such documents (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of KLX or any of its Subsidiaries, but only to the extent such items so relate and are not already in the possession or control of the requesting Party.

Section 8.02                  Access to Information. Other than in circumstances in which indemnification is sought pursuant to ARTICLE VII (in which event the provisions of such Article will govern), from the Distribution Date and for so long as any access is required, each of B/E and KLX shall afford to the other and its authorized accountants, counsel and other designated Representatives reasonable access during normal business hours, upon reasonable advance notice, subject to appropriate restrictions for privileged or Confidential Information and to preserve the completeness and integrity of the Information, to the personnel, properties, and Information of such Party and its Subsidiaries insofar as such access is reasonably required by the other Party and relates to (i) such other Party or the conduct of its business prior to the Effective Time or (ii) any Ancillary Agreement or Continuing Arrangement. Nothing in this Section 8.02 shall require any Party to violate any agreement with any third party regarding the confidentiality of Information relating to that third party or its business; provided, however, that in the event that a Party is required to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such Information.

Section 8.03                  Disposition of Information.

(a)                                 Each Party acknowledges that Information in its or in another member of its Group’s possession, custody or control as of the Effective Time may include Information owned by the other Party or a member of such Party’s Group and not related to (i) its Group or its business or (ii) any Ancillary Agreement or Continuing Arrangement to which it or any member of its Group is a party.

(b)                                 Notwithstanding such possession, custody or control, such Information shall remain the property of such other Party or other member of such other Party’s Group. Each Party agrees (i) that any such Information is to be treated as Confidential Information of the Party to which it relates and handled in accordance with Section 8.06 (except that such Information will not be used for any purpose other than a purpose permitted under this Agreement, any Ancillary Agreement or any Continuing Arrangement) and (ii) following a reasonable request from the other Party, subject to applicable Law, to use commercially reasonable efforts within a reasonable time to (1) purge such Information from its databases, files and other systems and not retain any copy of such Information (including, if applicable, by transferring such Information to the Party to which such Information belongs), or (2) if such purging is not practicable, to encrypt or otherwise make unreadable or inaccessible such Information.

Section 8.04                  Witness Services. At all times from and after the Distribution Date, each of B/E and KLX shall use its commercially reasonable efforts to make available to the other, upon reasonable written request, its and any other member of its Group’s officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required to testify in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved (except for Actions between members of each Group) and (ii) there is no conflict of interest in the underlying Action between the requesting Party and B/E and KLX, as applicable; provided, however, that the existence of a claim for indemnification under ARTICLE VII shall not in and of itself be deemed a conflict of interest. A Party providing a witness to the other Party under this Section 8.04 shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly payable under applicable Law.

Section 8.05                  Reimbursement; Other Matters. Except to the extent otherwise provided by this Agreement, any Ancillary Agreement or any Continuing Arrangement, a Party providing Information or access to Information to the other Party under this ARTICLE VIII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or access to such Information.

Section 8.06                  Confidentiality. Notwithstanding any termination of this Agreement, the Parties shall hold, and shall cause each of the other members of their respective Groups to hold, and shall each cause their respective Representatives (including those of each other member of their respective Groups) to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other Party, any and all Confidential Information concerning the other Party (or any other member of such Party’s Group) or its respective business; provided, however, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information and are informed of their obligation to hold such Information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if the Parties or any other member of their respective Groups are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one Party against the other Party, or (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, each Party shall, to the extent not prohibited by applicable Law, promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties will reasonably cooperate in obtaining, at the sole cost of the Party seeking such order or other remedy. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable efforts, at the sole cost and expense of the Party whose Confidential Information is required to be disclosed, to ensure that confidential treatment is accorded such Information. Notwithstanding anything in this Agreement to the contrary, including Section 10.02(f), each Party hereby acknowledges that the other Party, in addition to any other remedies available to it for any breach or threatened breach of this Section 8.06, shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining such Party and any member of such Party’s Group from any such breach or threatened breach.

Section 8.07                  Privileged Matters.

(a)                                 The Parties recognize that certain legal and other professional services (both internal and external) have been and will be provided prior to and after the Distribution Date and have been and will be rendered for the collective benefit of each of the members of the B/E Group and the KLX Group, and that each of the members of the B/E Group and the KLX Group should be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law; provided, however, that with respect to such services the Parties agree as follows:

(i)                                     the Parties shall not be entitled to assert privilege with respect to such legal and other professional services provided prior to the Distribution Date against the other Party or any other member of the other Party’s Group;

(ii)                                  B/E shall be entitled, on behalf of itself or any member of the B/E Group, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information to the extent relating to the Manufacturing Business, whether or not the privileged information is in the possession of or under the control of B/E or KLX. B/E shall also be entitled, on behalf of itself or any other member of the B/E Group, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting B/E Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by any member of the B/E Group, whether or not the privileged information is in the possession of or under the control of B/E or KLX;

(iii)                               KLX shall be entitled, on behalf of itself or any other member of the KLX Group, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information to the extent relating to the CMS Business, whether or not the privileged information is in the possession of or under the control of B/E or KLX. KLX shall also be entitled, on behalf of itself or any other member of the KLX Group, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting KLX Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by any member of the KLX Group, whether or not the privileged information is in the possession of or under the control of B/E or KLX; and

(iv)                              the Parties shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 8.07, with respect to all privileges not allocated pursuant to the terms of Section 8.07(a)(ii) and 8.07(a)(iii). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve members of both the B/E Group and the KLX Group in respect of which such Parties retain any responsibility or Liability under this Agreement, shall be subject to a shared privilege among them.

(b)                                 No Party may waive any privilege which could be asserted under any applicable Law, and in which the other Party has a shared privilege, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed, or as provided in Section 8.07(c) or Section 8.07(d) below.

(c)                                  In the event of any litigation or dispute between the Parties, or any other members of their respective Groups, either Party may waive a privilege in which the other Party or member of such Group has a shared privilege, without obtaining the consent of the other Party; provided that such waiver of a shared privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the relevant Parties and/or the applicable members of their respective Group’s, and shall not operate as a waiver of the shared privilege with respect to third parties.

(d)                                 If a dispute arises between the Parties, or any other member of their respective Groups, regarding whether a privilege should be waived to protect or advance the interest of either Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold, condition or delay consent to any request for waiver by the other Party. Each Party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

(e)                                  Upon receipt by any Party or by any other member of a Party’s Group of any subpoena, discovery, court order or other request which arguably calls for the production or disclosure of Information subject to a shared privilege or as to which another Party has the sole right hereunder to assert a privilege, or if any Party obtains knowledge that any of its or any other member of its Group’s current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged Information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the Information and to assert any rights it or they may have under this Section 8.07 or otherwise to prevent the production or disclosure of such privileged Information.

Section 8.08                  Ownership of Information.

(a)                                 Any Information owned by one Party or any other member of such Party’s Group that is provided to a requesting Party pursuant to this ARTICLE VIII shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

(b)                                 Any Information provided by or on behalf of or made available by or on behalf of the other Party pursuant to this ARTICLE VIII shall be on an “as is”, “where is” basis and no Party is making any representation or warranty with respect to such Information or the accuracy or completeness thereof.

Section 8.09                  Other Agreements. Except as otherwise provided in Section 8.06, the provisions of Sections 8.01 through 8.08 and Section 8.10 shall not apply with respect to Information, Records, Actions and other matters relating to Tax matters, all of which shall be governed by the Tax Sharing Agreement.

Section 8.10                  Control of Legal Matters.

(a)                                 General. (i) On or prior to the Distribution Date, B/E shall assume (or, as applicable, retain), or cause the applicable member of the B/E Group to assume (or, as applicable, retain) control of each of the B/E Litigation Matters, and B/E shall use its commercially reasonable efforts to have a member of the B/E Group substituted for any member of the KLX Group to the extent it is named as a defendant in any such B/E Litigation Matters; provided, however, that no member of the B/E Group shall be required to make any such effort if the removal of any member of the KLX Group would, in the reasonable judgment of B/E, jeopardize insurance coverage or rights to indemnification from third parties applicable to such B/E Litigation Matters or otherwise cause B/E to Assume a Liability at the parent level that was originally a Liability of another member of the B/E Group.

(ii)                                  On or prior to the Distribution Date, KLX shall assume (or, as applicable, retain), or cause the applicable member of the KLX Group to assume (or, as applicable, retain) control of each of the KLX Litigation Matters, and KLX shall use its commercially reasonable efforts to have a member of the KLX Group substituted for any member of the B/E Group to the extent it is named as a defendant in any such KLX Litigation Matters; provided, however, that no member of the KLX Group shall be required to make any such effort if the removal of any member of the B/E Group would, in the reasonable judgment of KLX, jeopardize insurance coverage or rights to indemnification from third parties applicable to such KLX Litigation Matters or otherwise cause KLX to Assume a Liability at the parent level that was originally a Liability of another member of the KLX Group.

(b)                                 Actions Commenced After the Distribution Date. Except as provided in Section 8.10(a), after the Distribution Date, the Parties agree that with respect to all Actions commenced against any member of the B/E Group, any member of the KLX Group or members of both Groups relating to events that take place before, on or after the Distribution Date, such Actions shall be controlled by:

(i)                                     a member of the B/E Group, if such Action relates solely to the B/E Assets, B/E Liabilities or Manufacturing Business (as the Manufacturing Business is conducted after the Distribution Date) (a “Future B/E Litigation Matter”), and B/E shall use its commercially reasonable efforts to have a member of the B/E Group substituted for any member of the KLX Group to the extent it may be named as a defendant in such Future B/E Litigation Matter; provided, however, that no member of the B/E Group shall be required to make any such effort if the removal of any member of the KLX Group would, in the reasonable judgment of B/E, jeopardize insurance coverage or rights to indemnification from third parties applicable to such Future B/E Litigation Matter;

(ii)                                  a member of the KLX Group, if such Action relates solely to the KLX Assets, KLX Liabilities or CMS Business (as the CMS Business is conducted after the Distribution Date) (a “Future KLX Litigation Matter”), and KLX shall use its commercially reasonable efforts to have a member of the KLX Group substituted for any member of the B/E Group to the extent it may be named as a defendant in such Future KLX Litigation Matter; provided, however, that no member of the KLX Group shall be required to make any such effort if the removal of any member of the B/E Group would, in the reasonable judgment of KLX, jeopardize insurance coverage or rights to indemnification from third parties applicable to such Future KLX Litigation Matter; and

(iii)                               except as provided in Section 8.10(b)(i) or Section 8.10(b)(ii), or as may be otherwise agreed by KLX and B/E, a member of each of the KLX Group and the B/E Group jointly if (A) members of both Groups jointly operate or operated at the relevant time the business to which such Action relates or such Action relates to both the B/E Assets, B/E Liabilities or Manufacturing Business and the KLX Assets, KLX Liabilities or CMS Business, (B) an Action arises from or relates to any Disclosure Document or any other document filed with any Governmental Entity (including the SEC) at or prior to the Distribution Date by B/E or KLX in connection with the Distribution, (C) an Action is brought by or on behalf of the current or former shareholders of B/E or KLX and relates to any filing by B/E or KLX with the SEC other than those described in clause (B), or (D) an Action is brought by any Person against B/E or KLX with respect to the Distribution (the matters in clauses (A) through (D) being “Future Joint Litigation Matters”); provided, however, that no member of either Group may settle a Future Joint Litigation Matter without the prior written consent of the members of the other Group named or involved in such Future Joint Litigation Matter, which consent shall not be unreasonably withheld, conditioned or delayed; provided further that either Party may settle a Future Joint Litigation matter if such settlement is for money only and provides a full release from any Liability under such Future Joint Litigation Matter for the other Party and, as applicable, the members of the other Party’s Group (including any Liability for any payment of any kind in connection with such settlement).

(c)                                  Claims Against Third Parties. Actions by any member of either Group against third parties, and any proceeds or other benefits that may be received as a result of such Actions and any Liabilities arising out of or resulting from such Actions, that are (i) listed in Schedule 8.10(c)(i) or that relate to the Manufacturing Business and not to the CMS Business shall be the property of the applicable member of the B/E Group (“B/E Claims”), (ii) listed in Schedule 8.10(c)(ii) or that relate to the CMS Business and not to the Manufacturing Business shall be the property of the applicable member of the KLX Group (“KLX Claims”), and (iii) listed in Schedule 8.10(c)(iii) or that relate to both the Manufacturing Business and the CMS Business shall be the property of, and shall be shared by, B/E and KLX in proportion to their respective interests (“Joint B/E and KLX Claims”).

(d)                                 Retention of Counsel. The Parties agree that attorneys who have worked for any member of the B/E Group prior to the Distribution Date are not conflicted from representing any members of the KLX Group subsequent to the Distribution Date, except to the extent such representation on any specific matter will be adverse (whether actually or potentially) to a member of the B/E Group.

(e)                                  Notice to Third Parties; Service of Process; Cooperation.

(i)                                     To the extent necessary to effectuate the provisions in this Agreement, each Party shall, and shall cause the other members of their respective Groups to, promptly notify their respective agents for service of process and all other necessary parties, including plaintiffs and courts, and shall provide instructions for proper service of legal process and other documents.

(ii)                                  Each Party shall, and shall cause the other members of their respective Groups to, attempt in good faith to not accept service on behalf of any member of the other Party’s Group, and shall, and shall cause the other members of their respective Groups to, use their commercially reasonable efforts to deliver to each other any legal process or other documents incorrectly delivered to them or their agents as soon as possible following receipt.

(f)                                   Indemnity. Nothing in this Section 8.10 shall affect in any way the indemnification provisions in ARTICLE VII or the allocation of Liabilities between the Parties under this Agreement.

ARTICLE IX

INSURANCE

Section 9.01                  Insurance.

(a)                                 Until and including the Distribution Date, B/E shall (i) cause the members of the KLX Group and their respective employees, officers and directors to continue to be covered as insured parties under B/E’s policies of insurance in a manner which is no less favorable than the coverage provided for the B/E Group and (ii) permit the members of the KLX Group and their respective employees, officers and directors to submit claims arising from or relating to facts, circumstances, events or matters that occurred on or prior to the Distribution Date to the extent permitted under such policies. With respect to policies currently procured by KLX for the sole benefit of the KLX Group, KLX shall continue to maintain such insurance coverage through the Distribution Date in a manner no less favorable than currently provided. Without limiting any of the rights or obligations of the parties pursuant to Section 9.01(b), B/E and KLX acknowledge that, as of immediately after the Distribution Date, B/E intends to take such action as it may deem necessary or desirable to remove the members of the KLX Group and their respective employees, officers and directors as insured parties under any policy of insurance issued to any member of the B/E Group by any insurance carrier. The KLX Group will not be entitled following the Distribution Date, absent mutual written agreement otherwise, to make any claims for insurance thereunder to the extent such claims are based upon facts, circumstances, events or matters occurring after the Distribution Date or to the extent any claims are made pursuant to any B/E “claims-made” policies after the Distribution Date. No member of the B/E Group shall be deemed to have made any representation or warranty as to the availability of any coverage under any such insurance policy. Notwithstanding the foregoing, B/E shall, and shall cause the other members of the B/E Group to, use commercially reasonable efforts to take such actions as are necessary to cause all insurance policies of the B/E Group that immediately prior to the Effective Time provide coverage to or with respect to the members of the KLX Group and their respective employees, officers and directors to continue to provide such coverage with respect to acts, omissions or events occurring prior to the Effective Time or claims made prior to the Effective Time in accordance with their terms as if the Distribution had not occurred and B/E shall provide, and shall cause other members of the B/E Group to provide, such cooperation as is reasonably requested by KLX in order for KLX to have in effect after the Distribution Date such new “claims-made” policies as KLX deems appropriate with respect to claims made after the Distribution Date. Notwithstanding the foregoing, in no event shall B/E be required, at its own expense or with any detriment to B/E, to extend or maintain coverage under “claims-made” policies with respect to any claims first made against a member of the KLX Group or first reported to the insurer after the Distribution Date.

(b)                                 After the Distribution Date, the members of the KLX Group shall have the right to participate with B/E to resolve Pre-Separation Insurance Claims under the applicable B/E insurance policies up to the full extent of the applicable and available limits of Liability of such policy. B/E or KLX, as the case may be, shall have primary control over those Pre-Separation Insurance Claims for which the B/E Group or the KLX Group, respectively, bears the underlying loss, subject to the terms and conditions of the relevant policy of insurance governing such control. If a member of the KLX Group is unable to assert a Pre-Separation Insurance Claim because it is no longer an “insured” under a B/E insurance policy, then B/E shall assert such claim in its own name and deliver the Insurance Proceeds to KLX. Any Insurance Proceeds received by any member of the B/E Group for members of the KLX Group shall be for the benefit of the KLX Group. Any Insurance Proceeds received for the benefit of both the B/E Group and the KLX Group shall be distributed pro rata based on the respective share of the underlying loss.

(c)                                  With respect to Pre-Separation Insurance Claims, whether or not known or reported on or prior to the Distribution Date, KLX shall, or shall cause the applicable member of the KLX Group to, report as soon as practicable such claims arising from the CMS Business to B/E, following which B/E shall report as soon as practicable such claims reported by such member of the KLX Group to the applicable insurer(s), and KLX shall, or shall cause the applicable member of KLX Group to, individually, and not jointly, assume and be responsible for the reimbursement Liability (i.e., deductible or retention) related to its portion of the Liability and/or any retrospective premium charges associated with the workers compensation, automobile and general liability claims so submitted by it to the extent such amounts payable by B/E after the Distribution Date are greater than they otherwise would have been if such amounts had been based on the most recent actuarial projections established for such claims immediately prior to the Distribution, unless otherwise agreed in writing by B/E. B/E shall, and shall cause each member of the B/E Group to, reasonably cooperate and assist the applicable member of the KLX Group with respect to such claims and shall arrange for the applicable member of the KLX Group to post any such collateral in respect of the reimbursement obligations as may reasonably be requested by the insurers. In addition, B/E shall, if requested, provide information to KLX on claims history including quarterly loss reports and annual actuarial claims reports for the previous five policy terms. B/E agrees that Pre-Separation Insurance Claims of members of the KLX Group shall receive the same priority as Pre-Separation Insurance Claims of members of the B/E Group and be treated equitably in all respects, including in connection with deductibles, retentions, coinsurance and retrospective premium charges.

(d)                                 B/E shall not be liable to KLX for claims, or portions of claims, not reimbursed by insurers under any policy for any reason, including coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of any insurance carrier(s), policy limitations or restrictions (including exhaustion of limits), any coverage disputes, any failure to timely file a claim by any member of the B/E Group or any member of the KLX Group or any defect in such claim or its processing. In the event that insurable claims of both B/E and KLX (or the members of their respective Groups) exist relating to the same occurrence, the Parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense and shall not settle or compromise any such claim without the consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed, subject to the terms and conditions of the applicable insurance policy). Nothing in this Section 9.01 shall be construed to limit or otherwise alter in any way the obligations of the Parties, including those created by this Agreement, by operation of Law or otherwise.

ARTICLE X

DISPUTE RESOLUTION

Section 10.01           Disputes. Except as otherwise specifically provided in any Ancillary Agreement or Continuing Arrangement (the terms of which, to the extent so provided therein, shall govern the resolution of disputes, controversies or claims that are the subject of such Ancillary Agreement or Continuing Arrangement), the procedures for discussion, negotiation and arbitration set forth in this ARTICLE X shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement or Continuing Arrangement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the Effective Time), between or among any member of the B/E Group, on the one hand, and any member of the KLX Group, on the other hand (collectively, “Agreement Disputes”).

Section 10.02           Dispute Resolution.

(a)                                 B/E and KLX will use their respective commercially reasonable efforts to resolve expeditiously any Agreement Dispute on a mutually acceptable negotiated basis. In furtherance of the foregoing, any member of the KLX Group or the B/E Group involved in an Agreement Dispute may deliver a notice (an “Escalation Notice”) demanding an in-person meeting involving senior-level management representatives of B/E and KLX (or, if B/E and KLX agree, of the appropriate strategic business unit or division within each such entity). A copy of any such Escalation Notice shall be given to the General Counsel of each of B/E and KLX (which copy shall state that it is an Escalation Notice pursuant to this Section 10.02). Any agenda, location or procedures for such discussions or negotiations between B/E and KLX may be established by B/E and KLX from time to time; provided, however, that the representatives of B/E and KLX shall use their commercially reasonable efforts to meet within 30 days of the Escalation Notice.

(b)                                 If the senior level management representatives of B/E and KLX are not able to resolve the Agreement Dispute within 30 days after the date of receipt of the Escalation

Notice (or such shorter time as is necessary to avoid immediate irreparable injury), then the Agreement Dispute shall be submitted to the General Counsel of B/E and the President and Chief Operating Officer of KLX.

(c)                                  If B/E and KLX are not able to resolve the Agreement Dispute through the processes set forth in Section 10.02(a) and Section 10.02(b) within 60 days after the date of the Escalation Notice, such Agreement Dispute shall be determined, at the request of either B/E or KLX, by arbitration, which shall be conducted (i) by three arbitrators, consisting of one arbitrator appointed by B/E, one arbitrator appointed by KLX and a third arbitrator appointed by the two arbitrators appointed by B/E and KLX or, if the arbitrators appointed by B/E and KLX cannot agree on a third arbitrator, the third arbitrator shall be appointed by the President of the American Arbitration Association, and (ii) in accordance with the Commercial Rules of the American Arbitration Association (except with respect to the selection of arbitrators) in effect at the time of filing of the demand for arbitration.

(d)                                 The decision of the arbitrators (which, notwithstanding any other provision of this Agreement to the contrary, may include an order to specifically perform any provision of this Agreement) shall be final and binding upon the Parties, and the expense of the arbitration (including the award of attorneys’ fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. The seat of the arbitration shall be Palm Beach County, Florida.

(e)                                  The existence of, and any discussions, negotiations, arbitrations or other proceedings relating to, any Agreement Dispute shall be considered by each Party as Confidential Information until such time as a judgment thereon is entered in a court of competent jurisdiction.

(f)                                   Notwithstanding anything contained in this Agreement to the contrary, other than as set forth in Section 6.01(f) or Section 8.06, no member of the KLX Group and no member of the B/E Group shall have the right to institute judicial proceedings against the other Party or any Person acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder, except that any such member shall be permitted to seek an injunction in aid of arbitration with respect to an Agreement Dispute to preserve the status quo during the pendency of any arbitration proceeding pursuant to Section 10.02(c). All judicial proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware.

Section 10.03           Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this ARTICLE X with respect to all matters not subject to such Agreement Dispute.

ARTICLE XI

TERMINATION

Section 11.01           Termination. This Agreement may be terminated and the Distribution may be abandoned at any time prior to the Distribution Date by and in the sole discretion of B/E.

Section 11.02           Effect of Termination. In the event of termination of this Agreement in accordance with Section 11.01, this Agreement shall forthwith become void and there shall be no Liability on the part of either Party.

Section 11.03           Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties or (b) by a waiver in accordance with Section 11.04.

Section 11.04           Waiver. Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party and (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE XII

MISCELLANEOUS

Section 12.01           Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN ARTICLE VII.

Section 12.02           Expenses. Notwithstanding anything in this Agreement or in any Ancillary Agreement to the contrary, all KLX Transaction Costs shall be borne by KLX and all Transaction Costs shall be borne by B/E.

Section 12.03           Certain Business Matters.

(a)                                 B/E represents that, as of the date hereof, B/E management does not currently intend for the B/E Group to re-enter the business of the distribution of aerospace fasteners and consumables and the provision of logistics and technical services, in each case to the airline, aerospace and energy services industries.

(b)                                 Notwithstanding Section 12.03(a), following the Distribution Date and except as otherwise set forth in any Ancillary Agreement or Continuing Arrangement, either Party may (i) engage in the same or similar activities or lines of business as the other Party is or in the future may be engaged and/or (ii) do business, or refrain from doing business, with any potential or actual supplier or customer of the other Party.

Section 12.04           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile (with confirmation of delivery) or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.04):

(a)                                 if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile:              (561) 791-3966

Attention:              General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile:              (212) 848-7179

Attention:              Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

(b)                                 if to KLX:

1300 Corporate Center Way

Wellington, FL 33414

Facsimile:              (561) 791-5497

Attention:              General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile:              (212) 848-7179

Attention:              Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

Section 12.05           Public Announcements. Following the Effective Time, neither Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party unless otherwise required by Law or applicable stock exchange regulation, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release or public announcement.

Section 12.06           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 12.07           Entire Agreement. This Agreement, the Ancillary Agreements and the Continuing Arrangements constitute the entire agreement of the Parties and their Affiliates with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

Section 12.08           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that such assignment shall be effective only if, and as of the time when, the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 12.08 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 12.09           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied (including the provisions of ARTICLE VII relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.10           Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 12.11           Tax Matters. Notwithstanding anything in this Agreement to the contrary, except for those tax matters specifically addressed herein, the Tax Sharing Agreement will be the exclusive agreement among the Parties with respect to all Tax matters, including indemnification in respect of Tax matters.

Section 12.12           Employee Matters. Except as otherwise provided herein and not inconsistent with the Employee Matters Agreement, this Agreement shall not govern any employee matters, which shall be exclusively governed by the Employee Matters Agreement.

Section 12.13           Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.14           Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14.

Section 12.15           Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants and agreements contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive the Distribution and shall remain in full force and effect.

Section 12.16           Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

B/E AEROSPACE, INC.

By	/s/ Amin J. Khoury
	Name:	Amin J. Khoury
	Title:	Chairman and Co-Chief Executive Officer

[Signature Page to Separation and Distribution Agreement]

KLX INC.

By	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President and Chief Operating Officer

[Signature Page to Separation and Distribution Agreement]

Exhibit 1.01(a)

Form of Employee Matters Agreement

(Attached)

EMPLOYEE MATTERS AGREEMENT

AMONG

B/E AEROSPACE, INC., AND

KLX INC.

Dated as of December 15, 2014

i

SCHEDULES

Schedule 1.01	KLX Employees
Schedule 2.01(f)(i)	Employment Contracts
Schedule 2.01(f)(ii)	Employment Contracts
Schedule 4.01(a)	Welfare Benefits
Schedule 4.01(c)	Welfare Benefit Liabilities

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of December 15, 2014, by and between B/E AEROSPACE, INC., a corporation organized under the laws of the State of Delaware (“B/E”), and KLX INC., a corporation organized under the laws of the State of Delaware (“KLX”). Each of B/E and KLX is sometimes referred to herein as a “Party” and together, as the “Parties”.

WHEREAS B/E and KLX have entered into a Separation and Distribution Agreement as of the date hereof (the “Separation Agreement”) pursuant to which B/E shall separate into two separate, publicly traded companies, which shall operate the Manufacturing Business and the CMS Business, respectively, and distribute to the holders of issued and outstanding B/E Common Stock on a pro rata basis (in each case without consideration being paid by such shareholders), through a spin-off, all of the outstanding shares of common stock, par value $0.01 per share, of KLX; and

WHEREAS, in connection with the Separation and Distribution, the Parties desire to enter into this Agreement as a complement to the Separation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Separation Agreement, and intending to be legally bound hereby, B/E and KLX hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.01                             Certain Defined Terms.

Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement. As used in this Agreement:

“B/E Adjustment Ratio” means a fraction, the numerator of which is the B/E Pre-Distribution Stock Value and the denominator of which is the B/E Post-Distribution Stock Value.

“B/E Annual Incentive Plan” means any annual incentive bonus or commission program maintained by B/E.

“B/E Common Stock” means the shares of common stock, par value $0.01 per share, of B/E.

“B/E Deferred Compensation Plan” means the B/E Aerospace Inc. 2010 Deferred Compensation Plan, as amended.

“B/E DSU” means any stock unit held by a non-employee member of the Board pursuant to the B/E NEDDSP.

“B/E Employee” means any individual who shall be employed by a member of the B/E Group on and after the Distribution Date.

“B/E ESPP” means the Amended and Restated 1994 Employee Stock Purchase Plan, as amended.

“B/E Equity Awards” means B/E RSAs, B/E RSUs, including any B/E Performance Award, and B/E DSUs.

“B/E LTIP” means the B/E Aerospace, Inc. 2005 Long-Term Incentive Plan, as amended.

“B/E NEDDSP” means the B/E Aerospace, Inc. Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan, as amended.

“B/E Non-Employee Director” means any individual who shall be a non-employee member of the Board immediately after the Distribution Date.

“B/E Performance Award” means the portion of any B/E RSA or RSU that is subject to performance-based vesting.

“B/E Post-Distribution Stock Value” means the opening price per share of the B/E Common Stock trading on the first trading day following the Distribution Date during Regular Trading Hours.

“B/E Pre-Distribution Stock Value” means the closing price per share of the B/E Common Stock trading regular way with due bills on the Distribution Date during Regular Trading Hours.

“B/E Rabbi Trust” means the B/E Aerospace Inc. Deferred Compensation Plan Rabbi Trust.

“B/E RSA” means the portion of any restricted stock awards issued under the B/E LTIP that is subject only to time-based vesting.

“B/E RSU” means the portion of any RSUs issued under the B/E LTIP that is subject only to time-based vesting.

“B/E Savings Plan” means the Amended and Restated B/E Aerospace Inc. Savings Plan, as amended.

“B/E Welfare Plan” means any Welfare Plan sponsored or maintained by one or more members of the B/E Group as of immediately prior to the Distribution Date.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right,

2

restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.

“CMS Business Employee” means an individual whose employment duties primarily related to the CMS Business immediately prior to the Distribution Date.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Committee” means the Compensation Committee of the Board

“Employee Records” means all records pertaining to employment, including benefits, eligibility, training history, performance reviews, disciplinary actions, job experience and history and compensation history.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“KLX Conversion Ratio” means a fraction, the numerator of which is the B/E Pre-Distribution Stock Value and the denominator of which is the KLX Post-Distribution Stock Value.

“KLX Employee” means any individual who shall be employed by KLX or a member of the KLX Group on and after the date two days prior to the Distribution Date, except for those employees identified on Schedule 1.01, who shall transfer employment from B/E to KLX as of the Distribution Date, and excluding, for all purposes under this Agreement, the Chief Executive Officer of KLX.

“KLX Equity Awards” means KLX RSAs and RSUs and any other awards to be granted under the KLX LTIP.

“KLX Non-Employee Director” means any individual who shall be a non-employee member of the board of directors of KLX immediately after the Distribution Date and who is not a B/E Non-Employee Director.

“KLX Post-Distribution Stock Value” means the opening price per share of the KLX Common Stock trading on the first trading day following the Distribution Date during Regular Trading Hours.

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“Manufacturing Business Employee” means an individual whose employment duties primarily related to the Manufacturing Business immediately prior to the Distribution Date.

“Regular Trading Hours” means the period beginning at 9:30 AM, New York City time, and ending at 4:00 PM, New York City time.

“RSU” means a right to receive a share of common stock of B/E or KLX, as applicable, in the future.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits.

The following terms have the meanings set forth in the Sections set forth below:

Definition	Location

“B/E”	Preamble
“Former B/E Employee”	2.02(c)
“Former KLX Employee”	2.02(b)
“FICA”	2.01(e)
“FSA Participation Period”	4.04(a)
“FUTA”	2.01(e)
“KLX”	Preamble
“KLX Deferred Compensation Plan”	5.01(a)
“KLX Deferred Compensation Obligations”	5.01(d)
“KLX DSU”	3.03(c)
“KLX ESPP”	3.04
“KLX FSA”	4.03
“KLX LTIP”	3.02
“KLX Non-Employee Director Deferred Compensation Plan”	5.02
“KLX Performance Award”	3.03(e)
“KLX RSA”	3.03(a)
“KLX RSU”	3.03(c)
“KLX Welfare Plans”	4.01(a)
“Party”	Preamble
“Separation Agreement”	Recitals

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Section 1.02                  Interpretation and Rules of Construction

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)                                     when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)                                  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)                               whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)                              the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)                                 all terms defined in this Agreement have the defined meanings when used in any Ancillary Agreement, or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)                              if there is any conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and the Schedules hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(vii)                           the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(viii)                        references to a Person are also to its successors and permitted assigns.

Article II

ASSIGNMENT OF EMPLOYEES

Section 2.01                  Active Employees.

(a)                                                                      Generally. Except as otherwise set forth in this Agreement, effective not later than the Distribution Date, the employment of each Manufacturing Business Employee who is employed by a member of the KLX Group shall be assigned and transferred to B/E or a member of the B/E Group. The employment of each CMS Business Employee who is employed by a member of the B/E Group shall be assigned and transferred to KLX or a member of the KLX Group.

(b)                                                                      At Will Employment. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any

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member of the KLX Group or the B/E Group to continue the employment of any employee for any period of time following the Distribution Date or to change the employment status of any employee from “at will,” to the extent such employee is an “at will” employee under applicable Law.

(c)                                                                       Severance. The Distribution and the assignment, transfer or continuation of the employment of employees in connection therewith shall not be deemed a severance of employment of any employee for purposes of any plan, policy, practice or arrangement of any member of the B/E Group or KLX Group.

(d)                                                                      Not a Change of Control/Change in Control. Neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of Section 409A of the Code or any Benefit Plan of B/E Group or KLX Group.

(e)                                                                       Payroll and Related Taxes. With respect to the portion of the tax year occurring prior to the day immediately following the Distribution Date, B/E will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all KLX Employees and Former KLX Employees for such period. With respect to the remaining portion of such tax year, KLX will (A) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding KLX Employees and (B) furnish a Form W-2 or similar earnings statement to all KLX Employees. With respect to each KLX Employee, B/E and KLX shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (1) treat KLX (or the applicable member of the KLX Group) as a “successor employer” and B/E (or the applicable member of the B/E Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (2) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Distribution Date with respect to each such KLX Employee for the tax year during which the Distribution Date occurs, and (3) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such KLX Employee for the tax year in which the Distribution Date occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(f)                                                                        Employment Contracts. Effective as of the Distribution Date, KLX will assume and honor, or will cause a member of the KLX Group to assume and honor, the agreements to which any KLX Employee is party with any member of the B/E Group, that are set forth on Schedule 2.01(f)(i). B/E will similarly assume and honor, or will cause a member of the B/E Group to assume and honor, the agreements to which any B/E Employee is a party with any member of the KLX Group that are set forth on Schedule 2.01(f)(ii).

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Section 2.02                  Former Employees.

(a)                                                                      General Principle. Except as otherwise provided in this Agreement, each former employee of the KLX Group or the B/E Group as of the Distribution Date will be considered a former employee of the business as to which his or her duties were primarily related immediately prior to his or her termination of employment with all of KLX, B/E and their respective Affiliates.

(b)                                                                      Former KLX Employees. Former employees of the KLX Group as of the Distribution Date shall be deemed to include all employees who, as of their last day of employment with all of KLX, B/E and their respective Affiliates, had employment duties primarily related to the CMS Business (collectively, the “Former KLX Employees”).

(c)                                                                       Former B/E Employees. Former employees of the B/E Group as of the Distribution Date shall be deemed to include all employees who, as of their last day of employment with all of KLX, B/E and their respective Affiliates, had employment duties primarily related to the Manufacturing Business (collectively, the “Former B/E Employees”).

Section 2.03                  Employment Law Obligations.

(a)                                                                      Compliance With Employment Laws. On and after the Distribution Date (i) the members of the KLX Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the KLX Employees and (ii) the members of the B/E Group shall remain responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the B/E Employees and the treatment of the Former B/E Employees and Former KLX Employees in respect of their former employment with B/E.

Section 2.04                             Employee Records.

(a)                                                                      Employee Records Relating to KLX Employees and Former KLX Employees. All Employee Records and data in any form relating to KLX Employees and Former KLX Employees shall be the property of KLX, except that data pertaining to the KLX Employee or Former KLX Employee and relating to any period that to the KLX Employee or Former KLX Employee was employed by a member of the B/E Group prior to the Distribution shall be jointly owned by KLX and B/E.

(b)                                                                      Employee Records Relating to B/E Employees and Former B/E Employees. All Employee Records and data in any form relating to B/E Employees and Former B/E Employees shall be the property of B/E, except that data pertaining to the B/E Employee or Former B/E Employee and relating to any period that the B/E Employee or Former B/E Employee was employed by KLX, B/E or any of their respective Affiliates prior to the Distribution shall be jointly owned by KLX and B/E.

(c)                                                                       Sharing of Records. The Parties shall use their respective reasonable commercial efforts to provide each other such Employee Records and information only as

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necessary or appropriate to carry out their obligations under applicable Law (including, without limitation, any relevant privacy protection laws or regulations in any applicable jurisdictions), this Agreement or the Separation Agreement or the Transition Services Agreement, or for the purposes of administering their respective employee Benefit Plans and policies. Subject to applicable Law, all information and Employee Records regarding employment and personnel matters of (i) B/E Employees and Former B/E Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by B/E in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records and (ii) KLX Employees and Former KLX Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by KLX in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. The Parties shall reimburse each other for any reasonable costs incurred in copying or transmitting any records requested pursuant to this Section 2.04.

(d)                                                                      Access to Records. To the extent consistent with applicable privacy protection laws or regulations, access to such Employee Records after the Distribution Date will be provided to KLX and B/E in accordance with the Separation Agreement. In addition, notwithstanding anything to the contrary, KLX shall retain reasonable access to those Employee Records retained by B/E necessary for KLX’s continued administration of any plans or programs on behalf of Employees after the Distribution Date, provided that such access shall be limited to individuals who have a job-related need to access such Employee Records. KLX shall also retain copies of all restrictive covenant agreements with any B/E Employee or Former B/E Employee in which KLX has a valid business interest.

(e)                                                                       Maintenance of Employee Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, KLX and B/E shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(f)                                                                        No Access to Computer Systems. Except as set forth in the Separation Agreement or the Transition Services Agreement, no provision of this Agreement shall give either Party direct access to the computer systems of the other Party, unless specifically permitted by the owner of such systems.

(g)                                                                       Relation to Separation Agreement. The provisions of this Section 2.04 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information and access to and use of employees, Information and Records.

(h)                                                                      Confidentiality. Except as otherwise set forth in this Agreement, all Employee Records and data relating to employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement.

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(i)                                                                          Cooperation. Each member of the B/E Group and KLX Group shall use reasonable commercial efforts to share, retain and maintain data and Employee Records that are necessary or appropriate to further the purposes of this Section 2.04 and for each other to administer their respective Benefit Plans to the extent consistent with this Agreement and applicable Law. Except as provided under the Transition Services Agreement, neither B/E nor KLX shall charge the other any fee for such cooperation. The Parties agree to cooperate as long as is reasonably necessary to further the purposes of this Section 2.04.

Article III

EQUITY AWARDS

Section 3.01                  General Principles.

(a)                                                                      B/E and KLX shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this ARTICLE III, including, to the extent practicable, providing written notice or similar communication to each employee who holds one or more awards granted under the B/E LTIP informing such employee of (i) the actions contemplated by this ARTICLE III with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the B/E Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b)                                                                      From and after the Distribution, (i) a grantee who has outstanding awards under the B/E LTIP or the KLX LTIP shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (x) vesting and (y) determining the date of termination of employment as it applies to any such award and (ii) for purposes of determining whether any “change in control” has occurred with respect to any B/E Equity Award or KLX Equity Award, (A) a “change in control” shall only be deemed to have occurred for purposes of any award that is held by an B/E Employee upon a “change in control” of B/E and (B) a “change in control” shall only be deemed to have occurred for purposes of any award that is held by a KLX Employee upon a “change in control” of KLX.

(c)                                                                       No award described in this ARTICLE III, whether outstanding or to be issued, adjusted, substituted, assumed, converted or cancelled by reason of or in connection with the Distribution, shall be issued, adjusted, substituted, assumed, converted or cancelled until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

Section 3.02                  Establishment of Long-Term Incentive Plan. On or prior to the Distribution Date, KLX shall establish a long-term incentive plan for the benefit of eligible KLX Employees that is substantially similar to the B/E LTIP (the “KLX LTIP”), except that the KLX LTIP will also provide for the granting of the KLX RSAs, KLX RSUs, KLX DSUs and KLX Performance Awards to be granted pursuant to Section 3.03 hereof. Prior to the Distribution Date, B/E, as the sole stockholder of KLX, shall approve the KLX LTIP.

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Section 3.03                  Treatment of Outstanding B/E Equity Awards.

(a)                                                                      B/E RSAs held by KLX Employees and KLX Non-Employee Directors. Rather than participate in the Distribution, the B/E RSAs that are outstanding, unvested and held by a KLX Employee or KLX Non-Employee Director as of immediately prior to the Effective Time shall be assumed by KLX upon the Effective Time and the holder thereof shall be entitled to receive, in replacement of his or her B/E RSAs, as soon as practicable following the Effective Time, a number of restricted shares of KLX Common Stock (“KLX RSAs”), which shall be equal to the number of shares subject to such B/E RSAs immediately prior to the Effective Time, multiplied by the KLX Conversion Ratio and rounded down to the nearest whole share (with each separate vesting tranche of KLX RSAs comprising the holder’s aggregate number of KLX RSAs being rounded up or down to the nearest whole share). Each KLX RSA described in the preceding sentence shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding B/E RSA immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time the vesting of each KLX RSA shall be determined based upon continued service with the KLX Group.

(b)                                                                      B/E RSAs held by B/E Employees and B/E Non-Employee Directors. Rather than participate in the Distribution, the B/E RSAs that are outstanding, unvested and held by a B/E Employee, Former B/E Employee, B/E Director and Former KLX Employee as of immediately prior to the Effective Time shall, as soon as practicable following the Effective Time, be adjusted by multiplying the number of shares of B/E Common Stock subject to such B/E RSAs immediately prior to the Effective Time by the B/E Adjustment Ratio and rounding down to the nearest whole share (with each separate vesting tranche of B/E RSAs comprising the holder’s aggregate number of B/E RSAs being rounded up or down to the nearest whole share). Following the Effective Time, the adjusted B/E RSAs shall remain subject to the same terms and conditions as applicable to the B/E RSA prior to the Effective Time.

(c)                                                                       B/E RSUs and B/E DSUs held by KLX Employees and KLX Non-Employee Directors. The B/E RSUs or B/E DSUs that are outstanding and held by a KLX Employee or KLX Non-Employee Director, as of immediately prior to the Effective Time, shall be assumed by KLX and converted, as soon as practicable following the Effective Time, into an award of RSUs (“KLX RSUs”) or DSUs (“KLX DSUs”), as applicable, over KLX Common Stock equal to the number of shares subject to such B/E RSUs or B/E DSUs immediately prior to the Effective Time, multiplied by the KLX Conversion Ratio and rounded down to the nearest whole share (with each separate vesting tranche of KLX RSUs comprising the holder’s aggregate number of KLX RSUs being rounded up or down to the nearest whole share). Each KLX RSU or KLX DSU described in the preceding sentence shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding B/E RSU or B/E DSU, as applicable, immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time the vesting of each KLX RSU shall be determined based upon continued service with the KLX Group.

(d)                                                                      B/E RSUs and B/E DSUs held by B/E Employees and B/E Non-Employee Directors. The B/E RSUs and B/E DSUs that are outstanding and held by a B/E Employee,

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B/E Non-Employee Director, Former B/E Employee, or Former KLX Employee, as of immediately prior to the Effective Time shall be adjusted, as soon as practicable following the Effective Time, by multiplying the number of shares subject to such B/E RSUs or B/E DSUs immediately prior to the Effective Time by the B/E Adjustment Ratio and rounding down to the nearest whole share (with each separate vesting tranche of B/E RSUs comprising the holder’s aggregate number of B/E RSUs being rounded up or down to the nearest whole share). Following the Effective Time, all adjusted B/E RSUs and adjusted B/E DSUs shall remain subject to the same terms and conditions as applicable to the B/E RSU or B/E DSU prior to the Effective Time.

(e)                                                                       B/E Performance Awards held by KLX Employees. The B/E Performance Awards that are outstanding and held by a KLX Employee, as of immediately prior to the Effective Time, shall be assumed by KLX upon the Effective Time and converted into an award, subject to performance-based vesting, over KLX Common Stock (“KLX Performance Award”). The target number of shares of B/E Common Stock subject to each such B/E Performance Award shall be converted into a target number of shares of KLX Common Stock subject to each KLX Performance Award in the manner set forth above in Section 3.03(a) or 3.03(c), as applicable. The board of directors of KLX (or any duly authorized committee or representative thereof) will set new performance targets for the period following the Effective Time. Following the Effective Time, the KLX Performance Awards shall remain subject to the same terms and conditions as applicable to the corresponding B/E Performance Awards prior to the Effective Time (including the annual performance targets previously set by the Board, or any duly authorized committee or representative thereof, for the portion of the performance period prior to the Effective Time), except that the attainment of any annual performance target for the portion of the performance period after the Effective Time shall be determined by reference to the performance target set by the board of directors of KLX (or any duly authorized committee or representative thereof).

(f)                                                                        B/E Performance Awards held by B/E Employees. The B/E Performance Awards that are outstanding and held by a B/E Employee, shall be converted as of the Effective Time into an adjusted B/E Performance Award. The target number of shares of B/E Common Stock subject to each such B/E Performance Award prior to the Effective Time shall be adjusted in the manner set forth above in Section 3.03(b) or 3.03(d), as applicable. The Board (or any duly authorized committee or representative thereof) shall set new performance targets for the period following the Effective Time. Following the Effective Time, the B/E Performance Awards shall remain subject to the same terms and conditions as applicable to the B/E Performance Awards prior to the Effective Time (including the annual performance targets previously set by the Board, or any duly authorized committee or representative thereof, for the portion of the performance period prior to the Effective Time).

Section 3.04                  Employee Stock Purchase Plan. Effective as of the Distribution Date, KLX shall establish an employee stock purchase plan for the benefit of KLX Employees that is substantially similar to the B/E ESPP (the “KLX ESPP”). Prior to the Distribution Date, B/E, as the sole stockholder of KLX, shall approve the KLX ESPP.

(a)                                                                      Unless otherwise decided by the Committee in its sole discretion, all payroll deductions under the B/E ESPP shall cease following the last payroll payment date

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prior to the Distribution Date. The option period that would be in progress on the Distribution Date shall be shortened so that the exercise shall occur by the day prior to the Distribution Date. After such exercise, any residual amounts remaining in the B/E ESPP accounts of KLX Employees shall remain in such accounts until after the Distribution Date, at which point they shall be transferred to KLX for deposit in the appropriate individuals’ KLX ESPP accounts. In the event that a KLX Employee chooses not to participate in the KLX ESPP, that KLX Employee shall receive the appropriate residual amount following the Distribution Date.

Section 3.05                  Section 16(b) of the Exchange Act; Code Section 162(m).

(a)                                                                      By approving the adoption of this Agreement, the respective Boards of Directors of each of B/E and KLX intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by non-employee directors and officers of each of B/E and KLX.

(b)                                                                      Notwithstanding anything in this Agreement to the contrary (including the treatment of deferred compensation plans, outstanding equity awards and annual incentive awards as described herein), B/E and KLX agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that a federal income tax deduction for the payment of such deferred compensation or equity award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code.

Section 3.06                  Liabilities for Settlement of Awards. Except as provided for pursuant to Section 3.08, from and after the Effective Time (a) B/E shall be responsible for all Liabilities associated with B/E Equity Awards, including share delivery, registration or other obligations related to the exercise, vesting or settlement of the B/E Equity Awards and (b) KLX shall be responsible for all Liabilities associated with KLX Equity Awards, including any option exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the KLX Equity Awards.

Section 3.07                  Form S-8. Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, KLX shall prepare and file with the SEC one or several registration statements on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of KLX Common Stock at a minimum equal to the number of shares that are or may be subject to KLX Equity Awards. KLX shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any KLX Equity Awards remain outstanding.

Section 3.08                  Tax Reporting and Withholding for Equity-Based Awards. A member of the B/E Group will be responsible for all income, payroll, or other tax reporting related to income of B/E Employees, B/E Non-Employee Directors, Former B/E Employees, or Former KLX Employees from B/E Equity Awards, and a member of the KLX Group will be responsible for all income, payroll, or other tax reporting related to income of KLX Employees and KLX Non-Employee Directors from KLX Equity Awards. Further, a member of the B/E

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Group shall be responsible for remitting applicable tax withholdings for B/E Employees, Former B/E Employees and Former KLX Employees to each applicable taxing authority, and a member of the KLX Group shall be responsible for remitting applicable tax withholdings for KLX Employees to each applicable taxing authority. B/E and KLX acknowledge and agree that the Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Article IV

CERTAIN U.S. WELFARE BENEFIT MATTERS

Section 4.01                  Establishment of Welfare Plans.

(a)                                                                      On or prior to January 1, 2015, KLX shall establish and adopt Welfare Plans that will provide welfare benefits to each eligible KLX Employee who is, as of the Distribution Date, a participant in any of the B/E Welfare Plans (and their eligible spouses and dependents, as the case may be) under terms and conditions that are substantially similar to the B/E Welfare Plans (the “KLX Welfare Plans”). Coverage and benefits under the B/E Welfare Plans shall then be provided to the KLX Employees on an uninterrupted basis under the newly established KLX Welfare Plans which shall contain substantially the same terms and conditions as in effect under the corresponding B/E Welfare Plans immediately prior to the Distribution Date, unless otherwise noted on Schedule 4.01(a). KLX Employees shall cease to be eligible for coverage under the B/E Welfare Plans on January 1, 2015, unless otherwise noted on Schedule 4.01(a). For the avoidance of doubt, KLX shall not participate in any B/E Welfare Plans on or after January 1, 2015, and B/E Employees and Former B/E Employees shall not participate in any KLX Welfare Plans at any time. During the period, if any, after the Distribution Date and before January 1, 2015, coverage for KLX Employees under the B/E Welfare Plans shall be provided pursuant to the terms set forth in the Transition Services Agreement.

(b)                                                                      KLX shall use commercially reasonable efforts to cause all KLX Welfare Plans (to the extent not already waived or taken into account, as applicable, prior to the date hereof) to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to KLX Employees, other than limitations that were in effect with respect to such KLX Employees as of the Distribution Date under the B/E Welfare Plans, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a KLX Employee to the extent such KLX Employee had satisfied any similar limitation under the analogous B/E Welfare Plan as of the Distribution Date.

(c)                                                                       Unless otherwise noted on Schedule 4.01(c), B/E shall retain Liability and responsibility in accordance with the applicable B/E Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by KLX Employees (and their dependents and beneficiaries) under such plans prior to January 1, 2015 and KLX shall retain Liability and responsibility in accordance with the KLX Welfare Plans for all

13

reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by KLX Employees (and their dependents and beneficiaries) on or following January 1, 2015. For purposes of this Section 4.01, a benefit claim shall be deemed to be incurred as follows: (i) when the event giving rise to the benefit under the applicable plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the B/E Welfare Plan and KLX Welfare Plans which plan should be responsible for the claim or, if not, as follows: (ii) (A) health, dental, vision, employee assistance program, education assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (B) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, or other event giving rise to such benefits. The members of the B/E Group shall retain liability and responsibility in accordance with the applicable B/E Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) for individuals who, immediately prior to January 1, 2015, are Former KLX Employees (and their dependents and beneficiaries), including any such employee on long-term disability on January 1, 2015.

(d)                                                                      Benefit Elections and Designations. As of January 1, 2015, KLX shall cause the KLX Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each KLX Employee under, or with respect to, the corresponding B/E Welfare Plan for the plan year in which the Distribution occurs. Notwithstanding the foregoing, nothing in this Section 4.01 will prohibit KLX from soliciting or causing the solicitation of new election forms or beneficiary designations from KLX Employees to be effective under the KLX Welfare Plan as of January 1, 2015.

Section 4.02                  Accrued Paid Time Off. KLX shall credit each KLX Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such KLX Employee had with the B/E Group as of January 1, 2015.

Section 4.03                  Flexible Spending Accounts. On or prior to January 1, 2015, KLX shall establish and adopt KLX Welfare Plans that will provide health care flexible spending account and dependent care flexible spending account benefits to KLX Employees (each a “KLX FSA”).

Section 4.04                  COBRA and HIPAA. B/E shall retain responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Former KLX Employees who, prior to the Distribution Date, were covered under a B/E Welfare Plan pursuant to COBRA. B/E shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the B/E Welfare Plans with respect to KLX Employees. The Parties agree that neither the Distribution nor any transfers of employment that occur in connection with and on or prior to the Distribution shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, KLX shall assume, or shall have caused the KLX Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to

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KLX Employees who, on or after January 1, 2015 incur a qualifying event for purposes of COBRA.

Section 4.05                  Third Party Vendors. Except as provided below, to the extent any B/E Welfare Plan is administered by a third-party vendor, B/E and KLX will cooperate and use their reasonable commercial efforts to “clone” any contract with such third-party vendor for KLX and to maintain any pricing discounts or other preferential terms for both B/E and KLX. Neither party shall be liable for failure to obtain such pricing discounts or other preferential terms for KLX. Each party shall be responsible for any additional premiums, charges or administrative fees that such party may incur pursuant to this Section 4.05

Article V

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 5.01                  Deferred Compensation Plan.

(a)                                                                      Prior to the Distribution Date, KLX shall establish a nonqualified deferred compensation plan that is identical in all material respects to the B/E Deferred Compensation Plan (the “KLX Deferred Compensation Plan”) for the benefit of each KLX Employee who is, immediately prior to the Distribution Date, a participant in the B/E Deferred Compensation Plan. KLX shall be responsible for any and all Liabilities and other obligations with respect to the KLX Deferred Compensation Plan, and KLX shall assume and fully perform, pay and discharge, all obligations of the B/E Deferred Compensation Plan relating to KLX Employees as of the Distribution Date.

(b)                                                                      Prior to the Distribution Date, KLX shall establish a trust in a form that is identical in all material respects to the B/E Rabbi Trust as in effect as of the Distribution Date (the “KLX Rabbi Trust”). In connection with the assumption of the Liabilities under the B/E Deferred Compensation Plan in respect of KLX Employees, B/E shall, prior to the Distribution Date, transfer Assets from the B/E Rabbi Trust to the KLX Rabbi Trust. The amount of Assets to be transferred to the KLX Rabbi Trust shall be determined by multiplying the value of the Liabilities to be transferred to the KLX Deferred Compensation Plan by a fraction, the numerator of which is the fair market value of the assets held in the B/E Rabbi Trust immediately prior to the transfer and the denominator of which is the amount of Liabilities of the B/E Deferred Compensation Plan immediately prior to the transfer. The valuation of Liabilities shall be calculated by the record keeper for the B/E Deferred Compensation Plan and the value of Assets shall be calculated by the Trustee of the B/E Rabbi Trust, and such valuations shall be approved by B/E and KLX.

(c)                                                                       To the extent consistent with the funding objectives of the transfer described in Section 5.01(b), above, B/E shall, in determining the types of Assets to transfer to the KLX Rabbi Trust, direct the trustee of the B/E Rabbi Trust to transfer life insurance policies with respect to which KLX Employees are the insureds. B/E and KLX may agree in writing to modify the amount of Assets to be transferred to the KLX Rabbi Trust, as calculated under the provisions of Section 5.01(b), if the cash value of the insurance policies naming the KLX Employees exceeds the amount calculated.

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(d)                                                                      Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, KLX shall prepare and file with the SEC one or several registration statements on Form S-8 (or another appropriate form) registering under the Securities Act the unsecured obligations of KLX to pay deferred compensation in the future in accordance with the terms of the KLX Deferred Compensation Plan (the “KLX Deferred Compensation Obligations”). KLX shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any KLX Deferred Compensation Obligations remain outstanding.

Section 5.02                  Non-Employee Directors Deferred Compensation Plan. On or prior to the Distribution Date, KLX shall establish a nonqualified deferred compensation plan for the benefit of the non-employee KLX Non-Employee Directors that is substantially similar to the B/E NEDDSP (the “KLX Non-Employee Director Deferred Compensation Plan”).

Article VI

U.S. DEFINED CONTRIBUTION PLAN

Section 6.01                  B/E Savings Plan.

(a)                                                                      On or prior to the Distribution Date, B/E and KLX shall take all necessary actions to convert the B/E Savings Plan to a multiple employer plan and add KLX as a sponsor to the B/E Savings Plan. On and after the Distribution Date, KLX Employees who participated in the B/E Savings Plan prior to the Distribution Date shall continue to participate on the B/E Savings Plan on the same terms and conditions as applied prior to the Distribution Date. On and after the Distribution Date, all contributions payable to the B/E Savings Plan with respect to KLX Employees, determined in accordance with the terms and provisions of the B/E Savings Plan, ERISA and the Code, shall be paid by KLX to the B/E Savings Plan.

(b)                                                                      The B/E Savings Plan shall provide, effective as of the Distribution Date, (i) for the establishment of a KLX Common Stock fund and (ii) that such KLX Common Stock fund shall receive a transfer of and hold all shares of KLX Common Stock distributed in connection with the Distribution in respect of shares of B/E Common Stock. All participants in the B/E Savings Plan will be prohibited from increasing their holdings in such KLX Common Stock fund under the B/E Savings Plan, and may elect to liquidate their holdings in such KLX Common Stock fund and invest those monies in any other investment fund offered under the B/E Savings Plan.

Article VII

ANNUAL INCENTIVE PLANS

Section 7.01                  B/E Annual Incentive Plans.

(a)                                                                      2014 Bonuses. B/E shall pay eligible KLX Employees a cash bonus payment equal to the full annual cash bonus amount earned by such KLX Employee for 2014, as determined by B/E, immediately prior to the Distribution Date. B/E shall be entitled to the

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benefit of any tax deduction in respect of the cash bonus payment made pursuant to this Section 7.01(a).

(b)                                                                      Future Annual Incentive Plans. Each of B/E and KLX are expected to implement their own annual incentive plans for calendar year 2015 in which B/E Employees and KLX Employees, respectively, will participate. KLX shall be solely responsible for funding, paying and discharging all obligations relating to any annual cash incentive awards that any KLX Employee is eligible to receive under any KLX annual incentive plan with respect to payments made on account of performance periods beginning at or after January 1, 2015, and B/E shall be solely responsible for funding, paying and discharging all obligations relating to any annual cash incentive awards that any B/E Employee is eligible to receive under any B/E Annual Incentive Plan with respect to payments made on account of performance periods beginning at or after January 1, 2015.

Article VIII

COMPENSATION MATTERS AND GENERAL BENEFIT AND EMPLOYEE MATTERS

Section 8.01                  Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 8.01 and applicable Law, B/E shall assign, or cause an applicable member of the B/E Group to assign (including through notification to employees, as applicable), to KLX or a member of the KLX Group, as designated by KLX, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the B/E Group and a KLX Employee, with such assignment to be effective as of the Distribution Date. To the extent that assignment of such agreements is not permitted, effective as of the Distribution Date, each member of the KLX Group shall be considered to be a successor to each member of the B/E Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the B/E Group and a KLX Employee, such that each member of the KLX Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the KLX Group; provided, however, that in no event shall B/E be permitted to enforce such restrictive covenant agreements against KLX Employees for action taken in their capacity as employees of a member of the KLX Group.

Section 8.02                  Termination of Participation. Except as otherwise provided under this Agreement, effective as of the Distribution Date, KLX Employees shall cease participation in each B/E Benefit Plan and shall no longer be eligible to participate in any B/E Benefit Plan.

Section 8.03                  Leaves of Absence. KLX will continue to apply the appropriate leave of absence policies applicable to inactive KLX Employees who are on an approved leave of absence as of the Distribution Date. Leaves of absence taken by KLX Employees prior to the Distribution Date shall be deemed to have been taken as employees of a member of the KLX Group.

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Section 8.04                  Workers’ and Unemployment Compensation. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a B/E Employee, Former B/E Employee, KLX Employee or Former KLX Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, prior to the Distribution Date shall be retained by B/E. Effective as of the Distribution Date, KLX, acting through the member of the KLX Group employing each KLX Employee, will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and providing all notices to KLX Employees required by applicable workers’ compensation Laws and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.

Section 8.05                  Preservation of Rights to Amend. The rights of B/E or KLX to amend or terminate any plan, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 8.06                  Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in the Separation Agreement.

Section 8.07                  Administrative Complaints/Litigation. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both B/E Employees (or Former B/E Employees) and KLX Employees (or Former KLX Employees) and such action involves employment or Benefit Plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of B/E Employees (or Former B/E Employees) and KLX Employees (or Former KLX Employees) included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 8.07.

Section 8.08                  Reimbursement and Indemnification. To the extent provided for under this Agreement, each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Welfare Plans and other Benefit Plans. All Liabilities retained, assumed, or indemnified against by KLX pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by B/E pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the KLX Group to pay or reimburse to any member of the B/E Group any benefit-related cost item that a member of the KLX Group has paid or reimbursed to any member of the B/E Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the B/E to pay or reimburse to any member of the KLX Group any benefit-related cost item that a member of the B/E Group has paid or reimbursed to any member of the KLX Group prior to the Effective Time.

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Section 8.09                  Fiduciary Matters. Each Party acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 8.10                  Section 409A. B/E and KLX shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any KLX Employee, KLX Non-Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee, in respect of their respective benefits under any Benefit Plan. In the event the Parties determine that the actions described in this Agreement may result in any KLX Employee, KLX Non-Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee becoming subject to additional taxes pursuant to Section 409A of the Code, the Parties agree to cooperate in good faith to modify the procedures described in this Agreement to prevent such KLX Employee, KLX Non-Employee Director, Former KLX Employee, B/E Employee, B/E Non-Employee Director or Former B/E Employee from becoming subject to such additional tax.

Article IX

MISCELLANEOUS

Section 9.01                  Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN ARTICLE VII OF THE SEPARATION AGREEMENT.

Section 9.02                  Expenses. Except as otherwise provided in this Agreement in this Agreement, the Separation Agreement or in any Ancillary Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement. Notwithstanding anything in this Agreement, the Separation Agreement or in any Ancillary Agreement to the contrary, all KLX Transaction Costs shall be borne by KLX and all B/E Transaction Costs shall be borne by B/E.

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Section 9.03                  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):

(a) if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-3966

Attention: Ryan Patch

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy: (212) 848-7179

Attention:  Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

(b) if to KLX:

1300 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-5497

Attention: Roger Franks

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy: (212) 848-7179

Attention:  Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

Section 9.04                  Public Announcements. Following the Effective Time, neither Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Separation Agreement or the transactions contemplated by this Agreement or the Separation Agreement without the prior written consent of the other Party unless otherwise required by Law or applicable stock exchange regulation, and

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the Parties to this Agreement shall cooperate as to the timing and contents of any such press release or public announcement.

Section 9.05      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 9.06      Entire Agreement. This Agreement and the other Distribution documents constitute the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof and thereof. Irrespective of anything else contained herein, the Parties do not intend for this Agreement constitute the establishment or adoption of, or amendment to, any Benefit Plan, and no person participating in any such Benefit Plan shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such Benefit Plan or otherwise.

Section 9.07      Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties hereto or (b) by a waiver in accordance with Section 9.08.

Section 9.08      Waiver. Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party and (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section

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9.08 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 9.10      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.11      Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 9.12      Tax Matters. Notwithstanding anything in this Agreement to the contrary, except for those tax matters specifically addressed herein, the Tax Sharing Agreement will be the exclusive agreement among the Parties with respect to all Tax matters, including indemnification in respect of Tax matters.

Section 9.13      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.14      Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement or Transition Services Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

Section 9.15      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

Section 9.16      Survival of Covenants. Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants and agreements contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive the Distribution and shall remain in full force and effect.

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Section 9.17      Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

B/E AEROSPACE, INC.

By
Name:
Title:

KLX INC.

By
Name:
Title:

[Signature Page to Employee Matters Agreement]

Exhibit 1.01(b)

Form of IT Services Agreement

(Attached)

IT SERVICES AGREEMENT

IT SERVICES AGREEMENT (this “Agreement”), dated as of December 16, 2014, by and between B/E AEROSPACE, INC., a corporation organized under the laws of the State of Delaware (“B/E”), and KLX INC., a corporation organized under the laws of the State of Delaware (“KLX”). Each of B/E and KLX is sometimes referred to herein as a “Party”, and together, as the “Parties”.

WHEREAS, the Parties entered into that certain Separation and Distribution Agreement, dated as of December 15, 2014 (the “Separation Agreement”; capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed to such terms in the Separation Agreement);

WHEREAS, pursuant to and subject to the terms of the Separation Agreement, the Manufacturing Business will be separated from the CMS Business;

WHEREAS, prior to the date of this Agreement, members of the B/E Group have provided to members of the KLX Group, certain IT services necessary to conduct their respective businesses;

WHEREAS, it is contemplated under the terms of the Separation Agreement that, in connection with the Separation Transaction and the Distribution, for a limited period of time following the Distribution, B/E or one or more other members of the B/E Group will continue to provide certain of such IT services to members of the KLX Group; and

WHEREAS, B/E is willing to provide, or cause to be provided, and KLX is willing to receive, such IT services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.

(a)           For the purposes of this Agreement:

“Additional Service” means an IT service: (1) that was provided by B/E or another member of the B/E Group (or that was provided by a third party on behalf of B/E or another member of the B/E Group) to KLX or another member of the KLX Group as of the Distribution Date; and (2) that the recipient of such service reasonably believes (y) was inadvertently or unintentionally omitted from Schedule A and (z) is necessary or advisable for the conduct of the CMS Business.

“Agreement” has the meaning given in the Preamble.

“B/E” has the meaning given in the Preamble.

“B/E Indemnified Person” has the meaning given in Section 10.2.

“Change Request” has the meaning given in Section 2.1(c).

“Change Request Proposal” has the meaning given in Section 2.1(c).

“Equipment” has the meaning given in Section 4.5(a).

“Fees” has the meaning given in Section 5.1(a).

“Force Majeure Event” has the meaning given in Section 4.4(a).

“Group” means, with respect to any Party, Service Provider or Service Recipient, such Party, Service Provider, or Service Recipient, respectively, and each of such Party’s, Service Provider’s or Service Recipient’s Affiliates, respectively.

“IT Services” has the meaning given in Section 2.1(a).

“KLX” has the meaning given in the Preamble.

“KLX Indemnified Person” has the meaning given in Section 10.1.

“Migration Assistance” has the meaning given in Section 2.6(a).

“Party” and “Parties” have the meanings given in the Preamble.

“Personnel” means, with respect to any Party, the Representatives of such Party, and the employees, officers, directors, agents, representatives, advisors, independent contractors and consultants of any third parties engaged by such Party or the other members of such Party’s Group to provide a Third Party Service.

“Records” has the meaning given in Section 6.5.

“Representatives” means, with respect to any Party, the employees, officers, directors, agents, representatives, advisors, independent contractors and consultants of (i) such Party and (ii) the other members of such Party’s Group.

“Sales Taxes” has the meaning given in Section 5.3.

“Security Regulations” has the meaning given in Section 6.4(a).

“Separation Agreement” has the meaning given in the Recitals.

“Service Coordinator” has the meaning given in Section 2.2.

“Service Provider” means a member of the B/E Group, when it is providing a B/E Service to a member of the KLX Group under the terms of this Agreement.

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“Service Receiver Data” has the meaning given in Section 8.1(a).

“Service Recipient” means a member of the KLX Group, when it is receiving an IT Service from a member of the B/E Group under the terms of this Agreement.

“Systems” has the meaning given in Section 6.4(a).

“Term” shall mean, with respect to each of the IT Services and Migration Assistance, the period of time beginning on the Distribution Date and expiring on the earlier of (i) the date set forth in Schedule A (or if not specified therein, such period as may be reasonably requested by the Service Recipient to which such IT Service or Migration Assistance is provided) or (ii) the last day of the twenty-fourth (24th) month following the date hereof, in each case unless earlier terminated pursuant to Section 11.2, in each case, subject to any extension as provided in Section 11.1.

“Terminating Party” has the meaning given in Section 11.2(a).

“Terminating Third Party Service” has the meaning given in Section 11.2(c).

“Third Party Service” has the meaning given in Section 2.1(b)(i).

(b)         In this Agreement, except to the extent otherwise provided or where the context otherwise requires:

(i)           when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)          the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)         whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)         the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)          the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(vi)         references to a Person are also to its successors and permitted assigns.

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ARTICLE II

SERVICES

Section 2.1        Services to be Provided to the KLX Group.

(a)         In General. During the applicable Term, and in accordance with the terms and conditions of this Agreement, B/E shall provide (or cause to be provided), or shall cause another member of the B/E Group to provide (or cause to be provided), to KLX or another member of the KLX Group: (1) the services described in Schedule A hereto; and (2) any Additional Services as may be requested in writing by KLX, identifying in reasonable detail the specifics of such service to be performed by a member of the B/E Group (each such service, an “IT Service”).

(b)         Third Party Services.

(i)           A Service Provider may, in its discretion and with prior written notice to the Service Recipient, engage, or cause another member of the Service Provider’s Group to engage, one or more third parties to provide some or all of the IT Services (any such IT Service provided by a third party, a “Third Party Service”).

(ii)          To the extent that any third party proprietor of information or software to be disclosed or made available to any Service Recipient in connection with the performance of IT Services hereunder requires the execution of a specific form of non-disclosure agreement, license agreement, use agreement or other terms and conditions as a condition of its consent to use of the same for the benefit of any member of the Service Recipient’s Group or to permit any member of the Service Recipient’s Group to access such information or software, the Service Recipient will execute, or will cause, as necessary, such other member of the Service Recipient’s Group or its or their respective Representatives to execute, such form or agreement.

(iii)         Nothing in this Section 2.1(b) shall in any way affect B/E’s obligation to provide (or cause to be provided) the IT Services pursuant to this Agreement, and B/E shall remain at all times during the applicable Term fully responsible for the performance of the IT Services.

(c)         Change Requests. A Service Recipient may request in writing a change to any IT Service, which request must include a description of the proposed change requested and, if any, the associated business specifications (each a “Change Request”). The Service Provider shall provide such Service Recipient with a written proposal for changing the applicable IT Service in accordance with the Change Request (a “Change Request Proposal”). Each such Change Request Proposal will include the estimated time and price of implementing the Change Request. A Service Provider may also identify impacts of the Change Request on the IT Service being provided by a Service Provider and fees related thereto. If the Parties agree in writing to a Change Request or a written variation thereof, this Agreement will be deemed amended to include the terms and conditions of such agreed-upon Change Request or written variation thereof. If the Parties do not agree upon a Change Request Proposal or a written variation thereof within ten (10) days after the date such Change Request Proposal is delivered to

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the Service Recipient, then the Change Request Proposal will expire, and neither Party shall have any obligation to implement the changes contemplated by such Change Request unless and until the Parties agree separately in writing. Notwithstanding the foregoing, a Service Provider shall not be obligated to change a Service if (A) the Service Provider is not able to provide the IT Service, as changed, due to capacity, performance, physical or technical limitations, or lack of sufficient resources, or (B) such change results from a change to a Service Recipient’s business or operations that is outside the ordinary course of business.

Section 2.2        Service Coordinators. B/E and KLX shall each nominate a representative to act as the primary contact person with respect to the performance of the Services (each, a “Service Coordinator”). Except as otherwise provided herein, all communications relating to the IT Services provided hereunder shall be directed to the Service Coordinators. The initial Service Coordinators for B/E and KLX, including relevant contact information, are set forth on Schedule B hereto. Either Party may replace its Service Coordinator at any time by providing prior written notice to the other Party of such replacement. Solely for the avoidance of doubt, any notice or other communications to be given or made pursuant to this Agreement, including any notice of replacement of a Service Coordinator pursuant to this Section 2.2, shall be given or made in accordance with the terms of Section 12.1, and no notice or other communication to any Service Coordinator shall be a proper notice or other communication for the purposes of this Agreement.

Section 2.3        Standard of Performance. B/E shall (and shall use commercially reasonable efforts to cause any Person performing IT Services on its behalf to) use commercially reasonable efforts, skill and judgment in providing IT Services hereunder. Without limiting the foregoing, all IT Services shall be provided in a timely and workmanlike manner, consistent with the manner and level of care with which such IT Services were provided in the ordinary course prior to the Distribution Date. Notwithstanding the foregoing, the Service Provider’s provision of the IT Services are subject to (a) the Service Provider’s applicable policies and procedures that are in effect on the date hereof, (b) the Service Provider’s capacity, performance, physical or technical limitations (including in respect of internet bandwidth, file server capacity and mailbox capacity) that were applicable to the Service Provider’s provision of the IT Services for the Service Recipients prior to the Distribution Date, and (c) in respect of systems or communications links that are shared between two or more businesses, capacity limitations to ensure that each of the Service Recipients’ and the Service Providers’ business receives reasonably sufficient use of such systems or links.

Section 2.4        Cooperation.

(a)         Each Party shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause the other members of such Party’s Group and any third party providing Third Party Services on behalf of any member of such Party’s Group, to cooperate with the members of the other Party’s Group in all matters relating to the provision and receipt of IT Services and to minimize the expense, distraction and disturbance to the other Party’s Group’s business, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing.

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(b)         Each Party will use commercially reasonable efforts to provide (and will use commercially reasonable efforts to cause each other member of such Party’s Group to provide) information and documentation sufficient for each Service Provider to perform (or cause to be performed) the IT Services in the manner and with the level of care they were provided in the ordinary course prior to the Distribution Date, and will use commercially reasonable efforts to make available, as reasonably requested in writing by a Service Provider, sufficient resources and timely decisions, approvals and acceptances in order that such Service Provider may perform (or cause to be performed) its obligations under this Agreement in a timely and efficient manner.

Section 2.5        Migration Assistance.

(a)         Prior to the end of the applicable Term, B/E shall provide (or cause to be provided) to KLX (and any other member of KLX’s Group) such reasonable support and assistance as is necessary to migrate the IT Services to KLX’s internal organization or to a third party provider of KLX or another member of KLX’s Group (such support and assistance, “Migration Assistance”), which may include, without limitation, (i) consulting, (ii) training, (iii) providing reasonable access to data and other information in the standard format and medium (whether electronic or otherwise) of the Service Provider and (iv) reasonable access to employees of the Service Provider. In the event KLX (or any other member of KLX’s Group) requires Migration Assistance, KLX’s Service Coordinator shall request such Migration Assistance from B/E’s Service Coordinator, and the two Service Coordinators shall discuss the anticipated scope and cost of such Migration Assistance and agree on such scope and cost in advance of such Migration Assistance commencing. The two Service Coordinators shall regularly discuss such Migration Assistance and any changes in anticipated scope and cost. In the event that B/E determines at any point in time that the cost of the requested Migration Assistance is expected to materially exceed that initially agreed between the two Service Coordinators, then B/E’s Service Coordinator shall promptly notify KLX’s Service Coordinator and the two Service Coordinators shall discuss and agree whether and how to proceed. KLX shall pay any actual costs incurred and documented by B/E (or another member of B/E’s Group) in connection with any Migration Assistance (other than Migration Assistance provided pursuant to Section 11.2(c)(iv)), requested by KLX, whether performed by Representatives of B/E or by an external service provider.

(b)         Representatives of B/E providing Migration Assistance shall be granted reasonable access to KLX’s facilities (or those of another member of KLX’s Group).

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ARTICLE III

[RESERVED]

ARTICLE IV

LIMITATIONS

Section 4.1        General Limitations.

Notwithstanding anything to the contrary herein, no Service Provider (nor any other member of the Service Provider’s Group) shall be required to (a) hire any third party service provider to provide any IT Service, (b) expand its facilities, incur long-term capital expenses, increase its employee headcount or maintain the employment of any specific employee in order to provide any IT Service, (c) purchase, upgrade, enhance or otherwise modify any computer hardware, software or network environment, (d) provide any support or maintenance services for any computer hardware, software or network environment that has been materially upgraded, enhanced or otherwise modified from the computer hardware, software or network environments in use as of the Distribution Date, or (e) provide IT Services hereunder that are greater in nature or scope than the comparable services provided in the conduct of the a Service Recipient’s business during the twelve (12) months immediately prior to the Distribution Date; provided, however, that nothing in this Section 4.1 shall in any way relieve any obligation of B/E to provide (or cause to be provided) the IT Services pursuant to this Agreement, and B/E shall remain, at all times during the Term, fully responsible for the performance of the IT Services.

Section 4.2        Third Party Limitations. Each Party acknowledges and agrees that any IT Services (including Third Party Services) provided using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the Service Provider and such third parties. With respect to such IT Services, B/E shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other Service Provider thereof to) (a) obtain any necessary consent (including any necessary licenses) from such third parties in order to provide the IT Services or (b) if any such consent is not obtained, provide acceptable alternative arrangements to provide the relevant IT Services; provided, however, that, at the written request of B/E, KLX shall reimburse B/E for any reasonable and documented additional incremental costs incurred by B/E (or any other Service Provider) in carrying out its obligations under subsection (a) or (b), above. KLX shall use commercially reasonable efforts to assist B/E in obtaining any such necessary consent or license.

Section 4.3        Compliance with Laws.

(a)         No Service Provider shall provide, or cause to be provided, nor shall any Service Provider be required to provide or cause to be provided, any IT Service to the extent that the provision of such IT Service would require such Service Provider, or any Representative of such Service Provider, to violate: (i) any applicable Law, (ii) any policies and/or procedures of such Service Provider designed to respond to applicable Law, or (iii) any other policies and/or procedures of such Service Provider in existence as of the Distribution Date, which policy or procedure, in the case of subparagraph (ii) or (iii) above, continues in effect at such Service Provider.

(b)         If B/E cannot provide (or cause to be provided) a IT Service due to Section 4.3(a), the Parties shall cooperate, in full compliance with Section 2.4(a), to identify a reasonably acceptable alternative arrangement to provide the affected IT Service; provided,

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however, that, at the written request of B/E, KLX shall reimburse B/E for any reasonable and documented additional incremental costs incurred by B/E in providing such IT Service under such alternative arrangement.

Section 4.4        Force Majeure.

(a)         B/E shall, at all times during the applicable Term, use commercially reasonable efforts to provide, or cause to be provided, the IT Services without interruption. In the event and to the extent that any Service Provider is wholly or partially prevented from, or delayed in, providing one or more IT Services, or one or more IT Services are interrupted or suspended, by reason of events beyond the reasonable control of such Service Provider or the other members of such Service Provider’s Group (including acts of God, acts of any Governmental Entity, acts of the public enemy or due to fire, explosions, accidents, floods, embargoes, epidemics, wars, acts of terrorism, nuclear disasters, labor difficulties, civil unrests and/or riots, civil commotions, insurrections, severe or adverse weather conditions, any lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of the Service Provider, the other members of the Service Provider’s Group or, in the case of any Third Party Services, the third party providing such Third Party Service on behalf of the Service Provider or another member of the Service Provider’s Group (each, a “Force Majeure Event”)), B/E shall not be obligated to deliver (or cause to be delivered) the affected IT Services during such period, and KLX shall not be obligated to make any payment for any reason hereunder in relation to any IT Services not delivered; provided, however that, during the duration of a Force Majeure Event, B/E shall use commercially reasonable efforts to avoid or remove such Force Majeure Event, and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay.

(b)         In the event that any Service Provider has knowledge that the provision of any IT Service is or will be (or would reasonably be expected to be) affected by a Force Majeure Event, B/E shall, to the extent reasonably practicable, promptly provide, in writing, notice of such Force Majeure Event to KLX, describing in reasonable detail such Force Majeure Event, the affected IT Service, and B/E’s reasonable estimate of the scope and duration of such Force Majeure Event.

Section 4.5        Title to Equipment; Management and Control; Reservation of Rights.

(a)         Except as otherwise provided herein, all procedures, methods, systems, strategies, tools, equipment, facilities and other resources of any member of the Service Provider’s Group used by such member of the Service Provider’s Group in connection with the provision of IT Services (the “Equipment”) shall remain the property of such member of the Service Provider’s Group and shall at all times be under the sole direction and control of such member of the Service Provider’s Group.

(b)         In the event that any Service Provider is required to purchase Equipment in order to provide the IT Services or Migration Assistance hereunder, B/E shall notify KLX of the requirement to purchase such Equipment and the Parties shall discuss in good

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faith and agree which Party shall purchase such Equipment. In the event B/E (or another member of B/E’s Group) purchases such Equipment, KLX shall reimburse B/E for the cost of such Equipment promptly, but in any event no later than ninety (90) days, after the purchase thereof. At the end of the relevant Term, (i) in the event B/E (or another member of B/E’s Group) purchased and was reimbursed by KLX for such Equipment, B/E shall reimburse KLX (A) for applicable depreciation during the Term in respect of such Equipment and (b) to the extent B/E (or another member of B/E’s Group) receives some other benefit by using or retaining such Equipment during, or at the end of, the relevant Term, respectively, for the value of such benefit in an amount to be agreed by the Parties’ respective Service Coordinators; and (ii) in the event KLX purchased such Equipment, to the extent B/E (or another member of B/E’s Group) receives some other benefit by using or retaining such Equipment during, or at the end of, the relevant Term, respectively, B/E shall reimburse KLX for the value of such benefit in an amount to be agreed by the Parties’ respective Service Coordinators.

(c)         Except as otherwise provided herein, management of and control over the provision of the IT Services (including the determination or designation at any time of the Equipment, Personnel and other resources to be used in connection with the provision of the IT Services) shall reside solely with the Service Provider. Without limiting the generality of the foregoing, all labor matters relating to any employees of the Service Provider or the other members of the Service Provider’s Group shall be within the exclusive control of the Service Provider, and no member of the Service Recipient’s Group shall take any action with regard to such matters. B/E shall provide for and pay (or cause to be provided for and paid) the compensation and other benefits of its employees, including salary, health, accident and workers’ compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees. No member of the Service Recipient’s Group shall in any event be liable to the Service Provider or any other member of the Service Provider’s Group, or to any of their respective Personnel, for any failure on the part of any member of the Service Provider’s Group to perform any obligation on the part of such member of the Service Provider’s Group with regard to the compensation, benefits or taxation of its employees or other Personnel.

(d)         Nothing in this Section 4.5 shall in any way affect any right or obligation of any Party, or any allocation of any assets of any Party, as provided in the Separation Agreement or any other Ancillary Agreement or pursuant to any Continuing Arrangement.

Section 4.6        Interim Basis Only.

Each Party acknowledges that the purpose of this Agreement is to provide the IT Services on an interim basis. Accordingly, at all times from and after the Distribution Date, each Party shall use its respective commercially reasonable efforts to make or obtain any approvals, permits or licenses, implement any computer systems and take, or cause to be taken, any and all other actions necessary or advisable for the Service Recipients to provide the IT Services for themselves as soon as practicable after the date of this Agreement.

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ARTICLE V

PAYMENT

Section 5.1        Fees.

(a)         In connection with each IT Service, KLX shall pay to B/E (i) the fees set forth in Schedule A with respect to such IT Service, or if not specified therein, fees for such IT Service as determined by the mutual agreement of both Parties, negotiated in good faith, and (ii) any reasonable and documented third party fees, costs and expenses which are charged to or incurred by the Service Provider or another member of the Service Provider’s Group in connection with provision of IT Services to the Service Recipient and which are not included in the fees set forth in the Schedules (collectively, the “Fees”).

(b)         It is the intent of the Parties that the Fees reasonably approximate the actual cost to the Service Provider of providing the IT Services, without any intent to cause the Service Provider to receive any profit or incur any loss with respect thereto. If at any time a Party reasonably believes that the Fees with respect to any IT Service are materially insufficient to compensate the Service Provider for the cost of providing such IT Service, or that the Fees with respect to any IT Service materially overcompensate the Service Provider for the cost of providing such IT Service, such Party shall promptly provide notice to the other Party of the same, identifying such IT Service and setting forth in reasonable detail its rationale for such belief, and shall include with such notice all available documentation with regard to the cost of providing such IT Service.

(c)         Upon the delivery of a notice pursuant to Section 5.1(b), the Parties shall cooperate, in full compliance with Section 2.4(a), to come to a mutually acceptable agreement with regard to the appropriate Fees for such IT Service.

Section 5.2        Billing and Payment Terms.

(a)         B/E shall invoice KLX on a monthly basis for any Fees, costs or other amounts payable pursuant to this Agreement.

(b)         Each invoice delivered pursuant to Section 5.2(a) shall set forth a brief description of the IT Services and the Migration Assistance provided, and, with respect to any amounts payable other than Fees pursuant to Section 5.1(a)(i), reasonable documentation to support the charges thereon.

(c)         Each invoice delivered pursuant to this Section 5.2 shall be payable within 30 days after the date of the invoice.

(d)         Payment of all invoices provided hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

(e)         If any invoice delivered pursuant to (and in compliance with) this Section 5.2 is not paid in full within thirty (30) days after the date of the invoice, interest shall accrue on the unpaid amount at the annual rate equal to the “Prime Rate” as reported on the thirtieth (30th) day after the date of the invoice in The Wall Street Journal (or, if such day is not a

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business day, the first business day immediately after such day), calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed between the end of the thirty (30)-day payment period and the actual payment date.

(f)          If there is an Agreement Dispute between the Parties regarding the amounts shown as billed to KLX on any invoice, B/E shall, upon the written request of KLX, furnish to KLX additional documentation reasonably necessary to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the IT Services in question where applicable and practicable.

Section 5.3        Sales Taxes.

All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (including any such taxes that are required to be withheld, but excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on IT Services or Migration Assistance (“Sales Taxes”) provided hereunder, and such Sales Taxes will be added to the consideration where applicable. Such Sales Taxes shall be separately stated on the relevant invoice. KLX shall be responsible for any such Sales Taxes and shall either (i) remit such Sales Taxes to B/E (and B/E shall remit such amounts to the applicable taxing authority) or (ii) provide B/E with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes.

Section 5.4        No Offset.

No Party shall withhold any payments to the other Party under this Agreement in order to offset payments due to such Party pursuant to this Agreement, the Separation Agreement or otherwise, unless such withholding is mutually agreed to, in advance, by the Parties.

ARTICLE VI

ACCESS AND SECURITY

Section 6.1        Access; Work Policy.

(a)         At all times during the Term, each Party shall provide, and shall cause the other member of its Group to provide, the other Party and its Personnel reasonable ingress to and egress from its facilities and premises, and reasonable access to its equipment and Personnel, for any purpose connected with the delivery or receipt of IT Services hereunder, the exercise of any right under this Agreement or the performance of any obligations required by this Agreement.

(b)         Each Party shall comply, and shall cause its respective Personnel to comply, with the other Party’s safety and security regulations applicable to each specific site or facility while working at such site or facility. Except as otherwise agreed to by the Parties, each Party shall cause its Personnel to observe the working hours, working rules, and holiday schedules of the other Party while working on the premises of the other Party.

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Section 6.2        Additional Security Measures.

Each Party acknowledges and agrees that any Service Provider may take physical or information security measures that affect the manner in which IT Services are provided, so long as the substance or overall functionality of any affected IT Services remains the same as it was as of the Distribution Date.

Section 6.3        Security Breaches.

In the event of a security breach that relates to the IT Services, the Parties shall, subject to any applicable Law, cooperate with each other in good faith regarding the timing and manner of (a) notification to their respective customers, potential customers, employees and/or agents concerning a breach or potential breach of security and (b) disclosures to appropriate Governmental Entities.

Section 6.4        Systems Security.

(a)         If any Party or its Personnel are given access to any computer systems or software of any member of the other Party’s Group (“Systems”) in connection with such Party’s performance or receipt of IT Services, such Party shall comply, and shall cause the other members of its Group and its Personnel to comply, with all of such other Party’s system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by such other Party.

(b)         Each Party shall use commercially reasonable efforts to ensure that only those of its Personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its Personnel regarding the restrictions set forth in this Agreement and establishing appropriate policies designed to effectively enforce such restrictions.

(c)         If, at any time, either Party determines that the other Party or its Personnel has sought to circumvent, or has circumvented, its Security Regulations, that any unauthorized Personnel of the other Party has accessed its Systems or that the other Party or any of its Personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall immediately terminate any such Personnel’s access to the Systems and promptly notify the other Party.

(d)         Each Party shall access and use, and shall cause their respective Personnel to access and use, only those Systems, and only such data and information within such Systems, to which it or they have been granted the right to access and use. Any Party shall have the right to deny the Personnel of the other Party access to such Party’s Systems, after prior written notice and consultation with the other Party, in the event the Party reasonably believes that such Personnel pose a security concern.

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Section 6.5        Records and Inspection Rights.

Each Party shall maintain, and shall cause the other members of such Party’s Group to maintain, accurate records of the receipts, invoices, reports and other documents relating to the IT Services (the “Records”) for the period applicable to such Records under B/E’s records retention policy in effect as of the date of this Agreement, following the expiration of the applicable Term, in order to provide the other Party the opportunity to verify the accuracy, completeness and appropriateness of the charges for the IT Services and that the IT Services are being provided in accordance with the terms of this Agreement and Schedule A. Upon reasonable written notice from KLX, B/E shall make available to KLX or its Representatives (at KLX’s sole cost and expense) reasonable access to, or at KLX’s sole cost and expense, copies of, the Records with respect to such IT Service during regular business hours.

ARTICLE VII

CONFIDENTIALITY

Section 7.1        Confidential Information.

(a)         Notwithstanding any termination of this Agreement, the Parties shall hold, and shall cause each of the other members of their respective Groups to hold, and shall each cause their respective Representatives to hold, and shall use commercially reasonable efforts to cause their respective other Personnel to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other Party, any and all Confidential Information concerning the other Party (or any other member of such Party’s Group) or its respective business; provided, however, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Confidential Information and are informed of their obligation to hold such Confidential Information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if the Parties or any other member of their respective Groups are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one Party against the other Party, or (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, each Party shall, to the extent not prohibited by applicable Law, promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties will reasonably cooperate in obtaining, at the sole cost of the Party seeking such order or other remedy. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable efforts, at the sole cost and expense of the Party whose Confidential Information is required to be disclosed, to ensure that confidential treatment is accorded such Confidential Information.

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(b)         Nothing in this Article VII shall in any way affect any right or obligation of any Party with regard to any Party’s Confidential Information as provided in the Separation Agreement or any other Ancillary Agreement or pursuant to any Continuing Arrangement.

ARTICLE VIII

INTELLECTUAL PROPERTY AND DATA

Section 8.1        Ownership of Data and Intellectual Property.

(a)         KLX shall own all data (i) provided by any member of the KLX Group to any member of the B/E Group in connection with such member of the KLX Group’s receipt of IT Services or (ii) created by or for B/E or any other member of the B/E Group solely in relation to the provision of IT Services to KLX or another member of the KLX Group (collectively, “Service Receiver Data”).

(b)         Upon the written request of KLX, and at KLX’s sole cost and expense, any Service Receiver Data in possession of B/E or any other member of B/E’s Group shall be promptly provided to KLX in the format in which such Service Receiver Data is maintained as of the time of such request; provided, however, that B/E may retain the relevant Service Receiver Data and provide a copy thereof to KLX: (i) if necessary for B/E (or any other member of B/E’s Group) to comply with the requirements of Section 6.5, (ii) if necessary for B/E (or any other member of B/E’s Group) to continue to provide the IT Services during the Term; or (iii) if B/E (or any other member of B/E’s Group holding such Service Receiver Data) is unable to delete the Service Receiver Data from its archives using commercially reasonable efforts. After completion of the IT Services hereunder, neither B/E nor any other member of B/E’s Group shall retain any copy of Service Receiver Data (unless required by Law or if clause (i) or (iii) above applies), and B/E shall deliver, or cause to be delivered, upon the written request of KLX, within such time period as the Parties may reasonably agree, at the sole cost and expense of KLX, all Service Receiver Data in its possession (or in the possession of any other member of its Group) to KLX.

(c)         All other data, information and Intellectual Property provided by each Party (including each other member of such Party’s Group) and their respective licensors and information, content and software providers in connection with performance of the IT Services shall remain the property of such Party. No right or license with respect to any Intellectual Property is granted under this Agreement other than as is strictly necessary for B/E to perform, and KLX to receive and use, the IT Services as contemplated herein, and then only to the extent of the interest held by the Party granting such right.

Section 8.2        Licenses. From the date hereof until the termination of this Agreement, each Service Provider grants to the Service Recipients and their designees and suppliers a non-exclusive, royalty-free, non-transferable, non-sublicensable right and license to use such Service Provider’s Intellectual Property, solely and exclusively in order for the Service Recipients to receive the Services contemplated hereunder.

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ARTICLE IX

LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

Section 9.1        Limitation of Liabilities.

(a)           EXCEPT IN THE CASE OF FRAUD, IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN ARTICLE X.

Section 9.2        Disclaimer of Warranties.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

ARTICLE X

INDEMNIFICATION

Section 10.1      Indemnification of KLX.

Subject to the terms of this Article X, from and after the Distribution Date, B/E shall indemnify and hold harmless KLX and the other members of the KLX Group, and each of their respective Representatives (each, a “KLX Indemnified Person”), from and against any and all Indemnifiable Losses incurred by such KLX Indemnified Person arising out of the undertaking, performance or completion by or on behalf of B/E or any other member of the B/E Group of an IT Service pursuant to this Agreement, to the extent such Indemnifiable Losses arise from the gross negligence or willful misconduct of any member of the B/E Group, or any Representative of B/E.

Section 10.2      Indemnification of B/E.

Subject to the terms of this Article X, from and after the Distribution Date, KLX shall indemnify and hold harmless B/E and the other members of the B/E Group, and each of their respective Representatives (each, a “B/E Indemnified Person”), from and against any and all Indemnifiable Losses incurred by such B/E Indemnified Person arising out of the undertaking,

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performance or completion by or on behalf of B/E or any other member of the B/E Group of an IT Service pursuant to this Agreement, to the extent such Indemnifiable Losses arise from the gross negligence or willful misconduct of any member of the KLX Group, or any Representative of KLX.

Section 10.3      Indemnification Procedures.

The provisions of Section 7.04 (Procedures for Indemnification), Section 7.05 (Cooperation in Defense and Settlement), Section 7.06 (Indemnification Obligations Net of Insurance Proceeds) and Section 7.07 (Additional Matters; Survival of Indemnities) of the Separation Agreement are incorporated herein by reference and shall apply to this Agreement and the Parties mutatis mutandis.

Section 10.4      Rights of the Parties.

The rights and obligations of the Parties provided in this Article X shall be in addition to (and not in lieu of) any rights or obligations with respect to indemnification provided pursuant to the Separation Agreement and any Ancillary Agreement or Continuing Arrangement, and nothing herein shall in any way limit the rights and obligations of any Party pursuant thereto.

ARTICLE XI

TERM AND TERMINATION

Section 11.1      Term of Agreement. The term of this Agreement shall become effective on the Distribution Date and shall remain in force until the earlier of (a) termination or expiration of all of the respective Terms and (b) termination in accordance with Section 11.2. The Term may be extended for a period of up to one (1) additional year by KLX in its sole discretion in respect of any IT Service. The obligation of any Party to make a payment for IT Services or Migration Assistance previously rendered shall not be affected by the termination of this Agreement or the expiration of the Term and shall continue until full payment is made.

Section 11.2      Termination.

(a)         Termination by B/E or KLX. This Agreement may be terminated by either Party (the “Terminating Party”) upon written notice to the other Party, if:

(i)           the other Party materially breaches this Agreement (which, for the avoidance of doubt, includes any failure to make payment in full for IT Services or Migration Assistance, except in a case where there is a good faith dispute thereto) and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; or

(ii)          the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.

(b)         Partial Termination. Except as otherwise described in the Schedules hereto: (i) KLX may, on sixty (60) days’ written notice to B/E, which notice may not

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be effective at any time before the date that is six (6) months after the date hereof, terminate its receipt of any specific IT Service set forth on any part of Schedule A; and (ii) upon receipt of any notice pursuant to Section 4.4(b), KLX may, upon written notice to B/E, immediately terminate its receipt of any IT Service affected by any Force Majeure Event described therein. Any termination notice delivered pursuant to this Section 11.2(b) shall specify in detail the IT Service or IT Services to be terminated, and the date on which such IT Service or IT Services is to be terminated.

(c)        Third Party Services. If any Service Provider receives notice from a third party that such third party intends to cease providing a Third Party Service (a “Terminating Third Party Service”) (and such intention is not the result of any action or inaction by B/E or any member of B/E’s Group), and the termination of such Third Party Service would thereby render such Service Provider incapable of providing the relevant IT Service:

(i)           B/E shall elect (in its sole discretion): (1) to obtain such Third Party Service from an alternate third party service provider; or (2) to terminate such IT Service, effective upon the termination of the Terminating Third Party Service.

(ii)          B/E shall promptly notify KLX of the third party’s impending termination of services and of B/E’s election under Section 11.2(c)(i), and shall include with such notice a copy of any correspondence received from such third party with regard to such Third Party Service, and a description, in reasonable detail, of the affected IT Service.

(iii)         In the event B/E elects to obtain such Third Party Service from an alternate third party service provider, such Third Party Service shall continue to be provided to the Service Recipient hereunder; provided, however, that KLX shall have the option to terminate such IT Service by written notice to B/E, effective upon the termination of the Terminating Third Party Service.

(iv)         In the event B/E elects to terminate such Third Party Service, such IT Service shall, effective upon the termination of such Terminating Third Party Service, terminate, and thereafter, notwithstanding anything to the contrary contained herein, no member of B/E’s Group shall have any further obligation to provide such IT Service to any member of KLX’s Group; provided, however, that, in the event any Third Party Service is terminated pursuant to this Section 11.2(c)(iv), at the written request of KLX, B/E shall provide (or cause to be provided), at its sole cost and expense, Migration Assistance to the Service Recipient thereof.

Section 11.3      Effect of Termination.

In the event that this Agreement is terminated for any reason:

(a)         Each Party acknowledges and agrees that the obligations of B/E to provide the IT Services, or to cause the IT Services to be provided, hereunder shall immediately cease. Upon cessation of B/E’s obligation to provide (or cause to be provided) any IT Service, KLX shall, and shall cause any other Service Recipient to, stop using, directly or indirectly, such IT Service.

17

(b)                                 Upon request, each Party shall, and shall cause the other members of its Group to, return to the other Party all tangible personal property and books, records or files owned by such other Party or its Affiliates and third parties and used in connection with the provision of IT Services that are in their possession as of the termination date.

(c)                                  The rights and obligations of each Party under Section 4.5(a) (Title to Equipment), Article V (Payment), Section 6.5 (Records and Inspection Rights), Article VII (Confidentiality), Article VIII (Intellectual Property and Data), Article IX (Limitation of Liability; Disclaimer of Warranties), Article X (Indemnification), Section 11.1 (Term of Agreement), Section 11.3 (Effect of Termination) and Article XII (Miscellaneous) shall survive the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1                  Notices.

All notices, requests, claims, demands and other communications hereunder (other than, for the avoidance of doubt, communications relating to the IT Services provided hereunder and directed to a Service Coordinator pursuant to Section 2.2) shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile (with confirmation of delivery) or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.1):

(i)                                     if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile:              (561) 791-3966

Attention:              General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile:              (212) 848-7179

Attention:              Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

(ii)                                  if to KLX:

1300 Corporate Center Way

Wellington, FL 33414

Facsimile:              (561) 791-5497

Attention:              General Counsel

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with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile:              (212) 848-7179

Attention:              Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

Section 12.2                  Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 12.3                  Entire Agreement.

The Separation Agreement, this Agreement, the other Ancillary Agreements and the Continuing Arrangements constitute the entire agreement of the Parties and their Affiliates with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

Section 12.4                  Amendment.

This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties or (b) by a waiver in accordance with Section 12.5.

Section 12.5                  Waiver.

Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party and (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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Section 12.6                  Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that such assignment shall be effective only if, and as of the time when, the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 12.6 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 12.7                  Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied (including the provisions of Article X relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.8                  Currency.

Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 12.9                  Governing Law.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.10           Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

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PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.10.

Section 12.11           Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 12.12           Relationship of the Parties.

Expect as specifically provided herein, neither Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party or in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

B/E AEROSPACE, INC.

By:
Name:
Title:

KLX INC.

By:
Name:
Title:

[Signature Page to IT Services Agreement]

TAX SHARING AND INDEMNIFICATION AGREEMENT

BETWEEN

B/E AEROSPACE, INC.,

AND

KLX INC.

DATED AS OF DECEMBER 15, 2014

Table of Contents

Section 1.	Definition of Terms	6
	(a) General	6
	(b) Interpretation	16
Section 2.	Allocation of Tax Liabilities	16
2.1	General Rule	16
	(a) B/E Liability	17
	(b) KLX Liability	17
2.2	Allocation of United States Federal Income Tax and Federal Other Tax	17
	(a) Allocation of Income Tax Relating to B/E Federal Consolidated Income Tax Returns	17
	(b) Allocation of Income Tax Relating to Federal Separate Income Tax Returns	17
	(c) Allocation of Federal Other Tax	17
2.3	Allocation of State Income and State Other Taxes	17
	(a) Allocation of State Income Tax Relating to B/E State Combined Income Tax Returns	17
	(b) Allocation of State Income Tax Relating to Separate Returns	17
	(c) Allocation of State Other Tax	17
2.4	Allocation of Foreign Taxes	17
	(a) Allocation of Foreign Income Tax Relating to B/E Foreign Combined Income Tax Returns	17
	(b) Allocation of Foreign Income Tax Relating to Separate Returns	18
	(c) Allocation of Foreign Other Tax	18
2.5	Taxes Not Shown on a Tax Return	18
2.6	Certain Transaction and Other Taxes	18
	(a) KLX Liability	18
	(b) B/E Liability	18
	(c) IP Sale Taxes	18
	(d) Certain Transfer Taxes	19
Section 3.	Proration of Taxes for Straddle Periods	19
Section 4.	Preparation and Filing of Tax Returns	19
4.1	General	19
4.2	B/E’s Responsibility	20
	(a) Federal Consolidated	20
	(b) State Combined	20
	(c) Separate	20
	(d) Cooperation	20
4.3	KLX’s Responsibility	20
4.4	Tax Accounting Practices	20
	(a) General Rule	20
	(b) Reporting of Transactions	20
4.5	KLX Carrybacks and Claims for Refund	21
4.6	Apportionment of Earnings and Profits and Tax Attributes	21

2

Section 5.	Tax Payments	22
5.1	Payment of Taxes with Respect to B/E Federal Consolidated Income Tax Returns, B/E State Combined Income Tax Returns, B/E Foreign Combined Income Tax Returns	22
5.2	Payment of Taxes With Respect to IP Sales Taxes, Restructuring Taxes and Certain Returns of Other Taxes	22
	(a) Computation and Payment of Tax Due	22
	(b) Computation and Payment of Liability With Respect To Tax Due	22
	(c) Adjustments Resulting in Underpayments	23
5.3	Payment of Separate Company Taxes	23
5.4	Indemnification Payments	23
5.5	Recomputations	23
Section 6.	Tax Benefits	23
6.1	Tax Benefits	23
	(a) General	23
	(b) Reimbursements	24
	(c) Cooperation	24
6.2	B/E and KLX Income Tax Deductions in Respect of Certain Compensation	24
6.3	Protective Section 336(e) Election	25
Section 7.	Tax-Free Status	26
7.1	Tax Opinions and Representation Letters	26
	(a) General	26
	(b) Internal Restructuring	26
7.2	Restrictions on KLX	26
	(a) General	26
	(b) ATB	26
	(c) Additional Restricted Actions	27
	(d) Certain Issuances of KLX Capital Stock	27
	(e) KLX Restructuring	28
	(f) Distributions by Foreign KLX Subsidiaries	28
7.3	Restrictions on B/E	28
	(a) General	28
	(b) ATB	28
	(c) Additional Restricted Actions	28
	(d) Certain Issuances of B/E Capital Stock	29
7.4	Procedures Regarding Opinions and Rulings for Restricted Acts	29
	(a) Notice by KLX	29
	(b) Notice by B/E	29
	(c) Control of Ruling Process	30
7.5	Liability for Tax-Related Losses	30
	(a) KLX	30
	(b) B/E	30
	(c) Shared Losses	31
	(d) Payments	31
Section 8.	Assistance and Cooperation	31

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8.1	Assistance and Cooperation	31
8.2	Tax Return Information	31
	(a) General	31
	(b) KLX Tax Package	31
8.3	Confidentiality	32
8.4	VAT	32
Section 9.	Tax Records	33
Section 10.	Tax Contests	33
10.1	Notice	33
10.2	Control of Tax Contests	33
	(a) Separate Company Taxes	33
	(b) B/E Federal Consolidated Income Tax Return	33
	(c) B/E State Combined Income Tax Return	33
	(d) B/E Foreign Combined Income Tax Return	33
	(e) Certain Other Returns	34
	(f) Tax-Related Losses	34
	(g) Settlement Rights	34
	(h) Tax Contest Participation	35
	(i) Power of Attorney	35
	(j) Cooperation	35
Section 11.	Effective Date; Termination of Prior Tax Agreements	35
Section 12.	Survival	35
Section 13.	Treatment of Payments	36
	(a) General	36
	(b) After-Tax Basis	36
Section 14.	Disagreements	36
	(a) General Procedures	36
	(b) Tax Advisor Resolution	37
	(c) High-Level Dispute	37
Section 15.	Late Payments	37
Section 16.	Expenses	37
Section 17.	General Provisions	37
17.1	Notices	37
17.2	Waiver	38
17.3	Severability	38
17.4	No Duplication of Payment	39
17.5	Counterparts	39
17.6	Governing Law	39
17.7	Assignment	39
17.8	Amendment	39
17.9	Subsidiaries	39
17.10	Parties in Interest	40
17.11	Currency	40
17.12	Waiver of Jury Trial	40
17.13	Limitation of Liability	40

4

17.14	Public Announcements	40

5

TAX SHARING AND INDEMNIFICATION AGREEMENT

This TAX SHARING AND INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of December 15, 2014, between B/E Aerospace, Inc., a Delaware corporation (“B/E”), and KLX Inc., a Delaware corporation and a newly-formed, direct wholly-owned subsidiary of B/E (“KLX”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Separation and Distribution Agreement.

RECITALS

WHEREAS, the Board of Directors of B/E has determined that it would be appropriate and desirable to completely separate the CMS Business from B/E;

WHEREAS, as of the date hereof, B/E is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Code that has elected to file consolidated U.S. Federal income tax returns (“B/E Affiliated U.S. Tax Group”);

WHEREAS, pursuant to the Separation and Distribution Agreement, B/E and KLX have agreed to separate the CMS Business from B/E by means of, among other actions, (i) various internal restructuring transactions largely involving B/E foreign subsidiaries in order to effect the separation of the entities conducting the CMS Business from the entities conducting the Manufacturing Business (the “Internal Restructuring”), the steps of which are described in Exhibit A to this Agreement; (ii) the Contribution; (iii) the Debt Repayment and (iv) the Distribution;

WHEREAS, B/E and KLX intend that with respect to the External Spin-Off, (i) the Contribution and the Distribution, taken together, qualify as a reorganization under Section 368(a)(1)(D) of the Code pursuant to which no gain or loss is recognized by B/E or KLX under Sections 357, 361 and 1032 of the Code and with each of B/E and KLX as a party to the reorganization; (ii) the Debt Repayment qualifies as a transfer under Section 361(b)(3) of the Code such that no gain is recognized by B/E upon the receipt of the Cash Proceeds in connection with the Contribution; and (iii) the Distribution qualifies for non-recognition of gain or loss under Sections 355 and 361 of the Code (collectively, the “Tax-Free Status”);

WHEREAS, as a result of the Distribution, KLX and certain of its subsidiaries will cease to be members of the B/E Affiliated U.S. Tax Group as of the Distribution Date;

WHEREAS, the parties desire to provide for and agree upon the allocation between the parties of liabilities for Taxes arising prior to, as a result of, and subsequent to the Distribution, and to provide for and agree upon other matters relating to Taxes;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

Section 1.          Definition of Terms.

(a) General.           For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

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“Adjustment Request” means any claim or request filed with any Tax Authority for the adjustment, refund, or credit of Taxes, including (a) any adjustment pursuant to an amended Tax Return, and (b) any claim for a refund or credit of Taxes.

“Affiliate” means any entity that is directly or indirectly “controlled” by either the person in question or an Affiliate of such person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. The term Affiliate shall refer to Affiliates of a person as determined at the relevant time for the determination, provided for the period from and after the Distribution, no member of the B/E Group shall be deemed an Affiliate of the KLX Group and no member of the KLX Group shall be deemed an Affiliate of the B/E Group.

“Agreement” shall mean this Tax Sharing and Indemnification Agreement.

“B/E” shall have the meaning set forth in the first sentence of this Agreement.

“B/E Active Trade or Business” means the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations thereunder) by B/E and its “separate affiliated group” (as defined in Section 355(b)(3)(B) of the Code) of the Manufacturing Business as conducted immediately prior to the Distribution.

“B/E Adjustment” means any proposed adjustment by a Tax Authority or claim for refund or credit asserted in a Tax Contest to the extent that, under this Agreement, B/E would be exclusively liable for any resulting Tax or exclusively entitled to receive any resulting Tax Benefit.

“B/E Affiliated U.S. Tax Group” shall have the meaning set forth in the recitals to this Agreement.

“B/E Board Certificate” shall have the meaning set forth in Section 7.3(d) of this Agreement.

“B/E Capital Stock” means all classes or series of stock of B/E, including (i) the B/E Common Stock, (ii) all options, warrants and other rights to acquire such stock and (iii) all instruments properly treated as stock in B/E for U.S. federal income tax purposes.

“B/E Common Stock” means the single class of common stock of B/E authorized and outstanding on the Distribution Date.

“B/E D/355 Certificate” means an officers’ certificate in which the B/E D/355 Representations are made or confirmed on behalf of B/E in connection with the issuance of the Tax Opinion relating to the Tax-Free Status of the External Spin-Off.

“B/E D/355 Representations” means certain representations, statements, undertakings and covenants of B/E provided in connection with the issuance of the Tax Opinion relating to the Tax-Free Status of the External Spin-Off.

7

“B/E Federal Consolidated Income Tax Return” means any United States Federal Income Tax Return for the B/E Affiliated U.S. Tax Group.

“B/E Foreign Combined Income Tax Return” means a consolidated, combined unitary or other similar Foreign Income Tax Return or any Foreign Income Tax Return with respect to any profit and/or loss sharing group, group payment or similar group or fiscal unity that actually includes, by election or otherwise, one or more members of the B/E Group together with one or more members of the KLX Group (but not, for the absence of doubt, United Kingdom companies claiming group relief).

“B/E Group” means B/E and its Affiliates, excluding any entity after the Distribution that is a member of the KLX Group.

“B/E Group Percentage” means 100% minus the KLX Group Percentage.

“B/E Separate Return” means any Separate Return of B/E or any member of the B/E Group.

“B/E State Combined Income Tax Return” means a consolidated, combined unitary or other similar State Income Tax Return that actually includes, by election or otherwise, one or more members of the B/E Group together with one or more members of the KLX Group.

“Business Day” has the meaning set forth in the Separation and Distribution Agreement.

“CMS Business” has the meaning set forth in the Separation and Distribution Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Compensation” shall have the meaning set forth in Section 6.2.

“Contribution” means the contribution of the KLX Assets that comprise the CMS Business, including the stock of the KLX Subsidiaries and liabilities related to the CMS Business, by B/E to KLX in exchange for (i) KLX Common Stock, and (ii) cash in an amount up to $750 million representing a portion of the net loan proceeds borrowed by KLX in connection with the Contribution, which cash will be used to fund the Debt Repayment (“Cash Proceeds”).

“Controlling Party” shall have the meaning set forth in Section 10.2(g) of this Agreement.

“Debt Repayment” means the use by B/E of the Cash Proceeds to repay a portion of the 5.25% Senior Unsecured Notes due 2022 and/or the 6.875% Senior Unsecured Notes due 2020 in connection with the Contribution and the Distribution.

“Distribution” means the pro rata distribution by B/E, in respect of the B/E Common Stock, of all of the KLX Common Stock held by B/E to shareholders of B/E on the basis of one share of KLX Common Stock in respect of two shares of B/E Common Stock.

8

“Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

“Employee Matters Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“External Spin-Off” means the Contribution, the Debt Repayment and the Distribution.

“Federal Income Tax” means any Tax imposed by Subtitle A of the Code, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Federal Other Tax” means any Tax imposed by the federal government of the United States of America other than any Federal Income Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Fifty-Percent or Greater Interest” shall have the meaning ascribed to such term for purposes of Sections 355(d) and (e) of the Code.

“Final Determination” means the final resolution of liability for any Income Tax or Other Tax for any Tax Period by or as a result of (1) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (2) a final settlement, compromise or other agreement with the relevant Tax Authority, an agreement that constitutes a determination under Section 1313(a)(4) of the Code, an agreement contained in an IRS form 870-AD, a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable agreement under State, local or foreign law; (3) the expiration of the applicable statute of limitations; or (4) payment of such Tax, if assessed by a Tax Authority, pursuant to an agreement in writing by B/E and KLX (or any of their Affiliates) to accept such assessment.

“Foreign Income Tax” means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Foreign Other Tax” means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, other than any Foreign Income Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Foreign Tax” means any Foreign Income Taxes and/or Foreign Other Taxes.

“Group” means the B/E Group or the KLX Group, or both, as the context requires.

“High-Level Dispute” means any dispute or disagreement (a) relating to liability under Section 7.5 of this Agreement or (b) in which the amount of liability in dispute exceeds $10 million.

9

“IP Sale” means the sale, license or other transfer (directly or indirectly and including through a cost sharing or similar arrangement) of the non-U.S. intellectual property relating to the CMS Business formerly held by B/E and other B/E Group members to one or more non-U.S. members of the KLX Group.

“IP Sale Taxes” means any Taxes imposed on or otherwise payable by B/E or the other members of the B/E Group for any Tax Period (before, including and after the Distribution) arising from or otherwise attributable to the IP Sale, including, for the avoidance of doubt, any increase in Taxes resulting from a Final Determination.

“Income Tax” means any Federal Income Tax, State Income Tax and/or Foreign Income Tax.

“Intended Tax Treatment” means the tax treatment of any Restructuring Transaction as originally reported on the relevant Tax Return by the Responsible Company in a manner consistent with the relevant Tax Opinion.

“Internal Restructuring” shall have the meaning set forth in the recitals to this Agreement.

“IRS” means the United States Internal Revenue Service.

“KLX” shall have the meaning set forth in the first sentence of this Agreement.

“KLX Active Trade or Business” means the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations thereunder) by KLX and its “separate affiliated group” (as defined in Section 355(b)(3)(B) of the Code) of the aerospace consumables products distribution segment of the CMS Business as conducted immediately prior to the Distribution.

“KLX Adjustment” means any proposed adjustment by a Tax Authority or claim for refund or credit asserted in a Tax Contest to the extent that, under this Agreement, KLX would be exclusively liable for any resulting Tax or exclusively entitled to receive any resulting Tax Benefit.

“KLX Board Certificate” shall have the meaning set forth in Section 7.2(d) of this Agreement.

“KLX Capital Stock” means all classes or series of stock of KLX, including (i) the KLX Common Stock, (ii) all options, warrants and other rights to acquire such stock and (iii) all instruments properly treated as stock in KLX for U.S. federal income tax purposes.

“KLX Carryback” means any net operating loss, net capital loss, excess tax credit, or other similar Tax Attribute of any member of the KLX Group which may or must be carried from one Tax Period to another prior Tax Period under the Code or other applicable Tax Law.

“KLX Common Stock” means the single class of authorized and outstanding common stock of KLX immediately after the Distribution.

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“KLX D/355 Certificate” means an officers’ certificate in which the KLX D/355 Representations are made or confirmed on behalf of KLX in connection with the issuance of the Tax Opinion relating to the Tax-Free Status of the External Spin-Off.

“KLX D/355 Representations” means certain representations, statements, undertakings and covenants of KLX provided in connection with the issuance of the Tax Opinion relating to the Tax-Free Status of the External Spin-Off.

“KLX Federal Consolidated Income Tax Return” shall mean any United States Federal Income Tax Return for the affiliated group (as that term is defined in Section 1504 of the Code) of which KLX is the common parent.

“KLX Group” means KLX and its Affiliates, as determined immediately after the Distribution, including the KLX Subsidiaries.

“KLX Group Percentage” means the percentage determined by dividing (i) the simple average of the volume weighted average per share price of the KLX Common Stock trading on the trading days commencing with the first trading day following the Distribution Date and ending with the last trading day concurrent with or immediately preceding the thirtieth day following the Distribution Date, by (ii) the sum of (A) the amount determined in clause (i) and (B) the simple average of the volume weighted average per share price of the B/E Common Stock trading on the trading days commencing with the first trading day following the Distribution Date and ending with the last trading day concurrent with or immediately preceding the thirtieth day following the Distribution Date.

“KLX Separate Return” means any Separate Return of KLX or any member of the KLX Group.

“KLX Subsidiaries” means the entities listed on Exhibit 21.1 of Form 10 (as defined in the Separation and Distribution Agreement).

“Manufacturing Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“Mitigation Amount” shall have the meaning set forth in Section 6.2 of this Agreement.

“Non-Controlling Party” shall have the meaning set forth in Section 10.2(g) of this Agreement.

“Other Tax” means any Federal Other Tax, State Other Tax, and/or Foreign Other Tax.

“Past Practices” shall have the meaning set forth in Section 4.4(a) of this Agreement.

“Payment Date” means (i) with respect to any B/E Federal Consolidated Income Tax Return, the due date for any required installment of estimated taxes determined under Section 6655 of the Code, the due date (determined without regard to extensions) for filing the Return determined under Section 6072 of the Code, and the date the Return is filed; and (ii) with respect to any other Tax Return, the corresponding dates determined under the applicable Tax Law.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, without regard to whether any entity is treated as disregarded for U.S. federal income tax purposes.

“Post-Distribution Period” means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

“Pre-Distribution Period” means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

“Prime Rate” means the base rate on corporate loans charged JPMorgan Chase Bank, N.A. from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulation Section 1.355-7 to enter into a transaction or series of transactions), whether such transaction is supported by KLX or B/E, as applicable, management or shareholders, is a hostile or unsolicited acquisition, or otherwise, as a result of which B/E or KLX would merge or consolidate with any other Person or as a result of which any Person or any group of related Persons would (directly or indirectly) acquire, or have the right to acquire, from B/E or KLX and/or one or more holders of outstanding shares of B/E Capital Stock or KLX Capital Stock, as applicable and including through a stock offering or other issuance, a number of shares of B/E Capital Stock or KLX Capital Stock that would, when combined with any other changes in ownership of B/E Capital Stock or KLX Capital Stock pertinent for purposes of Section 355(e) of the Code, comprise 35% or more of (A) the value of all outstanding shares of B/E Capital Stock or KLX Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) the total combined voting power of all outstanding shares of B/E Capital Stock or KLX Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) the adoption by B/E or KLX of a shareholder rights plan that meets the requirements of Revenue Ruling 90-11, (ii) issuances of stock by B/E or KLX that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7(d) or (iii) transfers of stock on an established securities market that are described in Safe Harbor VII of Treasury Regulation Section 1.355-7(d). For this purpose, any recapitalization, repurchase or redemption of B/E Common Stock or other Capital Stock or KLX Common Stock or other Capital Stock (as the case may be) and any amendment to the certificate of incorporation (or other organizational documents) of B/E or KLX (as the case may be) shall be treated as an indirect acquisition of such stock by any shareholder to the extent such shareholder’s percentage interest in interests that are treated as outstanding equity in B/E or (as the case may be) for U.S. federal income tax purposes increases by vote or value. This definition and the application thereof are intended to monitor compliance with Section 355(e) of the Code and shall be

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interpreted accordingly. Any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.

“Representation Letters” means the representation letters delivered or deliverable by B/E and KLX (and their officers) in connection with the rendering by Tax Advisors of the Tax Opinions, including, with respect to the Tax Opinion relating to the Tax-Free Status of the External Spin-Off, the B/E D/355 Certificate, the KLX D/355 Certificate, and the Senior Management Representation Letter.

“Responsible Company” means, with respect to any Tax Return, the Company having the primary responsibility for preparing and filing such Tax Return under this Agreement.

“Restructuring Tax” means any Tax imposed as a result of or directly in connection with the Restructuring Transactions, including any Transfer Tax but excluding any IP Sale Tax and any Tax that is a Tax-Related Loss.

“Restructuring Transactions” means the distributions, transfers, assignments, exchanges and other transactions contemplated by the Internal Restructuring as described on Exhibit A to this Agreement, but excluding for the avoidance of doubt, the External Spin-Off and the IP Sale.

“Ruling” means a private letter ruling issued by the IRS to B/E to the effect that a transaction will not affect the Tax-Free Status or the Intended Tax Treatment.

“Ruling Request” means any letter filed by B/E with the IRS requesting a Ruling (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

“Section 336(e) Election” shall have the meaning set forth in Section 6.3 of this Agreement.

“Section 7.2(d) Acquisition Transaction” means any transaction or series of transactions involving KLX that is not a Proposed Acquisition Transaction but would be a Proposed Acquisition Transaction if the percentage reflected in the definition of Proposed Acquisition Transaction were 20% instead of 35%.

“Section 7.3(d) Acquisition Transaction” means any transaction or series of transactions involving B/E that is not a Proposed Acquisition Transaction but would be a Proposed Acquisition Transaction if the percentage reflected in the definition of Proposed Acquisition Transaction were 20% instead of 35%.

“Senior Management Representation Letter” means the certificate from the Co-Chief Executive Officer and Chairman of B/E (and, following the Distribution, the Executive Chairman of B/E and Chief Executive Office and Chairman of KLX) in which certain representations and statements are made in connection with the issuance of the Tax Opinion relating to the Tax-Free Status of the External Spin-Off.

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“Separate Return” means (a) in the case of any Tax Return of any member of the KLX Group (including any consolidated, combined or unitary Return), any such Tax Return that does not include any member of the B/E Group and (b) in the case of any Tax Return of any member of the B/E Group (including any consolidated, combined or unitary Return), any such Tax Return that does not include any member of the KLX Group.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement between B/E and KLX dated as of December 15, 2014.

“State Income Tax” means any Tax imposed by any State of the United States or by any political subdivision of any such State which is based upon, measured by, or calculated with respect to: (i) net income or profits or net receipts (including, but not limited to, any capital gains, minimum Tax, or any Tax on items of Tax preference, but not including sales, use, real or personal property, value added, escheat, excise or transfer or similar Taxes) or (ii) multiple bases (including franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) together in each case with any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

“State Other Tax” means any Tax imposed by any State of the United States or by any political subdivision of any such State other than any State Income Taxes, including, for the avoidance of doubt, sales, use, real or personal property, value added, excise, goods and services, customs, escheat and similar Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“State Tax” means any State Income Taxes and/or State Other Taxes.

“Straddle Period” means any Tax Period that begins on or before and ends after the Distribution Date.

“Tax” or “Taxes” means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Tax Adjustment” means an adjustment of any item of income, gain, loss, deduction, credit or other Tax Attribute.

“Tax Advisor” means an independent tax counsel or an accounting firm of recognized national standing in the United States or other applicable jurisdiction that imposes the Tax in respect of which advice is rendered or an opinion is delivered, provided that, for the avoidance of doubt, if acceptable to both Parties, the Tax Advisor for a matter can be the auditor of either Party.

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“Tax Attribute” shall mean a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit or any other Tax Item that could reduce a Tax.

“Tax Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Tax Benefit” means any refund, credit, or other reduction in Taxes.

“Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund).

“Tax-Free Status” shall have the meaning set forth in the recitals to this Agreement.

“Tax Item” means, with respect to any Income Tax, any item of income, gain, loss, deduction, or credit.

“Tax Law” means the law of any governmental entity or political subdivision thereof relating to any Tax.

“Tax Matters Dispute” shall have the meaning set forth in Section 14(a) of this Agreement.

“Tax Materials” means the Representation Letters and any other materials delivered or deliverable by B/E, KLX or any other member of their respective Group in connection with the rendering by a Tax Advisor of the Tax Opinions.

“Tax Opinions” means the (i) the opinion of Shearman & Sterling LLP deliverable to B/E and relating to the Tax-Free Status of the External Spin-Off, and (ii) the opinions of one or more other Tax Advisors deliverable to B/E or KLX or another member of their respective Group in connection with the Internal Restructuring.

“Tax Package” shall have the meaning set forth in Section 8.2(b) of this Agreement.

“Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

“Tax Records” means any Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

“Tax-Related Losses” means (i) all U.S. federal, state and local and foreign Taxes (including interest and penalties thereon) imposed pursuant to any settlement, Final Determination, judgment or otherwise; (ii) all accounting, legal and other professional fees, and

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court costs incurred in connection with such Taxes; and (iii) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by B/E (or any B/E Affiliate) or KLX (or any KLX Affiliate) in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Tax Authority, in each case, resulting from the failure of (x) the Contribution, the Debt Repayment or the Distribution to qualify for Tax-Free Status or (y) a transaction that is part of the Internal Restructuring to have its Intended Tax Treatment.

“Tax Return” or “Return” means any return or report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar return, report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Transfer Taxes” means all sales, use, transfer, recordation, documentary, stamp or similar Other Taxes.

“Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

“Unqualified Supplemental Tax Opinion” means an unqualified “will” opinion of a Tax Advisor, which Tax Advisor is reasonably acceptable to B/E (if pursuant to Section 7.2) or KLX (if pursuant to Section 7.3), on which B/E and KLX may rely to the effect that a transaction will not affect the Tax-Free Status or the Intended Tax Treatment, as applicable. Any such opinion shall assume that the Contribution, the Debt Repayment and the Distribution would have qualified for Tax-Free Status, and the Internal Restructuring would have qualified for the Intended Tax Treatment, if the transaction in question did not occur and may assume the accuracy of, and may rely upon, customary assumptions, representations and undertakings reasonably satisfactory to B/E or KLX, as applicable, contained in a certificate delivered by an officer of B/E or KLX as the case may be.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

(b) Interpretation. For purposes of this Agreement: (i) B/E and KLX are sometimes collectively referred to herein as the “Companies” or the “Parties” and, as the context requires, individually referred to herein as the “Company” or a “Party” and (ii) each of the term B/E Group and the KLX Group shall refer to their members for all Tax Periods whether before or after the Distribution Date. The provisions of Section 1.02 of the Separation and Distribution Agreement are incorporated by reference and shall apply to the terms and provisions of this Agreement and the parties hereto mutatis mutandis.

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Section 2.     Allocation of Tax Liabilities.

2.1       General Rule.

(a)         B/E Liability. B/E shall be liable for, and shall indemnify and hold harmless the KLX Group from and against any and all liability for, Taxes which are allocated to B/E under this Section 2 (including any increase in such Tax as a result of a Final Determination).

(b)         KLX Liability. KLX shall be liable for, and shall indemnify and hold harmless the B/E Group from and against any and all liability for, Taxes which are allocated to KLX under this Section 2 (including any increase in such Tax as a result of a Final Determination).

2.2       Allocation of United States Federal Income Tax and Federal Other Tax. Except as provided in Section 2.6, Federal Income Tax and Federal Other Tax shall be allocated as follows:

(a)         Allocation of Income Tax Relating to B/E Federal Consolidated Income Tax Returns. With respect to any B/E Federal Consolidated Income Tax Return, B/E shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any such Income Tax Return.

(b)         Allocation of Income Tax Relating to Federal Separate Income Tax Returns. (i) B/E shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any B/E Separate Return; and (ii) KLX shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any KLX Separate Return.

(c)          Allocation of Federal Other Tax. B/E shall be responsible for any and all Federal Other Taxes attributable to the Manufacturing Business. KLX shall be responsible for any and all Federal Other Taxes attributable to the CMS Business.

2.3       Allocation of State Income and State Other Taxes. Except as provided in Section 2.6, State Income Tax and State Other Tax shall be allocated as follows:

(a)         Allocation of State Income Tax Relating to B/E State Combined Income Tax Returns. B/E shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any B/E State Combined Income Tax Return.

(b)         Allocation of State Income Tax Relating to Separate Returns. (i) B/E shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any B/E Separate Return; and (ii) KLX shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any KLX Separate Return.

(c)          Allocation of State Other Tax. B/E shall be responsible for any and all State Other Taxes attributable to the Manufacturing Business. KLX shall be responsible for any and all State Other Taxes attributable to the CMS Business.

2.4       Allocation of Foreign Taxes. Except as provided in Section 2.6, Foreign Income Tax and Foreign Other Tax shall be allocated as follows:

(a)         Allocation of Foreign Income Tax Relating to B/E Foreign Combined Income Tax Returns. B/E shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any B/E Foreign Combined Income Tax Return.

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(b)         Allocation of Foreign Income Tax Relating to Separate Returns. (i) B/E shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any B/E Separate Return, including Foreign Income Tax of any member of the B/E Group imposed by way of withholding by a member of the KLX Group; and (ii) KLX shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any KLX Separate Return, including Foreign Income Tax of any member of the KLX Group imposed by way of withholding by a member of the B/E Group.

(c)          Allocation of Foreign Other Tax. B/E shall be responsible for any and all Foreign Other Taxes attributable to the Manufacturing Business. KLX shall be responsible for any and all Foreign Other Taxes attributable to the CMS Business.

2.5       Taxes Not Shown on a Tax Return. Except as otherwise provided in this Agreement, each Company and its respective Affiliates shall timely pay when due any Taxes not shown on a Tax Return filed by a member of a Group, such as Taxes invoiced by a Taxing Authority, for which such Company or Affiliate is liable under applicable Tax Law.

2.6       Certain Transaction and Other Taxes.

(a)         KLX Liability. KLX shall be liable for, and shall indemnify and hold harmless the B/E Group from and against any and all liability for:

(i)            100% of any IP Sale Taxes;

(ii)         50% of any Restructuring Taxes;

(iii)      Any Tax resulting from a breach by KLX of any covenant or representation in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement; and

(iv)     Any Tax-Related Losses for which KLX is responsible pursuant to Section 7.5 of this Agreement.

(b)         B/E Liability. B/E shall be liable for, and shall indemnify and hold harmless the KLX Group from and against any and all liability for:

(i)            50% of any Restructuring Taxes;

(ii)         Any Tax resulting from a breach by B/E of any covenant or representation in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement; and

(iii)      Any Tax-Related Losses for which B/E is responsible pursuant to Section 7.5 of this Agreement.

(c)          IP Sale Taxes. For purposes of determining IP Sale Income Taxes and amounts indemnified against by KLX on account of IP Sale Taxes, the Income Taxes with respect to the IP Sale shall be computed on a with or without basis by determining for each Tax Period the excess, if any, of the amount of Taxes actually payable by the B/E Group by taking into account

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the IP Sale over the amount of hypothetical Taxes payable by the B/E Group without taking into account the IP Sale for each Tax Period (by assuming that the IP Sale was implemented by the KLX Group after the Distribution Date with no Tax consequences for the B/E Group in any Tax Period) and KLX shall pay to B/E the amount of any such excess Taxes actually payable by B/E for each Tax Period (including on an estimated basis) in accordance with Section 5.2. At the request of either Party, the amount of IP Sale Taxes shall be computed or confirmed by a Tax Advisor mutually selected by B/E and KLX, and the costs of such accounting firm and any other reasonable out-of-pocket expenses related thereto shall be borne by KLX. The Parties shall cooperate and act in good faith in assisting the Tax Advisor in determining the scope of work and in computing or confirming IP Sale Taxes under this Agreement. At the request of either Party during the 180-day period following the Distribution Date, the Parties shall explore the treatment of the IP Sale as subject to the next day rule of Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) and shall jointly determine the reporting of the IP Sale for such purposes, provided if the Parties cannot agree, they shall follow the provisions of Section 14.

(d)         Certain Transfer Taxes. The Parties agree that any and all Transfer Taxes, imposed in connection with the transfer of the KLX Assets from B/E to KLX pursuant to the Contribution shall be borne equally by B/E and KLX. B/E shall determine the manner in which any Transfer Taxes and any corresponding transactions are reported for Tax purposes, including any position that no Transfer Taxes are due and payable and, unless otherwise required pursuant to a Final Determination, no member of the KLX Group shall take any action that is inconsistent with the manner in which such Transfer Taxes are reported. B/E shall file (or cause to be filed) all necessary documentation with respect to such Transfer Taxes on a timely basis; provided that KLX Group shall cooperate with the preparation of any such documentation and, to the extent required by applicable Tax law, will timely file such documentation.

Section 3.        Proration of Taxes for Straddle Periods. With respect to any Straddle Period, B/E and KLX shall treat, and elect to treat the close of the Distribution Date as the last day of the Tax Period. If no such election is permitted, the Taxes for the Straddle Period shall be allocated to the Pre-Distribution Period as follows: (i) in the case of real or personal property taxes, taxes based on capital, or a flat minimum amount tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the partial period through and including the Distribution Date and the denominator of which is the total number of days in such Straddle Period; and (ii) in the case of all other Taxes, including Income Taxes, based upon an actual closing of the books methodology, as determined in accordance with the relevant books and records; provided that, if the Distribution Date is not on a date for which there is a closing of the financial accounting records for KLX, the closing of the books methodology will be applied to ratably allocate Tax Items for the month which includes the Distribution Date, except that any extraordinary Tax Items (based on the principles of Treasury Regulation Section 1.1502-76(b)(2)(ii)(C)) shall be allocated to the Pre-Distribution and Post-Distribution Period, as applicable.

Section 4.        Preparation and Filing of Tax Returns.

4.1       General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the Person obligated to file such Tax Returns under the Code or other applicable Tax Law.

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4.2       B/E’s Responsibility. B/E shall prepare and file, or to cause to be prepared and filed:

(a)         Federal Consolidated. B/E Federal Consolidated Income Tax Returns for Tax Periods ending on, before or after the Distribution Date;

(b)         State Combined. B/E State Combined Income Tax Returns and B/E Foreign Combined Income Tax Returns for Tax Periods ending on, before or after the Distribution Date;

(c)          Separate. B/E Separate Returns for Tax Periods ending on, before or after the Distribution Date.

(d)         Cooperation. For any Tax Return described in this Section 4.2, KLX agrees to, and shall compel each other member of the KLX Group whose Tax information is included in any such Tax Return to (i) evidence agreement to be included in such Tax Return on the appropriate form and (ii) take such other action, including any elections or powers of attorney, as B/E in good faith determines to be reasonably necessary to prepare, complete and timely file such Tax Return (including the payment of any Taxes shown as due thereon) and to carry out the purposes and intent of this Section 4.2.

4.3       KLX’s Responsibility. KLX shall prepare and file, or shall cause to be prepared and filed, all Tax Returns required to be filed by or with respect to members of the KLX Group other than those Tax Returns which B/E is required to prepare and file under Section 4.2. The Tax Returns required to be prepared and filed by KLX under this Section 4.3 shall include (a) any KLX Federal Consolidated Income Tax Return for Tax Periods ending after the Distribution Date and (b) KLX Separate Returns required to be filed for Tax Periods ending on, before or after the Distribution Date.

4.4       Tax Accounting Practices.

(a)         General Rule. Except as provided in Section 4.4(b), with respect to any Tax Return described in Section 4.3 for a Pre-Distribution Period or any Straddle Period, such Tax Return shall be prepared in accordance with past practices, accounting methods, elections or conventions (“Past Practices”) used with respect to the Tax Returns in question (unless there is no reasonable basis for the use of such Past Practices or unless there is no adverse effect to B/E), and to the extent any items are not covered by Past Practices (or in the event that there is no reasonable basis for the use of such Past Practices or there is no adverse effect to B/E), in accordance with reasonable Tax accounting practices selected by KLX. Except as provided in Section 4.4(b), B/E shall prepare any Tax Return which it has the obligation and right to prepare and file, or cause to be prepared and filed, under Section 4.2, in accordance with reasonable Tax accounting practices selected by B/E, provided they are consistent with Past Practices or do not have a materially adverse Tax effect on KLX for Post-Distribution Periods, provided further, that the Parties may mutually agree in writing within 90 days after the External Spin-Off to change one or more of the tax accounting methods or practices related to KLX or the CMS Business.

(b)         Reporting of Transactions. The Tax treatment reported on any Tax Return that relates to the External Spin-Off and Restructuring Transactions shall be consistent with the treatment thereof in the relevant Tax Opinions. To the extent there is a Tax treatment relating to the External Spin-Off or Restructuring Transactions which is not covered by the Tax Opinions, the

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Companies shall agree on the Tax treatment to be reported on any Tax Return. For this purpose, the Tax treatment shall be determined by the Responsible Company with respect to such Tax Return and shall be agreed to by the other Company unless either (i) there is no reasonable basis for such Tax treatment, (ii) such Tax treatment is inconsistent with the Tax treatment contemplated in the Tax Opinions, or (iii) more favorable Tax treatment is available, as confirmed by an opinion of a Tax Advisor (which opinion and Tax Advisor shall be reasonably acceptable to the Responsible Party). Any dispute regarding such proper Tax treatment shall be referred for resolution pursuant to Section 14, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the Tax Return.

4.5       KLX Carrybacks and Claims for Refund. KLX hereby agrees that, unless B/E consents in writing, (i) no Adjustment Request with respect to any B/E Federal Consolidated Income Tax Return, B/E State Combined Income Tax Returns or any B/E Foreign Combined Income Tax Returns (or any Return of Other Taxes described in clause (ii) of Section 5.2) shall be filed, and (ii) any available elections to waive the right to claim any KLX Carryback arising in a Post-Distribution Period to any Pre-Distribution Period with respect to any B/E Federal Consolidated Income Tax Return, B/E State Combined Income Tax Returns or any B/E Foreign Combined Income Tax Returns (or any Return of Other Taxes described in clause (ii) of Section 5.2) shall be made, and no affirmative election shall be made to claim any such KLX Carryback; provided, however, that the Parties agree that any such Adjustment Request shall be made with respect to any KLX Carryback, upon the reasonable request of KLX, if such KLX Carryback is necessary to prevent the loss of the Tax Benefit of such KLX Carryback and such Adjustment Request, based on B/E’s sole, reasonable determination, will cause no Tax detriment to the B/E Group or any member of the B/E Group (unless KLX agrees to reimburse B/E for the Tax detriment at no net cost to B/E). Any Adjustment Request which B/E consents to make under this Section 4.5 shall be prepared and filed by B/E or the applicable member of the B/E Group, and KLX shall be responsible for any out-of-pocket expenses with respect to such request and filing.

4.6       Apportionment of Earnings and Profits and Tax Attributes. As soon as reasonably practicable following the Distribution Date, B/E shall notify KLX in writing of the portion, if any, of any earnings and profits, overall foreign loss or other Tax Attribute from Pre-Distribution Periods, including consolidated, combined or unitary Tax Attributes, which B/E determines shall be allocated or apportioned to the KLX Group under applicable Tax Law. B/E shall provide reasonable timely updates to KLX of the allocation of Tax Attributes as B/E finalizes Tax Returns for the B/E Group and as adjustments, if any, are subsequently made to such Tax Returns. KLX and all members of the KLX Group shall prepare all Tax Returns in accordance with such written notice. In the event that any temporary or final amendments to Treasury Regulations are promulgated after the date of this Agreement that provide for any election to apply such regulations retroactively, then any such election shall be made only to the extent that B/E and KLX mutually agree to make such election. As soon as practicable after receipt of a written request from KLX, B/E shall provide copies of any studies, reports, and workpapers supporting the earnings and profits and other Tax Attributes allocable to KLX. Any dispute regarding the apportionment of such earnings and profits or any Tax Attribute shall be resolved pursuant to the provisions of Section 14 of this Agreement. All Tax Returns prepared by the B/E Group and the KLX Group shall be consistent with any allocation or apportionment as determined pursuant to this Section 4.6.

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Section 5.       Tax Payments.

5.1       Payment of Taxes with Respect to B/E Federal Consolidated Income Tax Returns, B/E State Combined Income Tax Returns, B/E Foreign Combined Income Tax Returns. B/E shall pay to the IRS or other applicable Tax Authority any Tax due with respect to any B/E Federal Consolidated Income Tax Return, B/E State Combined Income Tax Returns and B/E Foreign Combined Income Tax Returns; provided that Section 5.2 shall apply with respect to any IP Sale Taxes and Restructuring Taxes.

5.2       Payment of Taxes With Respect to IP Sales Taxes, Restructuring Taxes and Certain Returns of Other Taxes. In the case of any (i) Return described in Section 5.1 or Section 5.3 for which IP Sale Taxes and/or Restructuring Taxes will be reported, and (ii) Return of Other Taxes reflecting both Taxes for which B/E is responsible under Section 2 and Taxes for which KLX is responsible under Section 2:

(a)         Computation and Payment of Tax Due. At least five Business Days prior to any Payment Date for any Tax Return, the Responsible Company shall compute the amount of IP Sale Taxes, Restructuring Taxes or Other Taxes, as the case may be, required to be paid to the applicable Tax Authority with respect to such Tax Return on such Payment Date. The Responsible Company shall pay such amount to such Tax Authority on or before such Payment Date (and provide notice and proof of payment to the other Company).

(b)         Computation and Payment of Liability With Respect To Tax Due. Within 30 days following the earlier of (i) the due date (including extensions) for filing any such Tax Return (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file) or (ii) the date on which such Tax Return is filed, if B/E is the Responsible Company, then KLX shall pay to B/E the amount allocable to the KLX Group under the provisions of Section 2, and if KLX is the Responsible Company, then B/E shall pay to KLX the amount allocable to the B/E Group under the provisions of Section 2, in each case, plus interest computed at the Prime Rate on the amount of the payment based on the number of days from the earlier of (i) the due date of the Tax Return (including extensions) or (ii) the date on which such Tax Return is filed, to the date of payment. Notwithstanding the foregoing and Section 5.2(a), in the case of Income Taxes that are IP Sale Taxes, at B/E’s option, B/E shall be permitted to deliver to KLX a written computation in reasonable detail showing the increase in Income Taxes payable by the B/E Group (computed on a with and without basis in accordance with Section 2.6(c)) prior to the date required by Section 5.2(a), and KLX shall pay the amount of such increase in Income Taxes to B/E within twenty days of KLX’s receipt of such computation; provided KLX shall have the right to have such written computation confirmed by a Tax Advisor in accordance with Section 2.6(c) and, in such case, KLX shall not be required to make a payment to B/E until the amount is confirmed or otherwise determined by such Tax Advisor; provided further that if the payment by KLX occurs after the date the relevant Tax Return is filed or the payment of the relevant Taxes is made by B/E to a Tax Authority (including on an estimated basis), KLX shall also pay interest at the Prime Rate on the amount of the payment based on the number of days from the filing date or the Tax payment date by B/E to the date B/E is reimbursed by KLX for such increased Taxes.

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(c)          Adjustments Resulting in Underpayments. In the case of any adjustment pursuant to a Final Determination with respect to any such Tax Return, the Responsible Company shall pay to the applicable Tax Authority when due any additional Tax due with respect to such Return required to be paid as a result of such adjustment pursuant to a Final Determination. The Responsible Company shall compute the amount attributable to the KLX Group (or the B/E Group) in accordance with Section 2 and KLX shall pay to B/E any amount due B/E (or B/E shall pay KLX any amount due KLX) within 30 days from the later of (i) the date the additional Tax was paid by the Responsible Company or (ii) the date of receipt of a written notice and demand from the Responsible Company for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any payments required under this Section 5.2(c) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by the Responsible Company to the date of the payment under this Section 5.2(c).

5.3       Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Taxes owed by such Company or a member of such Company’s Group with respect to a Separate Return of Income Taxes and with respect to a Separate Return of Other Taxes, provided that (i) Separate Returns of Other Taxes described in Section 5.2 shall be governed by Section 5.2, and (ii) Section 5.2 shall apply with respect to any IP Sale Taxes and Restructuring Taxes.

5.4       Indemnification Payments. All indemnification payments under this Agreement shall be made by B/E directly to KLX and by KLX directly to B/E and shall be treated by B/E and KLX (and their respective Affiliates) in the manner set forth in Section 13; provided, however, that if the Companies mutually agree with respect to any such indemnification payment, any member of the B/E Group, on the one hand, may make such indemnification payment to any member of the KLX Group, on the other hand, and vice versa.

5.5               Recomputations. Notwithstanding anything to the contrary set forth in this Agreement, if one Party makes a payment on account of Taxes to another Party under this Agreement, including with respect to a Tax indemnified against, and the amount of such payment, because of an amended Return, Tax Authority adjustment, Final Determination, carryover of a Tax Item or otherwise, would be increased or decreased if computed at a later date, at the written request of either Party, the Parties shall recompute such payment at such later date and an appropriate adjusting payment shall be made between the Parties promptly following such recomputation.

Section 6.       Tax Benefits.

6.1       Tax Benefits.

(a)         General. Except as set forth below, B/E shall be entitled to any refund (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which B/E is liable hereunder, KLX shall be entitled to any refund (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which KLX is liable hereunder and a Company receiving a refund (including by way of credit or offset) to which another Company is entitled hereunder shall pay over such refund (net of charges imposed

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on the Company receiving the refund) to such other Company within 30 days after such refund is received (together with interest computed at the Prime Rate based on the number of days from the date the refund was received to the date the refund was paid over).

(b)         Reimbursements. Subject to Section 6.3, if a member of the KLX Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the B/E Group is liable hereunder (or to any Tax Attribute of a member of the B/E Group) and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis (treating any such Tax Benefit as the last item claimed for the taxable year, including after the utilization of any available net operating loss carryforwards)), or if a member of the B/E Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the KLX Group is liable hereunder (or to any Tax Attribute of a member of the KLX Group) and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis (treating any such Tax Benefit as the last item claimed for the taxable year, including after the utilization of any available net operating loss carryforwards)), KLX or B/E, as the case may be, shall make a payment to either B/E or KLX, as appropriate, within 30 days following such actual realization of the Tax Benefit, in an amount equal to such Tax Benefit actually realized in cash (including any Tax Benefit actually realized as a result of the payment) plus interest on such amount computed at the Prime Rate based on the number of days from the date of such actual realization of the Tax Benefit to the date of payment of such amount under this Section 6.1(b). For the avoidance of doubt, a Tax Benefit is actually realized when the amount of Tax payable is reduced below the amount that would otherwise be payable without the Tax Benefit.

(c)          Cooperation. If as a result of an assessment by a Tax Authority, amended Return or otherwise, there is an increase in Taxes for which one Group is liable hereunder because of additional income, reduction in a Tax Attribute or otherwise, then the other Group shall at the request of the first Group file an amended Return or otherwise pursue any Tax Benefits claim available to the other Group as a result of the Tax adjustment to the first Group, provided that the first Group has furnished the other Group with (i) an opinion of a Tax Advisor reasonably satisfactory to the other Group to the effect that it is more likely than not that the other Group will prevail in obtaining Tax Benefits or otherwise reducing the Taxes of the other Group because of the Tax adjustment to the first Group, and (ii) an acknowledgement that the first Group will reimburse the other Group for all reasonable out-of-pocket expenses incurred by the other Group in connection with making such Tax Benefit claim.

6.2               B/E and KLX Income Tax Deductions in Respect of Certain Compensation. Solely a member of the B/E Group shall be entitled to claim any Income Tax deduction on its Tax Return arising from the payment of the 2014 cash bonuses, as described in Section 7.01(a) of the Employee Matters Agreement, and any vesting, exercise, disqualifying disposition, payment or other relevant taxable event occurring prior to the Effective Time with respect to any compensation, including, without limitation, salary, equity awards, incentive compensation and deferred compensation (“Compensation”). Solely a member of the B/E Group shall be entitled to claim any Income Tax deduction on its Tax Return arising from the vesting, exercise, disqualifying disposition, payment or other relevant taxable event with respect to any Compensation earned by any individual who has ceased to provide services to any member of

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either the B/E Group or the KLX Group prior to the Effective Time. Solely the member of the Group for which the relevant individual is currently employed at the time of the vesting, exercise, disqualifying disposition, payment or other relevant taxable event, occurring after the Effective Time (other than the payment of the 2014 cash bonuses, as described in Section 7.01(a) of the Employee Matters Agreement), as appropriate, in respect of Compensation shall be entitled to claim any Income Tax deduction arising from such Compensation on its respective Tax Return associated with such event. If, as a result of a Final Determination, the Group that claimed a deduction pursuant to this Section 6.2 is not allowed that deduction, in whole or in part, the other Group shall, upon request by such first Group, make a claim for such deductions if the taxable year to which such deductions would relate is not yet closed; provided, that the first Group has furnished the other Group (1) an opinion of a Tax Advisor reasonably satisfactory to the other Group that such deduction by the other Group is more likely than not to be sustained based on the Final Determination and (2) an acknowledgement that the first Group will reimburse the other Group for all reasonable out-of-pocket expenses incurred by the other Group in connection with claiming such deduction. The other Group shall pay the first Group an amount equal to the amount by which the Taxes of the other Group have been actually reduced, as reflected on an amended Tax Return or claim for a refund, as a result of such deduction in such taxable year, or any prior or future taxable year to which such deductions may be carried, (the “Mitigation Amount”) assuming that such deductions will be treated as used after any other Tax Attribute of the claiming Group; provided that, if such deduction by such other Group is not sustained in whole or in part in a Final Determination, the Group that received the Mitigation Amount shall return to the Group that paid the Mitigation Amount an amount equal to the reduction in the Mitigation Amount (if any) as a result of such Final Determination together with interest on the reduced amount for the period such amount was held by the returning Group; provided, further, that the other Group shall be required to pay the first Group in respect of any Tax Benefit realized in a future year only at the time when such benefit is actually realized (as determined under the principles of Section 6.1).

6.3               Protective Section 336(e) Election. Pursuant to Treasury Regulation Sections 1.336-2(h)(1)(i) and 1.336-2(j), B/E and KLX agree that B/E shall have the option to make a timely protective election under Section 336(e) of the Code and the Regulations issued thereunder for KLX and each KLX Subsidiary as identified by B/E with respect to the Distribution (a “Section 336(e) Election”). It is intended that a Section 336(e) Election will have no effect unless the Distribution is a “qualified stock disposition,” as defined in Treasury Regulation Section 1.336-1(b)(6), either because (a) the Distribution is not a transaction described in Treasury Regulation Section 1.336-1(b)(5)(i)(B) or (b) Treasury Regulation Section 1.336-1(b)(5)(ii) applies to the Distribution. If B/E decides to make a Section 336(e) Election, (i) B/E shall notify KLX in writing within 180 days after the Distribution Date, the Companies shall enter into a binding, written agreement and KLX shall cooperate with B/E in making the Section 336(e) Election, including filing any statements, amending any Tax Returns or such other action B/E determines is reasonably necessary to carry out the Section 336(e) Election, and (ii) if the Section 336(e) Election becomes effective, no member of the KLX Group shall take any position inconsistent with the Section 336(e) Election except as may be required by a Final Determination. If and to the extent that a Section 336(e) Election is made by B/E and there is a failure of one or more of the Distribution, Contribution or Debt Repayment to qualify (in whole or in part) for the Tax-Free Status, and the resulting Taxes (including any Taxes attributable to the Section 336(e) Election) are borne by B/E (rather than KLX because of KLX’s indemnification obligations

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under this Agreement or otherwise), then, to that extent, B/E shall be entitled to quarterly payments from KLX equal to 85 percent of the actual Tax savings if, as and when realized (using the principles of Section 6.1) arising from the step up in Tax basis resulting from the Section 336(e) Election, determined on a “with and without” basis (treating any deductions or amortization attributable to the step up in tax basis resulting from the Section 336(e) Election as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards), and less a reasonable charge for administrative expenses and other reasonable out-of-pocket expenses necessary to secure the Tax savings.

Section 7.                 Tax-Free Status.

7.1               Tax Opinions and Representation Letters.

(a)         General. Each of KLX and B/E hereby represents and agrees for itself and on behalf of its Affiliates that (A) it has or will review the Representation Letters and other Tax Materials and, subject to any qualifications therein, all information contained in such Representation Letters and other Tax Materials that concerns or relates to such Company or any member of its respective Group will be true, correct and complete, from the time presented or made through the Distribution Date and thereafter as relevant, (B) it is unaware of any fact or circumstance that is inconsistent with the Representation Letters, the other Tax Materials or the conclusions of the Tax Opinions, and (C) no member of its respective Group has any plan or intention to take any action or fail to take any action if such action or failure to act would be inconsistent with the Representation Letters and/or the other Tax Materials.

(b)         Internal Restructuring. KLX and B/E acknowledge that one or more of the Tax Opinions and the Representation Letters or other Tax Materials in respect of the Internal Restructuring have not yet been obtained or submitted or may not have been so submitted or obtained in final form. KLX and B/E shall use their commercially reasonable efforts and shall cooperate in good faith to finalize the Representation Letters or other Tax Materials for the Internal Restructuring as soon as possible hereafter and to cause the same to be submitted to the Tax Advisors, or other governmental authorities as B/E shall deem necessary or desirable and shall take such other commercially reasonable actions as may be necessary or desirable to obtain the Tax Opinions in order to confirm the Intended Tax Treatment.

7.2                  Restrictions on KLX.

(a)         General. KLX agrees that it will not take or fail to take, or permit any KLX Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with or cause to be untrue any information, statement, representation, undertaking or covenant in any Representation Letter, or in the other Tax Materials or in one or more of the Tax Opinions. KLX agrees that it will not take or fail to take, or permit any KLX Affiliate to take or fail to take, any action which prevents or could reasonably be expected to prevent or otherwise disqualify (A) the Tax-Free Status, or (B) the Intended Tax Treatment.

(b)         ATB. KLX agrees that, from the date hereof until the first day after the two-year anniversary of the Distribution Date, it will continue to be engaged in the KLX Active Trade or

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Business for purposes of Section 355(b)(2) of the Code, taking into account Section 355(b)(3) of the Code.

(c)          Additional Restricted Actions. KLX agrees that, from the date hereof until the first day after the two-year anniversary of the Distribution Date, KLX will not (i) enter into any Proposed Acquisition Transaction or, to the extent KLX has the right to prohibit any Proposed Acquisition Transaction involving KLX, permit any Proposed Acquisition Transaction to occur or otherwise provide its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving KLX, (ii) merge or consolidate with any other Person or liquidate or partially liquidate, (iii) in a single transaction or series of transactions sell or transfer (other than sales or transfers of inventory in the ordinary course of business) all or substantially all of the assets that were transferred to KLX pursuant to the Contribution or sell or transfer 30% or more of the gross assets of the KLX Active Trade or Business or 30% or more of the consolidated gross assets of the KLX Group (such percentages to be measured based on fair market value as of the Distribution Date), (iv) redeem or otherwise repurchase (directly or through a KLX Affiliate) any KLX Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by Revenue Procedure 2003-48), (v) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of KLX Capital Stock (including, without limitation, through the conversion of one class of KLX Capital Stock into another class of KLX Capital Stock) or (vi) take any other action or actions which in the aggregate (and taking into account any other transactions described in this subparagraph (c)) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire directly or indirectly stock representing a Fifty-Percent or Greater Interest in KLX or otherwise jeopardize the Tax-Free Status for the External Spin-Off, unless prior to taking any such action set forth in the foregoing clauses (i) through (vi), (A) KLX shall have requested that B/E obtain a Ruling in accordance with Section 7.4 and B/E shall have received such a Ruling in form and substance satisfactory to B/E in its sole and absolute discretion (exercised in good faith solely to preserve the Tax-Free Status), (B) KLX shall provide B/E with an Unqualified Supplemental Tax Opinion in form and substance satisfactory to B/E in its sole and absolute discretion (exercised in good faith solely to preserve the Tax-Free Status) or (C) B/E shall have waived the requirement to obtain such Ruling or Unqualified Supplemental Tax Opinion.

(d)         Certain Issuances of KLX Capital Stock. If KLX proposes to enter into any Section 7.2(d) Acquisition Transaction or, to the extent KLX has the right to prohibit any Section 7.2(d) Acquisition Transaction involving KLX, proposes to permit any Section 7.2(d) Acquisition Transaction to occur or otherwise proposes to provide its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving KLX, in each case, during the period from the date hereof until the first day after the two-year anniversary of the Distribution Date, KLX shall provide B/E, no later than ten days following the signing of any written agreement or public filing of any board of directors’ recommendation with respect to the Section 7.2(d) Acquisition Transaction, with a written description in reasonable detail of such transaction (including the type and amount of KLX Capital Stock to be issued in such transaction) and a certificate of the Board of Directors of KLX to the effect that the Section 7.2(d) Acquisition Transaction is not a Proposed Acquisition Transaction or any other transaction to which the requirements of Section 7.2(c) apply (a “KLX Board Certificate”).

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(e)          KLX Restructuring. KLX shall provide written notice to B/E describing in reasonable detail any internal restructuring (including by making or revoking any election under Treasury Regulation Section 301.7701-3) involving the KLX Group or any contribution, sale or other transfer of any of the assets contributed to KLX as part of the Contribution that is proposed to be taken immediately following the Distribution and until the first day after the two-year anniversary of the Distribution Date and shall consult with B/E regarding any such proposed actions reasonably in advance of taking any such proposed actions and shall consider in good faith any comments from B/E relating thereto, and at the request of B/E, KLX shall obtain an Unqualified Supplemental Tax Opinion (in form and substance satisfactory to B/E in its sole discretion) that such internal restructuring will not affect or otherwise change the Tax-Free Status or the Intended Tax Treatment.

(f)            Distributions by Foreign KLX Subsidiaries. Until January 1st of the calendar year immediately following the calendar year in which the Distribution occurs, KLX shall neither cause nor permit any foreign subsidiary of KLX to enter into any transaction or take any action that would be considered under the Code to constitute the declaration or payment of a dividend (including pursuant to Section 304 of the Code) without obtaining the prior written consent of B/E (such prior written consent not to be unreasonably withheld, conditioned or delayed).

7.3                               Restrictions on B/E.

(a)         General. B/E agrees that it will not take or fail to take, or permit any B/E Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with or cause to be untrue any information, statement, representation, undertaking or covenant in any Representation Letter, or in the other Tax Materials or in one or more of the Tax Opinions. B/E agrees that it will not take or fail to take, or permit any B/E Affiliate to take or fail to take, any action which prevents or could reasonably be expected to prevent or otherwise disqualify (A) the Tax-Free Status, or (B) the Intended Tax Treatment.

(b)         ATB. B/E agrees that, from the date hereof until the first day after the two-year anniversary of the Distribution Date, it will continue to be engaged in the B/E Active Trade or Business for purposes of Section 355(b)(2) of the Code, taking into account Section 355(b)(3) of the Code.

(c)          Additional Restricted Actions. B/E agrees that, from the date hereof until the first day after the two-year anniversary of the Distribution Date, B/E will not (i) enter into any Proposed Acquisition Transaction or, to the extent B/E has the right to prohibit any Proposed Acquisition Transaction involving B/E, permit any Proposed Acquisition Transaction to occur or otherwise provide its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving B/E, (ii) merge or consolidate with any other Person or liquidate or partially liquidate, (iii) in a single transaction or series of transactions sell or transfer (other than sales or transfers of inventory in the ordinary course of business) 30% or more of the gross assets of the B/E Active Trade or Business or 30% or more of the consolidated gross assets of the B/E Group (such percentages to be measured based on fair market value as of the Distribution Date), (iv) redeem or otherwise repurchase (directly or through a B/E Affiliate) any B/E Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by Revenue Procedure 2003-48),

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(v) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of B/E Capital Stock (including, without limitation, through the conversion of one class of B/E Capital Stock into another class of B/E Capital Stock) or (vi) take any other action or actions which in the aggregate (and taking into account any other transactions described in this subparagraph (c)) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire directly or indirectly stock representing a Fifty-Percent or Greater Interest in B/E or otherwise jeopardize the Tax-Free Status for the External Spin-Off, unless prior to taking any such action set forth in the foregoing clauses (i) through (vi), (A) B/E shall have obtained a Ruling in accordance with Section 7.4 in form and substance satisfactory to KLX in its sole and absolute discretion (exercised in good faith solely to preserve the Tax-Free Status), (B) B/E shall provide KLX with an Unqualified Supplemental Tax Opinion in form and substance reasonably satisfactory to KLX in its discretion (exercised in good faith solely to preserve the Tax-Free Status) or (C) KLX shall have waived the requirement to obtain such Ruling or Unqualified Supplemental Tax Opinion.

(d)         Certain Issuances of B/E Capital Stock. If B/E proposes to enter into any Section 7.3(d) Acquisition Transaction or, to the extent B/E has the right to prohibit any Section 7.3(d) Acquisition Transaction involving B/E, proposes to permit any Section 7.3(d) Acquisition Transaction to occur or otherwise proposes to provide its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving B/E, in each case, during the period from the date hereof until the first day after the two-year anniversary of the Distribution Date, B/E shall provide KLX, no later than ten days following the signing of any written agreement or public filing of any board of directors’ recommendation with respect to the Section 7.3(d) Acquisition Transaction, with a written description in reasonable detail of such transaction (including the type and amount of B/E Capital Stock to be issued in such transaction) and a certificate of the Board of Directors of B/E to the effect that the Section 7.3(d) Acquisition Transaction is not a Proposed Acquisition Transaction or any other transaction to which the requirements of Section 7.3(c) apply (a “B/E Board Certificate”).

7.4                               Procedures Regarding Opinions and Rulings for Restricted Acts.

(a)         Notice by KLX. If KLX notifies B/E that it desires to take one of the actions described in clauses (i) through (vi) of Section 7.2(c), B/E and KLX shall cooperate and use commercially reasonable efforts to attempt to obtain the Ruling or Unqualified Supplemental Tax Opinion referred to in Section 7.2(c) as expeditiously as possible, unless B/E shall have waived the requirement to obtain such Ruling or Unqualified Supplemental Tax Opinion. KLX shall reimburse B/E for all reasonable out-of-pocket costs and expenses incurred by the B/E Group in connection with obtaining such a Ruling or Unqualified Supplemental Tax Opinion requested by KLX within ten Business Days after receiving an invoice from B/E therefor.

(b)         Notice by B/E. If B/E notifies KLX that it desires to take one of the actions described in clauses (i) through (vi) of Section 7.3(c), B/E and KLX shall cooperate and use commercially reasonable efforts to attempt to obtain the Ruling or Unqualified Supplemental Tax Opinion referred to Section 7.3(c) as expeditiously as possible, unless KLX shall have waived the requirement to obtain such Ruling or Unqualified Supplemental Tax Opinion. B/E shall reimburse KLX for all reasonable out-of-pocket costs and expenses incurred by the KLX Group

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in connection with obtaining such a Ruling or Unqualified Supplemental Tax Opinion within ten Business Days after receiving an invoice from KLX therefor.

(c)          Control of Ruling Process. B/E shall have sole and exclusive control over the process of obtaining any Ruling; provided that (A) B/E shall keep KLX timely informed of the status and progress of the Ruling Request; (B) B/E shall (1) reasonably in advance of the submission of any Ruling Request documents provide KLX with a draft copy thereof, (2) reasonably consider KLX’s comments on such draft copy, and (3) provide KLX with a final copy; and (C) KLX shall have the right to attend any formally scheduled meetings with the IRS (subject to the approval of the IRS) that relate to such Ruling. Neither KLX nor any KLX Affiliate shall seek any guidance from the IRS or any other Tax Authority (whether written, verbal or otherwise) at any time concerning the External Spin-Off or the Internal Restructuring without the prior consent in writing of B/E (which consent shall not be unreasonably withheld, conditioned or delayed).

7.5                               Liability for Tax-Related Losses.

(a)         KLX. Notwithstanding anything in this Agreement or the Separation and Distribution Agreement to the contrary and regardless of whether KLX obtained a Ruling, Unqualified Supplemental Tax Opinion or waiver described in Section 7.2(c) with respect thereto, subject to Section 7.5(c), KLX shall be responsible for, and shall indemnify and hold harmless B/E and its Affiliates and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses that are attributable to or result from any one or more of the following: (A) the acquisition of all or a portion of KLX’s stock and/or it assets (and/or any of its Affiliate’s stock or assets) by any Person, (B) any negotiations, understandings, agreements or arrangements by or on behalf of KLX with respect to transactions or events (including stock issuances or option grants) or a series of transactions or events that cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly stock of KLX representing a Fifty-Percent or Greater Interest therein, (C) any action or failure to act by KLX after the Distribution (including any amendment to KLX’s certificate of incorporation) affecting the voting rights of KLX stock, (D) any act or failure to act by KLX or any KLX Affiliate described in Section 7.2 (regardless, for the avoidance of doubt, whether such act or failure to act is covered by a Ruling, Unqualified Supplemental Tax Opinion or waiver described in clause (A), (B) or (C) of Section 7.2(c), a KLX Board Certificate described in Section 7.2(d) or a consent or Unqualified Supplemental Tax Opinion described in Section 7.2(e) or Section 7.2(f)), or (E) any breach by KLX of its agreement and representation set forth in Section 7.1(a).

(b)         B/E. Notwithstanding anything in this Agreement or the Separation and Distribution Agreement to the contrary and regardless of whether B/E obtained a Ruling, Unqualified Supplemental Tax Opinion or waiver described in Section 7.3(c) with respect thereto, subject to Section 7.5(c), B/E shall be responsible for, and shall indemnify and hold harmless KLX and its Affiliates and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses that are attributable to, or result from any one or more of the following: (A) the acquisition of all or a portion of B/E’s stock and/or its assets (and/or any of its Affiliate’s stock or assets) by any Person, (B) any negotiations, agreements or arrangements by or on behalf of B/E with respect to transactions or events (including stock issuances or option grants) or a series of transactions or events that cause the

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Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly stock of B/E representing a Fifty-Percent or Greater Interest therein, (C) any action or failure to act by B/E after the Distribution (including any amendment to B/E’s certificate of incorporation) affecting the voting rights of B/E stock, (D) any act or failure to act by B/E or any B/E Affiliate described in Section 7.3 (regardless, for the avoidance of doubt, whether such act or failure to act is covered by a Ruling, Unqualified Supplemental Tax Opinion or waiver described in clause (A), (B) or (C) of Section 7.3(c) or a B/E Board Certificate described in Section 7.3(d)), or (E) any breach by B/E of its agreement and representation set forth in Section 7.1(a).

(c)          Shared Losses.

(i)              To the extent that any Tax-Related Loss is subject to indemnity under both Sections 7.5(a) and (b), responsibility for such Tax-Related Loss shall be shared by B/E and KLX according to relative fault.

(ii)           To the extent that any Tax-Related Loss is not subject to indemnity under either Section 7.5(a) or (b), responsibility for such Tax-Related Loss shall be shared by B/E and KLX according to the B/E Group Percentage and the KLX Group Percentage, respectively.

(d)         Payments. Payments of amounts for Tax-Related Losses under this Section 7.5 shall be paid by KLX or B/E, as applicable, to the other Company within two (2) Business Days after the date that such other Company pays the Tax-Related Losses to a Tax Authority or other third-party, and shall be treated in the manner set forth in Section 13.

Section 8.           Assistance and Cooperation.

8.1       Assistance and Cooperation. The Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other’s agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed.

8.2       Tax Return Information.

(a)         General. Each Company shall provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns, including information concerning any Tax Attributes that were allocated pursuant to this Agreement. Any information or documents that the Responsible Company requires to prepare such Tax Returns shall be provided in such form as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns on a timely basis.

(b)         KLX Tax Package. Without limiting Section 8.2(a), the KLX Group shall provide to B/E in a format determined by B/E all information reasonably requested by B/E as necessary to

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prepare any B/E Federal Consolidated Income Tax Return, B/E State Combined Income Tax Return or B/E Foreign Combined Income Tax Return (each, a “Tax Package”). The Tax Package shall be prepared on a basis consistent with current practices of the B/E Group and the KLX Group, the relevant B/E State Combined Income Tax Return, the relevant B/E Foreign Combined Income Tax Return, the relevant B/E Separate Return and the relevant KLX Separate Return to which the Tax Package relates. KLX shall furnish to B/E the Tax Package for the relevant B/E Federal Consolidated Income Tax Return, B/E State Combined Tax Return, B/E Foreign Combined Income Tax Return, B/E Separate Return or KLX Separate Return in respect of a taxable year no later than 150 days after the close of the relevant taxable year or, in the case of a short taxable year, no more than 60 days after B/E requests KLX to complete such Tax Package. KLX shall also furnish B/E workpapers and other such information and documentation as is reasonably requested by B/E for Tax preparation purposes with respect to any member of the KLX Group.

8.3       Confidentiality. Any information or documents provided under this Section 8 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. B/E or KLX shall not be required to be provide the other Company with any information and documentation requested under this Section 8 if the provision of such information or documentation would result in a waiver of attorney-client privilege or other applicable privilege or protection or would violate any Law.

8.4       VAT. The Parties agree to use their commercially reasonable efforts to ensure the transactions contemplated by the Internal Restructuring and otherwise pursuant to the Separation and Distribution Agreement are treated as transactions which do not attract VAT (a business as a going concern or similar) for the purposes of the relevant legal provisions in each of the territories in which taxable supplies arise. In the event that there is any uncertainty as to the applicability of VAT, B/E and KLX will seek to obtain an opinion as to the correct tax treatment from the Parties’ Tax Advisors and/or the relevant Tax Authorities where appropriate. In the event that VAT become chargeable in respect of one or more of such transactions, B/E shall issue the relevant paperwork in compliance with the obligations of each of the relevant territories in which the supplies take place and KLX shall pay such VAT to B/E, provided that to the extent that VAT cannot be reclaimed by a KLX Group member and subsequently refunded to the KLX Group member by the relevant Tax Authority, the Parties shall each bear one-half of such nonreclaimable VAT charges. If any amount paid by KLX to B/E in respect of VAT pursuant to this Agreement is subsequently found to have been paid in error, B/E shall, if it has not yet accounted for such VAT to the relevant Tax Authority, promptly repay such amount to KLX, and if it has already so accounted then it shall, at their joint expense, use commercially reasonable efforts to obtain repayment thereof from the relevant Tax Authority. On receiving repayment of any such Taxes, B/E shall pay to KLX the amount repaid plus any further associated repayments received such as interest. The Parties shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other’s agents, including accounting firms and legal counsel, in connection with these VAT matters including (i) preparing proper invoices and other paperwork relating to the transfer of business assets, and (ii) determining the liability for the amount of any VAT due or the right to and amount of any refund of VAT.

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Section 9.          Tax Records. Each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Periods, and B/E shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitations, or (ii) seven years after the Distribution Date. After such later date occurs, each Company may dispose of such Tax Records upon 90 days’ prior written notice to the other Company. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or part of such Tax Records.

Section 10.           Tax Contests.

10.1        Notice. Within ten (10) days after a Company becomes aware of the commencement of a Tax Contest that may give rise to Taxes for which the other Company is responsible pursuant to this Agreement, such Company shall notify the other Company of such Tax Contest. Such notice shall provide that the notifying Company may seek indemnification from the other Company under this Agreement and shall attach copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. A failure of a Company to comply with this Section 10.1 shall not relieve the indemnifying party of its indemnification obligation under this Agreement, except to the extent such failure materially prejudices the ability of the indemnifying party to contest the liability for the relevant Tax or increases the amount of such liability.

10.2        Control of Tax Contests.

(a)         Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Return (other than a Separate Return of Other Taxes described in clause (ii) of Section 5.2), the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(f), (g), (h), (i) and (j) below.

(b)         B/E Federal Consolidated Income Tax Return. In the case of any Tax Contest with respect to any B/E Federal Consolidated Income Tax Return, B/E shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(f), (g), (h), (i) and (j) below.

(c)          B/E State Combined Income Tax Return. In the case of any Tax Contest with respect to any B/E State Combined Income Tax Return, B/E shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(f), (g), (h), (i) and (j) below.

(d)         B/E Foreign Combined Income Tax Return. In the case of any Tax Contest with respect to any B/E Foreign Combined Income Tax Return, B/E shall have exclusive control over

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the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(f), (g), (h), (i) and (j) below.

(e)           Certain Other Returns. In the case of any Tax Contest with respect to any Return of Other Taxes described in clause (ii) of Section 5.2, (i) B/E shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any B/E Adjustment, including settlement of any such B/E Adjustment and (ii) KLX shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any KLX Adjustment, including settlement of any such KLX Adjustment, and (iii) B/E and KLX shall jointly control the defense or prosecution of adjustments for which B/E and KLX could each be liable and any and all administrative matters not directly and exclusively related to any B/E Adjustment or KLX Adjustment.

(f)             Tax-Related Losses. Notwithstanding anything to the contrary in this Section 10.2, B/E and KLX shall be entitled to jointly control, compromise and settle any Tax Adjustment proposed, asserted or assessed pursuant to any Tax Contest relating to or involving (1) any Tax-Related Losses for which B/E notifies KLX in writing pursuant to Section 10.1, that B/E may seek indemnification from KLX under this Agreement, or (2) any Restructuring Tax or any IP Sale Tax, provided that B/E shall have exclusive control over any Tax Contest, including exclusive authority with respect to any settlement of any Tax liability, arising with respect to any such Taxes for which B/E notifies KLX in writing that B/E will waive indemnification from KLX.

(g)          Settlement Rights. For Tax Contests other than those that are jointly controlled by the Parties pursuant to Section 10.2(f), unless waived by the Non-Controlling Party in writing, in connection with any potential adjustment in a Tax Contest as a result of which adjustment the Non-Controlling Party may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 6) to the Controlling Party under this Agreement: (i) the Controlling Party shall keep the Non-Controlling Party informed in a timely manner of all actions taken or proposed to be taken by the Controlling Party with respect to such potential adjustment in such Tax Contest; (ii) the Controlling Party shall provide the Non- Controlling Party copies of any written materials relating to such potential adjustment in such Tax Contest received from any Tax Authority; (iii) the Controlling Party shall timely provide the Non-Controlling Party with copies of any correspondence or filings submitted to any Tax Authority or judicial authority in connection with such potential adjustment in such Tax Contest; (iv) the Controlling Party shall consult with the Non-Controlling Party and offer the Non- Controlling Party a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such potential adjustment in such Tax Contest; (v) the Controlling Party shall defend such Tax Contest diligently and in good faith; and (vi) the Controlling Party shall not settle or compromise such Tax Contest without the prior written consent of the Non-Controlling Party (not to be unreasonably withheld, conditioned or delayed). The failure of the Controlling Party to take any action specified in the preceding sentence with respect to the Non-Controlling Party shall not relieve the Non-Controlling Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Non-Controlling Party was materially prejudiced by such failure. In the case of any Tax Contest described in Section 10.2(a), (b), (c) or (d), “Controlling Party” means the

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Company entitled to control the Tax Contest under such Section and “Non-Controlling Party” means the other Company.

(h)          Tax Contest Participation. Unless waived by the Non-Controlling Party in writing, the Controlling Party shall provide the Non-Controlling Party with written notice reasonably in advance of, and the Non-Controlling Party shall have the right to attend, any formally scheduled meetings with Tax Authorities or hearings or proceedings before any judicial authorities in connection with any potential adjustment in a Tax Contest pursuant to which the Non-Controlling Party may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 6) to the Controlling Party under this Agreement. The failure of the Controlling Party to provide any notice specified in this Section 10.2(h) to the Non-Controlling Party shall not relieve the Non-Controlling Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Non-Controlling Party was materially prejudiced by such failure.

(i)             Power of Attorney. Each member of the KLX Group shall execute and deliver to B/E (or such member of the B/E Group as B/E shall designate) any power of attorney or other similar document reasonably requested by B/E (or such designee) in connection with any Tax Contest (as to which B/E is the Controlling Party) described in this Section 10. Each member of the B/E Group shall execute and deliver to KLX (or such member of the KLX Group as KLX shall designate) any power of attorney or other similar document requested by KLX (or such designee) in connection with any Tax Contest (as to which KLX is the Controlling Party) described in this Section 10.

(j)             Cooperation. The parties will cooperate and act in good faith with each other in the conduct of Tax Contests as reasonably requested by either of them, including (i) the retention and provision on a timely basis of books, records, documentation or other information relating to such Tax Contest, (ii) the filing or execution of any document that may be necessary or reasonably helpful in connection with the Tax Contest, (iii) the use of commercially reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the Tax Contest and (iv) the making of its employees and facilities reasonably available on a mutually convenient basis to facilitate such cooperation.

Section 11. Effective Date; Termination of Prior Tax Agreements. This Agreement shall be effective as of the Distribution Date. As of the Distribution Date, (i) all prior intercompany Tax allocation agreements or arrangements shall be terminated, and (ii) any outstanding amounts due under such agreements shall be settled and no further payments shall be required. Any payments pursuant to such agreements shall be disregarded for purposes of computing amounts due under this Agreement; provided that to the extent appropriate, as reasonably determined by B/E in good faith, payments made pursuant to such agreements with respect to Taxes not yet due and payable shall be credited to KLX or B/E, respectively, in computing their respective obligations pursuant to this Agreement.

Section 12. Survival. This Agreement shall remain in force and be binding so long as the applicable period for assessments or collections of Tax (including extensions) remains unexpired for any Taxes contemplated by, or indemnified against in, this Agreement plus two years;

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provided that to the extent a claim for indemnification is made prior to the expiration of this Agreement, this Agreement shall survive until such claim is finally resolved.

Section 13. Treatment of Payments.

(a)          General. In the absence of any change in Tax treatment under the Code or other applicable Tax Law, any indemnity payment made under Section 2.6, 5 or Section 7 and any Tax Benefit payment made under Section 6 shall be treated, for all Tax purposes, as made immediately before the Distribution as a distribution by KLX to B/E or as a contribution by B/E to KLX, as appropriate. To the extent one Company makes a payment of interest to another Company relating to a payment of Tax under this Agreement, the interest payment shall be treated as interest expense to the payor and as interest income by the recipient and the amount of such payment shall not be adjusted to take into account any associated Tax Benefit to the payor or increase in Tax to the recipient.

(b)          After-Tax Basis. All indemnity payments under this Agreement, including pursuant to Sections 2.6, 5 and 7, shall be (i) increased to take account of any net Tax cost actually incurred by the indemnified party arising from the receipt or accrual of indemnity payments (grossed up for such increase) and (ii) reduced to take account of any net Tax Benefit actually realized by the indemnified party arising from the incurrence or payment of any amount or other loss indemnified against. In computing the amount of any such Tax cost or Tax Benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit, including the utilization of any available net operating loss carryforwards, before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any amount or other loss indemnified against hereunder. For purposes of this Section 13(b), an indemnified party shall be deemed to have “actually incurred” or “actually realized” a net Tax cost or a net Tax Benefit to the extent that, and at such time as, the amount of Taxes payable (including Taxes payable on an estimated basis) by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such amount indemnified against as the case may be. The Companies shall make any adjusting payment between each other as is required under this Section 13(b) within ten (10) days of the date an indemnified party is deemed to have actually realized or actually incurred each net Tax Benefit or net Tax cost. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the indemnified party’s liability for Taxes and any payments necessary to reflect such adjustment shall be made within ten (10) days of such determination.

Section 14.                           Disagreements.

(a)          General Procedures. The Companies will use commercially reasonable efforts to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement (including those, if any, relating to the interpretation, implementation or compliance with the provisions of this Agreement). In furtherance thereof, in the event of any dispute or disagreement with respect to this Agreement (other than a High-Level Dispute) (a “Tax Matters Dispute”) between any member of the B/E Group and any member of the KLX Group, the Tax departments of the Companies (and their

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advisers if requested) shall negotiate in good faith to resolve the Tax Matters Dispute. In the event that such good faith negotiations do not resolve the Tax Matters Dispute, the Parties shall agree as to whether such dispute shall be governed by the procedures set forth in Section 14.1(b) of this Agreement or in the Article X of the Separation and Distribution Agreement. If the Parties cannot agree as to which procedure will govern such dispute, such disagreement shall be resolved pursuant to Article X of the Separation and Distribution Agreement;

(b)          Tax Advisor Resolution. In the case of any Tax Matters Dispute governed by this Section 14.1(b), the Parties shall appoint a Tax Advisor to resolve such dispute. In this regard, the Tax Advisor shall make determinations with respect to the disputed items based solely on representations and factual submissions made by B/E and KLX and their respective representatives, and shall not conduct an independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only. The Parties shall require the Tax Advisor to resolve any Tax Matters Dispute submitted no later than thirty Business Days after submission of such dispute to the Tax Advisor, but (unless otherwise mutually agreed by the Parties) in no event later than the due date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Tax Advisor with respect thereto shall be final and conclusive and binding on the Parties. The Tax Advisor shall resolve any and all Tax Matters Disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with Past Practices, except as otherwise required by applicable Tax Law. The Parties shall require the Tax Advisor to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Tax Advisor shall be paid by the non-prevailing Party. In the event the Tax Advisor cannot make a determination in favor of one Party only or otherwise determines the Tax Matters Dispute cannot be resolved in accordance with this Section 14(b), then the Tax Matters Dispute shall be resolved in accordance with Section 14(c).

(c)           High-Level Dispute. Any High-Level Dispute shall be resolved pursuant to the procedures set forth in Article X of the Separation and Distribution Agreement.

Section 15. Late Payments. Except as otherwise provided in this Agreement, any amount owed by one Company to the other Company under this Agreement that is not paid when due shall bear interest from the due date until paid at the Prime Rate plus two percent, compounded semiannually.

Section 16. Expenses. Except as otherwise provided in this Agreement, each Company and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

Section 17.                  General Provisions.

17.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile (with confirmation of delivery) or registered or certified mail (postage

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prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 17.1):

if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-3966

Attention: General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy: (212) 848-7179

Attention: Creighton O. Condon, Esq.

Robert M. Katz, Esq.

if to KLX:

1300 Corporate Center Way

Wellington, FL 33414

Facsimile: (561) 791-5497

Attention: General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy: (212) 848-7179

Attention: Creighton O. Condon, Esq.

Robert M. Katz, Esq.

17.2         Waiver. Either Company may (a) extend the time for the performance of any of the obligations or other acts of the other Company and (b) waive compliance with any of the agreements of the other Company or conditions to such Company’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Company to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Company to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

17.3         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this

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Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Company. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Companies shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Companies as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

17.4         No Duplication of Payment. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require a Company to make any payment attributable to any indemnification for Taxes or payment of Taxes hereunder, or to any Tax Benefit, for which payment has previously been made by such Company hereunder.

17.5         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

17.6         Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

17.7         Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets, or (b) the sale of all or substantially all of such Party’s assets; provided, however, that such assignment shall be effective only if, and as of the time when, the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 17.7 shall release the assigning Party from liability for the full performance of its obligations under this Agreement

17.8         Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Companies or (b) by a waiver in accordance with Section 17.2.

17.9         Subsidiaries. If, at any time, B/E or KLX acquires or creates one or more subsidiaries that are includable in the B/E Group or the KLX Group, as applicable, they shall be subject to this Agreement and all references to the B/E Group or the KLX Group herein shall thereafter include a reference to such subsidiaries. B/E and KLX shall each cause to be

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performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate or subsidiary (direct or indirect) of such Company.

17.10             Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17.11             Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

17.12             Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.12

17.13             Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.14             Public Announcements. Following the Distribution Date, neither Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the matters contemplated by this Agreement without the prior written consent of the other Party unless otherwise required by Law or applicable stock exchange regulation, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release or public announcement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above.

B/E AEROSPACE, INC., a Delaware corporation

By
	Name:	Amin J. Khoury
	Title:	Chairman and Co-Chief Executive Officer

KLX INC., a Delaware corporation

By
	Name:	Thomas P. McCaffrey
	Title:	President and Chief Operating Officer

[Signature Page to Tax Sharing and Indemnification Agreement]

Exhibit A

The steps that comprise the Internal Restructuring are set forth on Schedule 2.01(a) of the Separation and Distribution Agreement.

Exhibit 1.01(d)

Form of Transition Services Agreement

(Attached)

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of December 16, 2014, by and between B/E AEROSPACE, INC., a corporation organized under the laws of the State of Delaware (“B/E”), and KLX INC., a corporation organized under the laws of the State of Delaware (“KLX”). Each of B/E and KLX is sometimes referred to herein as a “Party”, and together, as the “Parties”.

WHEREAS, the Parties entered into that certain Separation and Distribution Agreement, dated as of December 15, 2014 (the “Separation Agreement”; capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed to such terms in the Separation Agreement);

WHEREAS, pursuant to and subject to the terms of the Separation Agreement, the Manufacturing Business will be separated from the CMS Business;

WHEREAS, prior to the date of this Agreement, members of the B/E Group have provided to members of the KLX Group, and members of the KLX Group (or their Representatives, as former Representatives of B/E) have provided to members of the B/E Group, certain services necessary to conduct their respective businesses;

WHEREAS, it is contemplated under the terms of the Separation Agreement that, in connection with the Separation Transaction and the Distribution, for a limited period of time following the Distribution, B/E or one or more other members of the B/E Group will continue to provide certain of such services to members of the KLX Group, and KLX or one or more other members of the KLX Group will continue to provide certain of such services to members of the B/E Group; and

WHEREAS, B/E and KLX are each willing to provide, or cause to be provided, such transition services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                     Definitions.

(a)                                          For the purposes of this Agreement:

“Additional Service” means a service: (1) that was provided by B/E or another member of the B/E Group (or that was provided by a third party on behalf of B/E or another member of the B/E Group) to KLX or another member of the KLX Group as of the Distribution Date or that was provided by KLX or another member of the KLX Group (or that was provided by a third party on behalf of KLX or another member of the KLX Group or any former

Representatives of B/E that are, following the Distribution Date, Representatives of KLX) to B/E or another member of the B/E Group as of the Distribution Date; and (2) that the recipient of such service reasonably believes (y) was inadvertently or unintentionally omitted from Schedule A or Schedule B and (z) is necessary or advisable for the conduct of the CMS Business or the Manufacturing Business, as the case may be.

“Agreement” has the meaning given in the Preamble.

“B/E” has the meaning given in the Preamble.

“B/E Indemnified Person” has the meaning given in Section 10.2.

“B/E Service” has the meaning given in Section 2.1(a)(i).

“B/E Service Receiver Data” has the meaning given in Section 8.1(b).

“Equipment” has the meaning given in Section 4.5(a).

“Fees” has the meaning given in Section 5.1(a).

“Force Majeure Event” has the meaning given in Section 4.4(a).

“Group” means, with respect to any Party, Service Provider or Service Recipient, such Party, Service Provider, or Service Recipient, respectively, and each of such Party’s, Service Provider’s or Service Recipient’s Affiliates, respectively.

“KLX” has the meaning given in the Preamble.

“KLX Indemnified Person” has the meaning given in Section 10.1.

“KLX Service” has the meaning given in Section 2.1(a)(ii).

“KLX Service Receiver Data” has the meaning given in Section 8.1(a).

“Migration Assistance” has the meaning given in Section 2.5(a).

“Monthly License Fee” has the meaning given in Section 3.3.

“Party” and “Parties” have the meanings given in the Preamble.

“Party Provider” shall mean, in relation to any Service Provider, B/E (if such Service Provider is a member of the B/E Group) or KLX (if such Service Provider is a member of the KLX Group).

“Party Recipient” shall mean, in relation to any Service Recipient, B/E (if such Service Recipient is a member of the B/E Group) or KLX (if such Service Recipient is a member of the KLX Group).

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“Personnel” means, with respect to any Party, the Representatives of such Party, and the employees, officers, directors, agents, representatives, advisors, independent contractors and consultants of any third parties engaged by such Party or the other members of such Party’s Group to provide a Third Party Service.

“Records” has the meaning given in Section 6.5.

“Representatives” means, with respect to any Party, the employees, officers, directors, agents, representatives, advisors, independent contractors and consultants of (i) such Party and (ii) the other members of such Party’s Group.

“Sales Taxes” has the meaning given in Section 5.3.

“Security Regulations” has the meaning given in Section 6.4(a).

“Separation Agreement” has the meaning given in the Recitals.

“Service Coordinator” has the meaning given in Section 2.2.

“Service Provider” means (i) a member of the B/E Group, when it is providing a B/E Service to a member of the KLX Group under the terms of this Agreement; and (ii) a member of the KLX Group, when it is providing a KLX Service to a member of the B/E Group under the terms of this Agreement.

“Service Receiver Data” means either KLX Service Receiver Data or B/E Service Receiver Data, as applicable.

“Service Recipient” means (i) a member of the KLX Group, when it is receiving a B/E Service from a member of the B/E Group under the terms of this Agreement; and (ii) a member of the B/E Group, when it is receiving a KLX Service from a member of the KLX Group under the terms of this Agreement.

“Shared Real Property” has the meaning given in Section 3.1.

“Systems” has the meaning given in Section 6.4(a).

“Term” shall mean, with respect to each of the Transition Services, Migration Assistance or the License granted under Article III, the period of time beginning on the Distribution Date and expiring on the earlier of (i) the date set forth in the applicable Schedule (or if not specified therein, such period as may be reasonably requested by the Service Recipient to which such Transition Service or Migration Assistance is provided or, in the case of the License granted under Article III, by KLX), or (ii) the last day of the twenty-fourth (24th) month following the date hereof, in each case unless earlier terminated pursuant to Section 11.2.

“Terminating Party” has the meaning given in Section 11.2(a).

“Terminating Third Party Service” has the meaning given in Section 11.2(c).

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“Third Party Service” has the meaning given in Section 2.1(b)(i).

“Transition Services” means the B/E Services and the KLX Services.

(b)                                  In this Agreement, except to the extent otherwise provided or where the context otherwise requires:

(i)                                when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)                             the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)                          whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)                         the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)                            the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(vi)                         references to a Person are also to its successors and permitted assigns.

ARTICLE II

SERVICES

Section 2.1                                     Services to be Provided.

(a)                                  In General.

(i)                                     During the applicable Term, and in accordance with the terms and conditions of this Agreement, B/E shall provide (or cause to be provided), or shall cause another member of the B/E Group to provide (or cause to be provided), to KLX or another member of the KLX Group: (1) the services described in Schedule A hereto; and (2) any Additional Services as may be requested in writing by KLX, identifying in reasonable detail the specifics of such service to be performed by a member of the B/E Group (each such service, a “B/E Service”).

(ii)                                  During the applicable Term, and in accordance with the terms and conditions of this Agreement, KLX shall provide (or cause to be provided), or shall cause another member of the KLX Group to provide (or cause to be provided), to B/E or another member of the B/E Group: (1) the services described in Schedule B hereto; and (2) any Additional Services as may be requested in writing by B/E,

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identifying in reasonable detail the specifics of such service to be performed by a member of the KLX Group (each such service, a “KLX Service”).

(b)                                  Third Party Services.

(i)                                     A Service Provider may, in its discretion and with prior written notice to the Service Recipient, engage, or cause another member of the Service Provider’s Group to engage, one or more third parties to provide some or all of the Transition Services (any such Transition Service provided by a third party, a “Third Party Service”).

(ii)                                  To the extent that any third party proprietor of information or software to be disclosed or made available to any Service Recipient in connection with the performance of Transition Services hereunder requires the execution of a specific form of non-disclosure agreement, license agreement, use agreement or other terms and conditions as a condition of its consent to use of the same for the benefit of any member of the Service Recipient’s Group or to permit any member of the Service Recipient’s Group to access such information or software, the Party Recipient will execute, or will cause, as necessary, such other member of the Party Recipient’s Group or its or their respective Representatives to execute, such form or agreement.

(iii)                               Nothing in this Section 2.1(b) shall in any way affect any Party’s obligation to provide (or cause to be provided) the Transition Services pursuant to this Agreement, and the Parties shall remain at all times during the applicable Terms fully responsible for the performance of the Transition Services.

Section 2.2                                     Service Coordinators.

B/E and KLX shall each nominate a representative to act as the primary contact person with respect to the performance of the Services (each, a “Service Coordinator”). Except as otherwise provided herein, all communications relating to the Transition Services provided hereunder shall be directed to the Service Coordinators. Except as set forth on Schedule A or Schedule B, the initial Service Coordinators for B/E and KLX, including relevant contact information, are set forth on Schedule C hereto. Either Party may replace its Service Coordinator at any time by providing prior written notice to the other Party of such replacement. Solely for the avoidance of doubt, any notice or other communications to be given or made pursuant to this Agreement, including any notice of replacement of a Service Coordinator pursuant to this Section 2.2, shall be given or made in accordance with the terms of Section 12.1, and no notice or other communication to any Service Coordinator shall be a proper notice or other communication for the purposes of this Agreement.

Section 2.3                                     Standard of Performance.

Each Party shall (and shall use commercially reasonable efforts to cause any Person performing Transition Services on its behalf to) use commercially reasonable efforts, skill and judgment in providing Transition Services hereunder. Without limiting the foregoing, all Transition Services shall be provided in a timely and workmanlike manner, consistent with the

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manner and level of care with which such Transition Services were provided in the ordinary course prior to the Distribution Date.

Section 2.4                                     Cooperation.

(a)                                  Each Party shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause the other members of such Party’s Group and any third party providing Third Party Services on behalf of any member of such Party’s Group, to cooperate with the members of the other Party’s Group in all matters relating to the provision and receipt of Transition Services and to minimize the expense, distraction and disturbance to the other Party’s Group’s business, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing.

(b)                                  Each Party will use commercially reasonable efforts to provide (and will use commercially reasonable efforts to cause each other member of such Party’s Group to provide) information and documentation sufficient for each Service Provider to perform (or cause to be performed) the Transition Services in the manner and with the level of care they were provided in the ordinary course prior to the Distribution Date, and will use commercially reasonable efforts to make available, as reasonably requested in writing by a Service Provider, sufficient resources and timely decisions, approvals and acceptances in order that such Service Provider may perform (or cause to be performed) its obligations under this Agreement in a timely and efficient manner.

Section 2.5                                     Migration Assistance.

(a)                                  Prior to the end of the applicable Term, each Party shall provide (or cause to be provided) to the other Party (and any other member of the other Party’s Group), upon written request, with such reasonable support and assistance as is necessary to migrate the Transition Services to such other Party’s internal organization or to a third party provider of such other Party or another member of such other Party’s Group (such support and assistance, “Migration Assistance”), which may include, without limitation, (i) consulting, (ii) training, (iii) providing reasonable access to data and other information in the standard format and medium (whether electronic or otherwise) of the Service Provider and (iv) reasonable access during normal business hours to employees of the Service Provider. Any written request for Migration Assistance shall include, in reasonable detail, the requesting Party’s estimate of the scope and cost of such Migration Assistance.

(b)                                  Upon the written request of the other Party, a Party receiving Migration Assistance pursuant to Section 2.5(a) shall pay any actual costs incurred and documented by such other Party (or another member of such other Party’s Group) in connection with any Migration Assistance (other than Migration Assistance provided pursuant to Section 11.2(c)(iv)), whether performed by Representatives of such other Party or by an external service provider; provided, however, that to the extent (i) any such costs materially exceed the estimate included in the written request for such Migration Assistance, or (ii) the scope of the Migration Assistance for which such costs were incurred materially exceeds the scope included in the written request for such Migration Assistance, the party receiving such Migration Assistance shall be under no obligation to pay such costs unless the incurrence of such costs or the increased

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scope of such Migration Assistance, as applicable, was consented to in writing by the Party receiving such Migration Assistance prior to the commencement of such Migration Assistance.

(c)                                   Representatives of the Party providing Migration Assistance shall be granted reasonable access to the respective facilities of the other Party (or another member of the other Party’s Group) during normal business hours.

Section 2.6                                     General Inquiries Assistance. In addition to the obligations set forth herein, for a period of eighteen (18) months after the date of this Agreement, each Party shall (and shall cause each other member of such Party’s Group to) provide general assistance to the other Party (and to the other members of such Party’s Group), by way of responding to reasonable inquiries (whether or not related to Transition Services).

ARTICLE III

REAL ESTATE

Section 3.1                                     KLX Group’s Occupancy Rights.

B/E hereby grants KLX and the other members of the KLX Group a limited, nontransferable and non-sublicenseable license for reasonable use and access to the space utilized by B/E (or any of its Affiliates) in the conduct of the CMS Business as of the date of this Agreement at each of the locations listed on Schedule D hereto (collectively, the “Shared Real Property”) for the sole purpose of transitioning the CMS Business and in accordance with the terms, covenants and conditions hereof. The KLX Group’s right to use and access the Shared Real Property shall be consistent with the use and access of such Shared Real Property in the conduct of the CMS Business as of the Distribution Date, and shall include the right to use and access the fixtures, improvements and furnishings located within the Shared Real Property consistent with the manner of such use and access as of the Distribution Date.

Section 3.2                                     Use.

KLX and the other members of the KLX Group shall use the Shared Real Property (and the fixtures, improvements and furnishings contained therein) for the same purpose as the Shared Real Property is utilized as of the Distribution Date and for no other purpose.

Section 3.3                                     License Fee.

KLX shall pay to B/E, in accordance with the provisions of Article V, a monthly gross license fee for each Shared Real Property as listed on Schedule D hereto (each, a “Monthly License Fee”).

Section 3.4                                     License Term.

The license granted under this Article III will be effective as of the date of this Agreement and will automatically expire on the date which is provided in Schedule D hereto with respect to each location.

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Section 3.5                                     Compliance with B/E and Landlord’s Policies.

To the extent they are or have previously been provided in writing by B/E to KLX, KLX shall (and shall cause the other members of the KLX Group to) comply with (i) the policies and procedures, security requirements and regulations of B/E’s (or such other member of the B/E Group that is lessee thereunder) landlord (whether provided in the relevant lease or otherwise) and (ii) the reasonable policies and procedures, security requirements and rules and regulations of B/E or such other member of the B/E Group, in each case with respect to each Shared Real Property and the KLX Group’s occupancy of the Shared Real Property.

Section 3.6                                     Surrender.

Upon the expiration or termination of the license granted under this Article III, KLX shall, at KLX’s sole cost and expense, (i) remove KLX’s personal property, equipment, trade fixtures and other goods and effects (including those of any other member of the KLX Group), and repair any damage to the Shared Real Property resulting from such removal, and (ii) otherwise quit and deliver up the Shared Real Property peaceably and quietly and in as good order and condition as the same were in on the date of this Agreement, reasonable wear and tear, and damage outside the reasonable control of the relevant member of the KLX Group by fire and the elements excepted; provided, however, that nothing herein shall require KLX (or any other member of the KLX Group) to repair, restore, or in any other way be responsible for any condition of the Shared Real Property not caused by KLX or another member of the KLX Group. In the event KLX fails to repair and perform the aforementioned facilities restoration and otherwise deliver the Shared Real Property as set forth above, B/E shall have the right to make said reasonable repairs and reasonably perform such facilities restoration, charge KLX the reasonable costs of such repairs and restoration, and KLX shall reimburse B/E within thirty (30) days of receipt of invoice. Any property left in the Shared Real Property after the expiration or termination of the license granted under this Article III, and not removed by KLX, shall be deemed to have been abandoned and to be the property of B/E to dispose of as B/E deems expedient and at KLX’s sole cost and expense.

Section 3.7                                     License Rights.

The rights granted herein in favor of the KLX Group are in the nature of a license and shall not create any leasehold or other estate or possessory rights in KLX or any other member of the KLX Group, and if the license granted under this Article III expires or is terminated, KLX and the other members of the KLX Group shall vacate the Shared Real Property, and any occupancy or activity of KLX or the other members of the KLX Group thereafter in the Shared Real Property shall be considered a trespass.

Section 3.8                                     Relocation.

B/E shall have the right, at B/E’s sole cost and expense, and only after receiving KLX’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), to relocate KLX and the other members of the KLX Group to other area(s) of each Shared Real Property by providing KLX reasonable prior written notice, provided that such relocation does not reduce the rights of KLX or increase the obligations of KLX under this

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Agreement or unreasonably interrupt the day-to-day operations of KLX or any other member of the KLX Group.

Section 3.9                                     Alterations.

No member of the KLX Group shall make any alterations, additions or improvements to the Shared Real Property without the prior written consent of B/E.

ARTICLE IV

LIMITATIONS

Section 4.1                                     General Limitations.

Notwithstanding anything to the contrary herein, no Party (nor any other member of either Party’s Group) shall be required to (a) hire any third party service provider to provide any Transition Service, (b) expand its facilities, incur long-term capital expenses, increase its employee headcount or maintain the employment of any specific employee in order to provide any Transition Service, (c) purchase, upgrade, enhance or otherwise modify any computer hardware, software or network environment, (d) provide any support or maintenance services for any computer hardware, software or network environment that has been materially upgraded, enhanced or otherwise modified from the computer hardware, software or network environments in use as of the Distribution Date, or (e) provide Transition Services hereunder that are greater in nature or scope than the comparable services provided in the conduct of the other Party’s business during the twelve (12) months immediately prior to the Distribution Date; provided, however, that nothing in this Section 4.1 shall in any way relieve any obligation of any Party to provide (or cause to be provided) the Transition Services pursuant to this Agreement, and the Parties shall remain, at all time during the Terms, fully responsible for the performance of the Transition Services.

Section 4.2                                     Third Party Limitations.

Each Party acknowledges and agrees that any Transition Services (including Third Party Services) provided using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the Service Provider and such third parties. With respect to such Transition Services, the Party Provider thereof shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other Service Provider thereof to) (a) obtain any necessary consent (including any necessary licenses) from such third parties in order to provide the Transition Services or (b) if any such consent is not obtained, provide acceptable alternative arrangements to provide the relevant Transition Services; provided, however, that, at the written request of the Party Provider, the Party Recipient shall reimburse the Party Provider for any reasonable and documented additional incremental costs incurred by the Service Provider in carrying out its obligations under subsection (a) or (b), above. The Party Recipient shall use commercially reasonable efforts to assist the Party Provider in obtaining any such necessary consent or license.

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Section 4.3                                     Compliance with Laws.

(a)                                  No Party shall provide, or cause to be provided, nor shall any Party be required to provide or cause to be provided, any Transition Service to the extent that the provision of such Transition Service would require such Party, any member of such Party’s Group, or any Representative of such Party, to violate: (i) any applicable Law, (ii) any policies and/or procedures of such Party designed to respond to applicable Law, or (iii) any other policies and/or procedures of such Party in existence as of the Distribution Date, which policy or procedure, in the case of subparagraph (ii) or (iii) above, continues in effect at such Party or another member of such Party’s Group which would otherwise provide such Transition Service.

(b)                                  If any Party cannot provide (or cause to be provided) a Transition Service due to Section 4.3(a), the Parties shall cooperate, in full compliance with Section 2.4(a), to identify a reasonably acceptable alternative arrangement to provide the affected Transition Service; provided, however, that, at the written request of the Party Provider, the Party Recipient shall reimburse the Party Provider for any reasonable and documented additional incremental costs incurred by the Service Provider in providing such Transition Service under such alternative arrangement.

Section 4.4                                     Force Majeure.

(a)                                  The Party Provider shall, at all times during the applicable Terms, use commercially reasonable efforts to provide, or cause to be provided, the Transition Services without interruption. In the event and to the extent that any Service Provider is wholly or partially prevented from, or delayed in, providing one or more Transition Services, or one or more Transition Services are interrupted or suspended, by reason of events beyond the reasonable control of such Service Provider or the other members of such Service Provider’s Group (including acts of God, acts of any Governmental Entity, acts of the public enemy or due to fire, explosions, accidents, floods, embargoes, epidemics, wars, acts of terrorism, nuclear disasters, labor difficulties, civil unrests and/or riots, civil commotions, insurrections, severe or adverse weather conditions, any lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of the Service Provider, the other members of the Service Provider’s Group or, in the case of any Third Party Services, the third party providing such Third Party Service on behalf of the Service Provider or another member of the Service Provider’s Group (each, a “Force Majeure Event”)), the Party Provider shall not be obligated to deliver (or cause to be delivered) the affected Transition Services during such period, and the Party Recipient shall not be obligated to make any payment for any reason hereunder in relation to any Transition Services not delivered; provided, however that, during the duration of a Force Majeure Event, the Party Provider shall use commercially reasonable efforts to avoid or remove such Force Majeure Event, and shall use commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay.

(b)                                  In the event that any Service Provider has knowledge that the provision of any Transition Service is or will be (or would reasonably be expected to be) affected by a Force Majeure Event, the Party Provider shall, to the extent reasonably practicable, promptly provide, in writing, notice of such Force Majeure Event to the Party Recipient,

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describing in reasonable detail such Force Majeure Event, the affected Transition Service, and the Service Provider’s reasonable estimate of the scope and duration of such Force Majeure Event.

Section 4.5                                     Title to Equipment; Management and Control; Reservation of Rights.

(a)                                  Except as otherwise provided herein, all procedures, methods, systems, strategies, tools, equipment, facilities and other resources of any member of the Service Provider’s Group used by such member of the Service Provider’s Group in connection with the provision of Transition Services (the “Equipment”) shall remain the property of such member of the Service Provider’s Group and shall at all times be under the sole direction and control of such member of the Service Provider’s Group.

(b)                                  Except as otherwise provided herein, management of and control over the provision of the Transition Services (including the determination or designation at any time of the Equipment, Personnel and other resources to be used in connection with the provision of the Transition Services) shall reside solely with the Service Provider. Without limiting the generality of the foregoing, all labor matters relating to any employees of the Service Provider or the other members of the Service Provider’s Group shall be within the exclusive control of the Service Provider, and no member of the Service Recipient’s Group shall take any action with regard to such matters. The Party Provider shall provide for and pay (or cause to be provided for and paid) the compensation and other benefits of its employees, including salary, health, accident and workers’ compensation benefits and all taxes and contributions which an employer is required to pay relating to the employment of employees. No member of the Service Recipient’s Group shall in any event be liable to the Service Provider or any other member of the Service Provider’s Group, or to any of their respective Personnel, for any failure on the part of any member of the Service Provider’s Group to perform any obligation on the part of such member of the Service Provider’s Group with regard to the compensation, benefits or taxation of its employees or other Personnel.

(c)                                   Nothing in this Section 4.5 shall in any way affect any right or obligation of any Party, or any allocation of any assets of any Party, as provided in the Separation Agreement or any other Ancillary Agreement or pursuant to any Continuing Arrangement.

Section 4.6                                     Interim Basis Only.

Each Party acknowledges that the purpose of this Agreement is to provide the Transition Services on an interim basis. Accordingly, at all times from and after the Distribution Date, each Party shall use its respective commercially reasonable efforts to make or obtain any approvals, permits or licenses, implement any computer systems and take, or cause to be taken, any and all other actions necessary or advisable for the Service Recipients to provide the Transition Services for themselves as soon as practicable after the date of this Agreement.

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ARTICLE V

PAYMENT

Section 5.1                                     Fees.

(a)                                  In connection with each Transition Service, the Party Recipient shall pay to the Party Provider (i) the fees set forth in the applicable Schedule with respect to such Transition Service, or if not specified therein, fees for such Transition Service as determined by the mutual agreement of both Parties, negotiated in good faith, and (ii) any reasonable and documented third party fees, costs and expenses which are charged to or incurred by the Service Provider or another member of the Service Provider’s Group in connection with provision of Transition Services to the Service Recipient and which are not included in the fees set forth in the Schedules (collectively, the “Fees”).

(b)                                  It is the intent of the Parties that the Fees reasonably approximate the actual cost to the Service Provider of providing the Transition Services, without any intent to cause the Service Provider to receive any profit or incur any loss with respect thereto. If at any time a Party reasonably believes that the Fees with respect to any Transition Service are materially insufficient to compensate the Service Provider for the cost of providing such Transition Service, or that the Fees with respect to any Transition Service materially overcompensate the Service Provider for the cost of providing such Transition Service, such Party shall promptly provide notice to the other Party of the same, identifying such Transition Service and setting forth in reasonable detail its rationale for such belief, and shall include with such notice all available documentation with regard to the cost of providing such Transition Service.

(c)                                   Upon the delivery of a notice pursuant to Section 5.1(b), the Parties shall cooperate, in full compliance with Section 2.4(a), to come to a mutually acceptable agreement with regard to the appropriate Fees for such Transition Service.

Section 5.2                                     Billing and Payment Terms.

(a)                                  Each Party shall invoice the other Party on a monthly basis for any (i) Fees, costs or other amounts payable pursuant to this Agreement; and (ii) in the case of an invoice delivered by B/E, the Monthly License Fee payable with respect to any Shared Real Property.

(b)                                  Each invoice delivered pursuant to Section 5.2(a) shall set forth a brief description of the Transition Services and the Migration Assistance provided, and, with respect to any amounts payable other than Fees pursuant to Section 5.1(a)(i) or the Monthly License Fee, reasonable documentation to support the charges thereon. Any invoice delivered by B/E that includes a Monthly License Fee shall include the month of occupancy of each Shared Real Property to which such Monthly License Fee pertains.

(c)                                   Each invoice delivered pursuant to this Section 5.2 shall be payable within 30 days after the date of the invoice.

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(d)                                 Payment of all invoices provided hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

(e)                                  If any invoice delivered pursuant to (and in compliance with) this Section 5.2 is not paid in full within thirty (30) days after the date of the invoice, interest shall accrue on the unpaid amount at the annual rate equal to the “Prime Rate” as reported on the thirtieth (30th) day after the date of the invoice in The Wall Street Journal (or, if such day is not a business day, the first business day immediately after such day), calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed between the end of the thirty (30)-day payment period and the actual payment date.

(f)                                   If there is an Agreement Dispute between the Parties regarding the amounts shown as billed to the Service Recipient on any invoice, the Party Provider shall, upon the written request of the Party Recipient, furnish to the Party Recipient additional documentation reasonably necessary to substantiate the amounts billed including, but not limited to, listings of the dates, times and amounts of the Transition Services in question where applicable and practicable.

Section 5.3                                    Sales Taxes.

All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (including any such taxes that are required to be withheld, but excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on Transition Services, Monthly License Fees or Migration Assistance (“Sales Taxes”) provided hereunder, and such Sales Taxes will be added to the consideration where applicable. Such Sales Taxes shall be separately stated on the relevant invoice. The Party Recipient shall be responsible for any such Sales Taxes and shall either (i) remit such Sales Taxes to the Party Provider (and the Party Provider shall remit such amounts to the applicable taxing authority) or (ii) provide the Party Provider with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes.

Section 5.4                                    No Offset.

No Party shall withhold any payments to the other Party under this Agreement in order to offset payments due to such Party pursuant to this Agreement, the Separation Agreement or otherwise, unless such withholding is mutually agreed to, in advance, by the Parties.

ARTICLE VI

ACCESS AND SECURITY

Section 6.1                                    Access; Work Policy.

(a)                                 At all times during the Term, each Party shall provide, and shall cause the other member of its Group to provide, the other Party and its Personnel reasonable ingress to and egress from its facilities and premises, and reasonable access to its equipment and Personnel, for any purpose connected with the delivery or receipt of Transition Services

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hereunder, the exercise of any right under this Agreement or the performance of any obligations required by this Agreement.

(b)                                 Each Party shall comply, and shall cause its respective Personnel to comply, with the other Party’s safety and security regulations applicable to each specific site or facility while working at such site or facility. Except as otherwise agreed to by the Parties, each Party shall cause its Personnel to observe the working hours, working rules, and holiday schedules of the other Party while working on the premises of the other Party.

Section 6.2                                    Additional Security Measures.

Each Party acknowledges and agrees that any Service Provider may take physical or information security measures that affect the manner in which Transition Services are provided, so long as the substance or overall functionality of any affected Transition Services remains the same as it was as of the Distribution Date.

Section 6.3                                    Security Breaches.

In the event of a security breach that relates to the Transition Services, the Parties shall, subject to any applicable Law, cooperate with each other in good faith regarding the timing and manner of (a) notification to their respective customers, potential customers, employees and/or agents concerning a breach or potential breach of security and (b) disclosures to appropriate Governmental Entities.

Section 6.4                                    Systems Security.

(a)                                 If any Party or its Personnel are given access to any computer systems or software of any member of the other Party’s Group (“Systems”) in connection with such Party’s performance or receipt of Transition Services, such Party shall comply, and shall cause the other members of its Group and its Personnel to comply, with all of such other Party’s system security policies, procedures and requirements (as amended from time to time, the “Security Regulations”), and will not tamper with, compromise or circumvent any security or audit measures employed by such other Party.

(b)                                 Each Party shall use commercially reasonable efforts to ensure that only those of its Personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its Personnel regarding the restrictions set forth in this Agreement and establishing appropriate policies designed to effectively enforce such restrictions.

(c)                                  If, at any time, either Party determines that the other Party or its Personnel has sought to circumvent, or has circumvented, its Security Regulations, that any unauthorized Personnel of the other Party has accessed its Systems or that the other Party or any of its Personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, such Party shall immediately terminate any such Personnel’s access to the Systems and promptly notify the other Party.

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(d)                                 Each Party shall access and use, and shall cause their respective Personnel to access and use, only those Systems, and only such data and information within such Systems, to which it or they have been granted the right to access and use. Any Party shall have the right to deny the Personnel of the other Party access to such Party’s Systems, after prior written notice and consultation with the other Party, in the event the Party reasonably believes that such Personnel pose a security concern.

Section 6.5                                    Records and Inspection Rights.

Each Party shall maintain, and shall cause the other members of such Party’s Group to maintain, accurate records of the receipts, invoices, reports and other documents relating to the Transition Services (the “Records”) for the period applicable to such Records under B/E’s records retention policy in effect as of the date of this Agreement, following the expiration of the applicable Term, in order to provide the other Party the opportunity to verify the accuracy, completeness and appropriateness of the charges for the Transition Services and that the Transition Services are being provided in accordance with the terms of this Agreement and the applicable Schedule. Upon reasonable written notice from the Party Recipient of any Transition Service, the Party Provider shall make available to the Party Recipient or its Representatives (at the Party Recipient’s sole cost and expense) reasonable access to, or at the Party Recipient’s sole cost and expense, copies of, the Records with respect to such Transition Service during regular business hours.

ARTICLE VII

CONFIDENTIALITY

Section 7.1                                    Confidential Information.

(a)                                 Notwithstanding any termination of this Agreement, the Parties shall hold, and shall cause each of the other members of their respective Groups to hold, and shall each cause their respective Representatives to hold, and shall use commercially reasonable efforts to cause their respective other Personnel to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other Party, any and all Confidential Information concerning the other Party (or any other member of such Party’s Group) or its respective business; provided, however, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Confidential Information and are informed of their obligation to hold such Confidential Information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if the Parties or any other member of their respective Groups are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one Party against the other Party, or (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, each Party shall, to the extent not prohibited by applicable Law, promptly notify the other of the existence of such request or demand and shall provide the

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other a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties will reasonably cooperate in obtaining, at the sole cost of the Party seeking such order or other remedy. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable efforts, at the sole cost and expense of the Party whose Confidential Information is required to be disclosed, to ensure that confidential treatment is accorded such Confidential Information.

(b)                                 Nothing in this Article VII shall in any way affect any right or obligation of any Party with regard to any Party’s Confidential Information as provided in the Separation Agreement or any other Ancillary Agreement or pursuant to any Continuing Arrangement.

ARTICLE VIII

INTELLECTUAL PROPERTY AND DATA

Section 8.1                                    Ownership of Data and Intellectual Property.

(a)                                 KLX shall own all data and information (i) provided by any member of the KLX Group to any member of the B/E Group in connection with such member of the KLX Group’s receipt of Transition Services or (ii) created by or for B/E or any other member of the B/E Group solely in relation to the provision of Transition Services to KLX or another member of the KLX Group (collectively, “KLX Service Receiver Data”).

(b)                                 B/E shall own all data and information (i) provided by any member of the B/E Group to any member of the KLX Group in connection with such member of the B/E Group’s receipt of Transition Services or (ii) created by or for KLX or any other member of the KLX Group solely in relation to the provision of Transition Services to B/E or another member of the B/E Group (collectively, “B/E Service Receiver Data”).

(c)                                  Upon the written request of a Party, and at such Party’s sole cost and expense, any Service Receiver Data in possession of the other Party or any other member of the such other Party’s Group shall be promptly provided to the requesting Party in the format in which such Service Receiver Data is maintained as of the time of such request; provided, however, that such other Party may retain the relevant Service Receiver Data and provide a copy thereof to the requesting Party: (i) if necessary for the Party holding such Service Receiver Data (or any other member of such Party’s Group) to comply with the requirements of Section 6.5, (ii) if necessary for the Party holding such Service Receiver Data (or any other member of such Party’s Group) to continue to provide the Transition Services during the Term; or (iii) if the Party holding such Service Receiver Data (or any other member of such Party’s Group holding such Service Receiver Data) is unable to delete the Service Receiver Data from its archives using commercially reasonable efforts. After completion of the Transition Services hereunder, neither Party nor any other member of either Party’s Group shall retain any copy of Service Receiver Data of the other Party or any other member of the other Party’s Group (unless required by Law or if clause (i) or (iii) above applies), and each Party shall deliver, or cause to be delivered, upon the written request of the other Party, within such time period as the Parties may reasonably

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agree, at the sole cost and expense of the requesting Party, all Service Receiver Data of the requesting Party in its possession (or in the possession of any other member of its Group) to the requesting Party.

(d)                                 All other data, information and Intellectual Property provided by each Party (including each other member of such Party’s Group) and their respective licensors and information, content and software providers in connection with performance of the Transition Services shall remain the property of such Party. No right or license with respect to any Intellectual Property is granted under this Agreement other than as is strictly necessary for a Party to perform, and the other Party to receive and use, the Transition Services as contemplated herein, and then only to the extent of the interest held by the Party granting such right.

ARTICLE IX

LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

Section 9.1                                    Limitation of Liabilities.

(a)                                 EXCEPT IN THE CASE OF FRAUD, IN NO EVENT SHALL ANY MEMBER OF THE B/E GROUP OR THE KLX GROUP BE LIABLE TO ANY MEMBER OF THE KLX GROUP OR THE B/E GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN ARTICLE X.

Section 9.2                                    Disclaimer of Warranties.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SOFTWARE OR HARDWARE PROVIDED HEREUNDER, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

ARTICLE X

INDEMNIFICATION

Section 10.1                             Indemnification of KLX.

(a)                                 Subject to the terms of this Article X, from and after the Distribution Date, B/E shall indemnify and hold harmless KLX and the other members of the KLX Group, and each of their respective Representatives (each, a “KLX Indemnified Person”),

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from and against any and all Indemnifiable Losses incurred by such KLX Indemnified Person arising out of the undertaking, performance or completion by or on behalf of B/E or any other member of the B/E Group of a Transition Service pursuant to this Agreement, to the extent such Indemnifiable Losses arise from the gross negligence or willful misconduct of any member of the B/E Group, or any Representative of B/E.

Section 10.2                             Indemnification of B/E.

(a)                                 Subject to the terms of this Article X, from and after the Distribution Date, KLX shall indemnify and hold harmless B/E and the other members of the B/E Group, and each of their respective Representatives (each, a “B/E Indemnified Person”), from and against any and all Indemnifiable Losses incurred by such B/E Indemnified Person arising out of the undertaking, performance or completion by or on behalf of KLX or any other member of the KLX Group of a Transition Service pursuant to this Agreement, to the extent such Indemnifiable Losses arise from the gross negligence or willful misconduct of any member of the KLX Group, or any Representative of KLX.

Section 10.3                             Indemnification Procedures.

The provisions of Section 7.04 (Procedures for Indemnification), Section 7.05 (Cooperation in Defense and Settlement), Section 7.06 (Indemnification Obligations Net of Insurance Proceeds) and Section 7.07 (Additional Matters; Survival of Indemnities) of the Separation Agreement are incorporated herein by reference and shall apply to this Agreement and the Parties mutatis mutandis.

Section 10.4                             Rights of the Parties.

The rights and obligations of the Parties provided in this Article X shall be in addition to (and not in lieu of) any rights or obligations with respect to indemnification provided pursuant to the Separation Agreement and any Ancillary Agreement or Continuing Arrangement, and nothing herein shall in any way limit the rights and obligations of any Party pursuant thereto.

ARTICLE XI

TERM AND TERMINATION

Section 11.1                             Term of Agreement.

The term of this Agreement shall become effective on the Distribution Date and shall remain in force until the earlier of (a) termination or expiration of all of the respective Terms and (b) termination in accordance with Section 11.2. The obligation of any Party to make a payment for Transition Services or Migration Assistance previously rendered (or, in the case of KLX, to make a payment in respect of a Monthly License Fee previously accrued) shall not be affected by the termination of this Agreement or the expiration of the Term and shall continue until full payment is made.

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Section 11.2                             Termination.

(a)                                 Termination by B/E or KLX. This Agreement may be terminated by either Party (the “Terminating Party”) upon written notice to the other Party, if:

(i)                                     the other Party materially breaches this Agreement (which, for the avoidance of doubt, includes any failure to make payment in full for Transition Services and Migration Assistance, or of any Monthly License Fee, except in a case where there is a good faith dispute thereto) and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; or

(ii)                                  the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.

(b)                                 Partial Termination. Except as otherwise described in the Schedules hereto: (i) a Party Recipient may, on thirty (30) days’ written notice to the Party Provider, terminate its receipt of any specific Transition Service set forth on any part of Schedule A or Schedule B; and (ii) upon receipt of any notice pursuant to Section 4.4(b), the Party Recipient may, upon written notice to the Party Provider, immediately terminate its receipt of any Transition Service affected by any Force Majeure Event described therein. Any termination notice delivered pursuant to this Section 11.2(b) shall specify in detail the Transition Service or Transition Services to be terminated, and the date on which such Transition Service or Transition Services is to be terminated.

(c)                                  Third Party Services. If any Service Provider receives notice from a third party that such third party intends to cease providing a Third Party Service (a “Terminating Third Party Service”) (and such intention is not the result of any action or inaction by any member of the Party Provider or any member of the Party Provider’s Group), and the termination of such Third Party Service would thereby render such Service Provider incapable of providing the relevant Transition Service:

(i)                                     The Party Provider shall elect (in its sole discretion): (1) to obtain such Third Party Service from an alternate third party service provider; or (2) to terminate such Transition Service, effective upon the termination of the Terminating Third Party Service.

(ii)                                  The Party Provider shall promptly notify the Party Recipient of the third party’s impending termination of services and of the Party Provider’s election under Section 11.2(c)(i), and shall include with such notice a copy of any correspondence received from such third party with regard to such Third Party Service, and a description, in reasonable detail, of the affected Transition Service.

(iii)                               In the event the Party Provider elects to obtain such Third Party Service from an alternate third party service provider, such Third Party Service shall continue to be provided to the Service Recipient hereunder; provided, however, that the Service Recipient shall have the option to terminate such Transition Service by

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written notice to the Party Provider, effective upon the termination of the Terminating Third Party Service.

(iv)                              In the event the Party Provider elects to terminate such Third Party Service, such Transition Service shall, effective upon the termination of such Terminating Third Party Service, terminate, and thereafter, notwithstanding anything to the contrary contained herein, no member of the Party Provider’s Group shall have any further obligation to provide such Transition Service to any member of the Party Recipient’s Group; provided, however, that, in the event any Third Party Service is terminated pursuant to this Section 11.2(c)(iv), at the written request of the Party Recipient thereof, the Party Provider shall provide (or cause to be provided), at its sole cost and expense, Migration Assistance to the Service Recipient thereof.

Section 11.3                             Effect of Termination.

In the event that this Agreement is terminated for any reason:

(a)                                 Each Party acknowledges and agrees that the obligations of the Parties to provide the Transition Services, or to cause the Transition Services to be provided hereunder, shall immediately cease. Upon cessation of any Party Provider’s obligation to provide (or cause to be provided) any Transition Service, the Party Recipient shall, and shall cause any other Service Recipient to, stop using, directly or indirectly, such Transition Service.

(b)                                 Upon request, each Party shall, and shall cause the other members of its Group to, return to the other Party all tangible personal property and books, records or files owned by such other Party or its Affiliates and third parties and used in connection with the provision of Transition Services that are in their possession as of the termination date.

(c)                                  The rights and obligations of each Party under Section 4.5(a) (Title to Equipment), Article V (Payment), Section 6.5 (Records and Inspection Rights), Article VII (Confidentiality), Article VIII (Intellectual Property and Data), Article IX (Limitation of Liability; Disclaimer of Warranties), Article X (Indemnification), Section 11.1 (Term of Agreement), Section 11.3 (Effect of Termination) and Article XII (Miscellaneous) shall survive the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1                             Notices.

All notices, requests, claims, demands and other communications hereunder (other than, for the avoidance of doubt, communications relating to the Transition Services provided hereunder and directed to a Service Coordinator pursuant to Section 2.2) shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile (with confirmation of delivery) or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.1):

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(i)                                     if to B/E:

1400 Corporate Center Way

Wellington, FL 33414

Facsimile:        (561) 791-3966

Attention:        General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy:         (212) 848-7179

Attention:        Creighton O’M Condon, Esq.

Robert M. Katz, Esq.

(ii)                                  if to KLX:

1300 Corporate Center Way

Wellington, FL 33414

Facsimile:          (561) 791-5497

Attention:          General Counsel

with copies to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telecopy:         (212) 848-7179

Attention:        Creighton O’M. Condon, Esq.

Robert M. Katz, Esq.

Section 12.2               Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 12.3               Entire Agreement.

The Separation Agreement, this Agreement, the other Ancillary Agreements and the Continuing Arrangements constitute the entire agreement of the Parties and their Affiliates

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with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

Section 12.4               Amendment.

This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties or (b) by a waiver in accordance with Section 12.5.

Section 12.5               Waiver.

Either Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party and (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 12.6               Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that such assignment shall be effective only if, and as of the time when, the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 12.6 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 12.7               Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied (including the provisions of Article X relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 12.8               Currency.

Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 12.9               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.10        Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.10.

Section 12.11        Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 12.12        Relationship of the Parties.

Expect as specifically provided herein, neither Party shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party or in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

B/E AEROSPACE, INC.

By:
Name:
Title:

KLX INC.

By:
Name:
Title:

[Signature Page to Transition Services Agreement]